Exhibit 10.8

EXECUTION COPY

AMENDMENT NO. 1 AND GUARANTEE AGREEMENT

This AMENDMENT NO. 1 AND GUARANTEE AGREEMENT dated as of November 22, 2019 (this “Agreement”) is entered into by FOXTEL MANAGEMENT PTY LIMITED (ABN 65 068 671 938), a company registered under the laws of Australia (“Foxtel Management”), in its own capacity (in such capacity, the “Company”), Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 279 027) (“Foxtel Media” and, together with Sky Cable, each a “Partner” and collectively the “Partners”) and Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the Foxtel Partnership and as agent for the Foxtel Television Partnership (in all such capacities, the “Guarantor” and, the Guarantor, together with the Company, collectively, the “Obligor”), NXE AUSTRALIA PTY LIMITED (ACN 625 190 990), a company registered under the laws of Australia (the “Parent Guarantor” and, together with the Obligor and the Partners, the “Amendment Parties”), each Member Guarantor set forth in Part 1 of Schedule 1 hereto (the “Current Member Guarantors”) and the Noteholders (as defined below) signatory hereto. The holders of Notes as of the date of this Agreement are referred to herein as the “Noteholders”. Capitalized terms used in this Agreement but not defined in this Agreement are used as defined in the Amended Note Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Obligor and the Partners are parties to the Note and Guarantee Agreement dated as of July 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), among the Obligor, the Partners and the purchasers signatory thereto;

WHEREAS, pursuant to the Note Agreement, the Company issued (i) U.S.$150,000,000 aggregate principal amount of its 3.68% Series D Guaranteed Senior Notes due 2019 (which Notes have been repaid in full), (ii) U.S.$200,000,000 aggregate principal amount of its 4.27% Series E Guaranteed Senior Notes due 2022 (the “Series E Notes”), (iii) U.S.$150,000,000 aggregate principal amount of its 4.42% Series F Guaranteed Senior Notes due 2024 (the “Series F Notes”) and (iv) A$100,000,000 aggregate principal amount of its 7.04% Series G Guaranteed Senior Notes due 2022 (the “Series G Notes” and, together with the Series E Notes and the Series F Notes, the “Notes”, such term to include any such notes issued in exchange or substitution therefor pursuant to Section 15 of the Note Agreement);

WHEREAS, the Parent Guarantor is the head entity of the NXEA Consolidated Group, and accordingly all Members are Subsidiaries of the Parent Guarantor;

WHEREAS, as a condition to the agreement of the Noteholders to amend the Note Agreement as set forth herein, the Parent Guarantor shall guarantee the due and punctual performance and observance of all obligations of the Company under the Note Agreement and the Notes and shall become party to the Note Agreement as the “Parent Guarantor” thereunder;

WHEREAS, each of the Current Member Guarantors is party to the Deed of Guarantee dated as of July 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Member Guarantee”);

WHEREAS, (i) the Amendment Parties and the Required Holders have agreed to amend the Note Agreement as set forth more fully herein and (ii) the Current Member Guarantors and the Noteholders signatory hereto have agreed to amend the Member Guarantee as set forth in the Amendment Deed dated the date hereof, in substantially the form of Exhibit 2 to this Agreement (the “Amendment Deed”), made by the Current Member Guarantors for the benefit of the Noteholders; and

WHEREAS, as a condition to the agreement of the Noteholders to amend the Note Agreement as set forth herein, the Parent Guarantor shall cause each Member of the NXEA Consolidated Group set forth on Part 2 of Schedule 1 hereto (each a “New Guaranteeing Member” and collectively, the “New Guaranteeing Members”) to accede to the Member Guarantee (as amended pursuant to the Amendment Deed) as Member Guarantors thereunder.

NOW THEREFORE, in consideration of the mutual covenants and the promises herein contained and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Amendment Parties, the Current Member Guarantors and the Noteholders hereby agree as follows:

SECTION 1. Amendments. On and after the Effective Date (as defined below):

(a) Amendments to the Note Agreement. The Note Agreement shall be and hereby is amended as set forth in Exhibit 1 to this Agreement, with text marked in bold double underline indicating additions to the Note Agreement and with text marked in ~~bold strikethrough~~ indicating deletions to the Note Agreement (the “Amended Note Agreement”).

(b) Amendments to the Member Guarantee. The Member Guarantee shall be amended as set forth in Exhibit 1 to the Amendment Deed (the “Amended Member Guarantee”).

SECTION 2. The Parent Guarantee.

2.01. Guarantee.         The Parent Guarantor hereby guarantees to each holder of any Note or Notes at any time outstanding (a) the prompt payment in full, in U.S. Dollars, in the case of U.S. Dollar Notes, or Australian Dollars, in the case of the Series G Notes, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest on the Notes (including, without limitation, any interest on any overdue principal, Make-Whole Amount and Modified Make-Whole Amount, if any, and, to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Section 13 of the Note Agreement) and all other amounts from time to time owing by the Company under the Note

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Agreement and the Notes (including, without limitation, costs, expenses and taxes in accordance with the terms hereof), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). The Parent Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Parent Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under the Note Agreement, including, without limitation, reasonable counsel fees (all of the foregoing, the “Parent Guarantee”).

All obligations of the Parent Guarantor under this Section 2.01 shall survive the transfer of any Note, and any obligations of the Parent Guarantor under this Section 2.01 with respect to which the underlying obligation of the Company is expressly stated to survive the payment of any Note shall also survive payment of such Note.

2.02 Obligations Unconditional.

(a)        The obligations of the Parent Guarantor under Section 2.01 constitute a present and continuing guaranty of payment and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under the Note Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any Guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Parent Guarantor hereunder shall be absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent Guarantor hereunder which shall remain absolute, unconditional and irrevocable as described above:

(1)        any amendment or modification of any provision of the Note Agreement, any Member Guarantee or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

(2)        any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Note Agreement, the Notes or any Member Guarantee, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

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(3)        any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

(4)        the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Note Agreement, the Notes or any other agreement;

(5)        any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any shares of capital stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

(6)        any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of the Note Agreement, the Notes or any other agreement;

(7)        any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note Agreement, the Notes or any other agreement;

(8)        any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof, and other person providing a Guaranty of, or security for, any of the Guaranteed Obligations; or

(9)        any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full of the Guaranteed Obligations).

(b)        The Parent Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company under the Note Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

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(c)        In the event that the Parent Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Parent Guarantor shall not exercise any subrogation or other rights hereunder or under the Notes and the Parent Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. Prior to the payment in full of the Guaranteed Obligations, if any amount shall be paid to the Parent Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Parent Guarantor agrees that its obligations under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(d)        If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person (other than the Parent Guarantor) of a case or proceeding under a bankruptcy or insolvency law, the Parent Guarantor agrees that, for purposes of the guarantee in this Section 2 and the Parent Guarantor’s obligations under the Parent Guarantee, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of the Note Agreement, and the Parent Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amounts and any other amounts guaranteed hereunder without further notice or demand.

(e)        The guarantee in this Section 2 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

2.03 Obligation to Make Payments in Applicable Currency.

(a)        Any payment on account of an amount that is payable under the Parent Guarantee in U.S. Dollars which is made to or for the account of any holder of U.S. Dollar Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Parent Guarantor, shall constitute a discharge of the Parent Guarantor under the Parent Guarantee only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Parent Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

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(b)        Any payment on account of an amount that is payable under the Parent Guarantee in Australian Dollars which is made to or for the account of any holder of Series G Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Parent Guarantor, shall constitute a discharge of the obligation of the Parent Guarantor under the Parent Guarantee only to the extent of the amount of Australian Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Australian Dollars that could be so purchased is less than the amount of Australian Dollars originally due to such holder, the Parent Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

(c)        Costs and expenses payable by the Parent Guarantor pursuant to Section 17.1 or 17.2 of the Amended Note Agreement shall be paid in either U.S. Dollars or Australian Dollars depending on the currency in which such costs and expenses are incurred and billed, subject to the same indemnity set forth in clause (a) above (in the case of U.S. Dollars) or clause (b) above (in the case of Australian Dollars).

(d)        Any payment under any provision of the Parent Guarantee (other than as specified in clauses (b) and (c) above) shall be in U.S. Dollars and any such payment made in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Parent Guarantor, shall constitute a discharge of the obligation of the Parent Guarantor under the Parent Guarantee only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Parent Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

(e)        The indemnities contained in the foregoing clauses (a) through (d) shall, to the fullest extent permitted by law, constitute obligations separate and independent from the other obligations contained in the Parent Guarantee and shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Notes or under any judgment or order. As used in this Section 2.03, the term “London Banking Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

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SECTION 3.    Representations and Warranties of the Amendment Parties and the Member Guarantors. The Parent Guarantor and the Obligor, jointly and severally, in the case of Sections 3.01 through 3.20, inclusive, and Section 3.25, each Partner in respect of itself in the case of Sections 3.01, 3.02, 3.03, 3.09, 3.13, 3.18(a), 3.19 and 3.20 and each Current Member Guarantor (solely in respect of matters related to such Current Member Guarantor and not in relation to any other Person) in the case of Sections 3.20 through 3.24, inclusive, represents and warrants to each Noteholder on the date hereof and on the Effective Date (as defined below) as follows (and the parties hereto agree that the following representations and warranties shall be deemed to have been made in connection with the Note Agreement and the Notes for all relevant purposes thereof, including without limitation Section 11(e) of the Note Agreement):

3.01.    Organization; Power and Authority. Each Amendment Party is a corporation or partnership, as the case may be, duly organized and validly existing under the laws of its jurisdiction of formation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Amendment Party has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the New Subordination Deeds (as defined below) and to perform the provisions hereof, of the Amended Note Agreement and of the New Subordination Deeds.

3.02.    Authorization, Etc. Each of this Agreement, the Amended Note Agreement and each New Subordination Deed has been duly authorized by all necessary corporate or other organizational action on the part of each Amendment Party, and each of this Agreement, the Amended Note Agreement and the News P/L Subordination Deed (and upon the effectiveness thereof as set forth in the Amended Note Agreement, the Working Capital Subordination Deed) constitutes a legal, valid and binding obligation of such Amendment Party, enforceable against such Amendment Party in accordance with its respective terms, except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance of this Agreement and the New Subordination Deeds and the performance of the Amended Note Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Amendment Party or Member Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, partnership agreement, memorandum and articles of association, regulations or by-laws or other organizational document, or any other agreement or instrument to which any Amendment Party or Member Guarantor or any other Member is bound or by which any Amendment Party or Member Guarantor or any other Member or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Amendment Party or Member Guarantor or any other Member or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Amendment Party or Member Guarantor or any other Member.

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3.04.    Organization and Ownership. (a) The Shareholders beneficially own and control (directly or indirectly) 100% of the NXEA Consolidated Group. All of the outstanding shares of capital stock or similar equity interests of each Member shown in Schedule 3.04 as being owned directly or indirectly by the Parent Guarantor and the Members have been validly issued, are fully paid and nonassessable and are owned by the Parent Guarantor or a Member free and clear of any Lien (except as otherwise disclosed in Schedule 3.04).

(b)        All Members and Subsidiaries of Members are listed on the NXEA Group Structure Diagram set forth in Schedule 3.04. The NXEA Group Structure Diagram is true and correct in all material respects and does not omit any material information or details.

(c)        Schedule 3.04 contains (except as noted therein) complete and correct lists of (i) each Member’s Affiliates, other than Subsidiaries, (ii) the Parent Guarantor’s directors and senior officers and (iii) the Member Guarantors and the New Guaranteeing Members.

(d)        Each Member is a corporation, partnership or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, partnership or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Member has the corporate, partnership or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(e)        No Member is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Note Agreement, the agreements listed on Schedule 3.04 and customary limitations imposed by corporate or partnership law or similar statutes) restricting the ability of such Member to pay dividends out of profits or make any other similar distributions of profits to any Member that owns outstanding shares of capital stock or similar equity interests of such Member.

3.05.    Financial Statements.

The Parent Guarantor has delivered to each Noteholder copies of consolidated financial statements of the NXEA Consolidated Group listed on Schedule 3.05. All of said financial statements (including in each case the related schedules and notes) have been prepared in accordance with Relevant GAAP, the Corporations Act and any regulations made under the Corporations Act, in each case consistently applied unless therein expressly noted, and give a true and fair view of (if audited) or fairly present (if unaudited), the consolidated financial position of the NXEA Consolidated Group as of the respective dates and for the respective periods specified in such Schedule (subject, in the case of any interim financial statements, to normal year-end adjustments).

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3.06.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Amendment Party of this Agreement or either New Subordination Deed or the performance of the Amended Note Agreement, including, without limitation, any thereof required in connection with the obtaining of U.S. Dollars or Australian Dollars, as applicable, to make payments under this Agreement and the Amended Note Agreement and the payment of such U.S. Dollars or Australian Dollars, as applicable, to Persons resident in the United States of America, Canada, Japan or Australia, as the case may be. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Australia of this Agreement, the Amended Note Agreement or either New Subordination Deed that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

3.07.    Litigation; Observance of Agreements; Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent Guarantor, threatened against or affecting any Member or any property of any Member in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)        No Member is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, but only to the extent applicable thereto, Environmental Laws and any of the laws and regulations that are referred to in Section 3.13) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.08.    Taxes. Each Member has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments or filings related thereto (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the relevant Member has established adequate reserves in accordance with Relevant GAAP. The Parent Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the NXEA Consolidated Group and each Member in respect of federal, state or other taxes for all fiscal periods are adequate.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of Australia or any political subdivision thereof will be incurred by any Amendment Party or any Noteholder as a result of the execution or delivery of this Agreement and the Amended Note Agreement and no deduction or withholding in respect of Taxes imposed by or for the account of Australia or, to the knowledge of any Amendment Party, any other Taxing Jurisdiction, is required to be made from

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any payment by any Amendment Party under this Agreement or the Amended Note Agreement, except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of Australia or any political subdivision thereof arising out of circumstances described in clauses (a) through (f), inclusive, of Section 13 of the Amended Note Agreement or Section 4 of this Agreement, as applicable.

3.09.    Title to Property; Leases. The Parent Guarantor and each Member has good and sufficient title to its respective properties that individually or in the aggregate are Material, in each case free and clear of Liens prohibited by the Amended Note Agreement, except where failure to have such title could not reasonably be expected to have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

3.10.    Licenses, Permits, etc. (a) Each Member owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto necessary for the conduct of their respective businesses without known conflict in any respect with the rights of others;

(b)        To the best knowledge of the Parent Guarantor, no product of any Member infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person;

(c)        To the best knowledge of the Parent Guarantor, there is no violation by any Person of any right of any Member with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Member;

except in any of the foregoing cases, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

3.11.    Compliance with ERISA; Non-U.S. Plans. (a) Neither the Parent Guarantor nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or section 4975 of the Code. Neither the Parent Guarantor nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in section 4975 of the Code) with respect to any such plan.

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(b)        The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the relevant Member’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)        No Member has incurred any Material obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d)        All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by any Member have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

3.12.    Existing Indebtedness. (a) Except as described therein, Schedule 3.12 sets forth a complete and correct summary list of outstanding Indebtedness of the NXEA Consolidated Group as of November 22, 2019 (including a description of the obligors and obligees, principal amount outstanding, collateral therefor, if any, Guaranty thereof, if any, and whether such Indebtedness is Subordinated Debt), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the NXEA Consolidated Group. No Member is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Member and no event or condition exists with respect to any Indebtedness of any Member that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)        Except as disclosed in Schedule 3.12, no Member has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6(b) of the Amended Note Agreement.

(c)        The Parent Guarantor is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent Guarantor, except as specifically indicated in Schedule 3.12.

3.13.     Foreign Asset Control Regulations, Etc.

(a)        No Amendment Party or any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

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(b)        No Amendment Party or any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Parent Guarantor’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)        The Parent Guarantor and the Obligor have established procedures and controls that they reasonably believe are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and the Obligor and each Controlled Entity are and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(d)        As used in this Section 3.13, the following terms have the respective meanings set forth below:

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the term “Controlled” shall have a correlative meaning.

“Controlled Entity” means any Subsidiary of the Parent Guarantor and any of its or the Parent Guarantor’s respective Controlled Affiliates.

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“OFAC” means the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs as of the date of this Agreement may be found at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

3.14.     Status under certain United States Statutes. (a) None of the Parent Guarantor, the Obligor, the FOXTEL Partnership, the FOXTEL Television Partnership, any Current Member Guarantor or any New Guaranteeing Member is required to register as an “investment company” under the United States Investment Company Act of 1940, as amended, and (b) no Member is subject to regulation under the United States Federal Power Act, as amended.

3.15.     Environmental Matters. (a) No Member has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Member or any of its real properties now or formerly owned, leased or operated by such Member or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

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(b)         No Member has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)         No Member has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)         All buildings on all real properties now owned, leased or operated by any Member are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

3.16.     Ranking. All liabilities of the Company under the Notes and of each Amendment Party under this Agreement and the Amended Note Agreement rank at least pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company or such Amendment Party.

3.17.     No Defaults. Both immediately prior to and after giving effect to the terms of this Agreement, no Default or Event of Default has occurred and is continuing.

3.18.     Not a Trustee. No Amendment Party (a) enters into this Agreement or the Amended Note Agreement as the trustee of any trust and none of the Partnership Property is held by a Partner as trustee of any trust or (b) holds any assets as the trustee of any trust.

3.19.     No Immunity. No Amendment Party nor any property of any Amendment Party has immunity from the jurisdiction of a court or from legal process.

3.20.     Solvency. Each Amendment Party and each Current Member Guarantor is solvent and able to pay its debts as and when they fall due and no Amendment Party nor any Current Member Guarantor will be rendered insolvent as a result of entering into the transactions contemplated by this Agreement.

3.21.     Organization; Power and Authority. Such Current Member Guarantor is a corporation duly organized and validly existing under the laws of its jurisdiction of formation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Current Member Guarantor has the corporate power and authority to execute and deliver this Agreement and the Amendment Deed and to perform the provisions hereof and thereof and of the Amended Member Guarantee.

3.22.     Authorization, Etc. Each of this Agreement and the Amendment Deed has been duly authorized by all necessary corporate or other organizational action on the part of such Current Member Guarantor and each of this Agreement, the Amendment Deed and the Amended Member Guarantee constitutes a legal, valid and binding obligation of such Current Member Guarantor, enforceable against such Current Member Guarantor in accordance with its terms,

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except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.23.     Compliance with Laws, Other Instruments, Etc. The execution and delivery by such Current Member Guarantor of this Agreement and the Amendment Deed and the performance hereof and thereof and of the Amended Member Guarantee will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Current Member Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, partnership agreement, memorandum and articles of association, regulations or by-laws or other organizational document, or any other agreement or instrument to which such Current Member Guarantor is bound or by which any such Current Member Guarantor or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Current Member Guarantor or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Current Member Guarantor.

3.24.     Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by such Current Member Guarantor of this Agreement or the Amendment Deed or the performance hereof or thereof or of the Amended Member Guarantee including, without limitation, any thereof required in connection with the obtaining of U.S. Dollars or Australian Dollars, as applicable, to make payments under the Amended Member Guarantee and the payment of such U.S. Dollars or Australian Dollars, as applicable, to Persons resident in the United States of America, Canada, Japan or Australia, as the case may be. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the United States of America or in Australia of this Agreement, the Amendment Deed or the Amended Member Guarantee that this Agreement, the Amendment Deed or the Amended Member Guarantee or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

3.25.     Consideration. No remuneration, whether by way of supplemental or additional interest or any fee or similar payment or security or other credit support, has been provided to or on behalf of any creditor with respect to Indebtedness of the Parent Guarantor, the Obligor or any Member as consideration for such creditor agreeing to the same or similar matters or waivers set forth in this Agreement, and no such remuneration shall be so provided unless the same level of remuneration is paid to each Noteholder (whether as a flat fee or flat compensation or based on a percentage or other metric of outstanding obligations or otherwise). The foregoing representation shall not apply with respect to standard establishment fees paid by the Parent Guarantor, the Obligor or any Member in the ordinary course in connection with entering into any bank facility agreement.

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SECTION 4. Tax Indemnification. All payments whatsoever under this Agreement, the Amended Note Agreement and the Parent Guarantee (the “Parent Guarantor Documents”) will be made by the Parent Guarantor in lawful currency of the United States of America (in the case of payments in respect of the U.S. Dollar Notes) or Australia (in the case of payments in respect of the Series G Notes) free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States, Canada (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Canada), Japan (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Japan) or Australia (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Australia) (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Parent Guarantor under any Parent Guarantor Document, the Parent Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of the relevant Parent Guarantor Document after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of the relevant Parent Guarantor Document before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)        any Excluded Tax;

(b)        with respect to a holder of any Note, any Tax that would not have been imposed but for any breach by such holder of any representation made or deemed to have been made by such holder pursuant to Section 6.3(a), 6.3(c) or 6.3(d) of the Amended Note Agreement;

(c)        any Tax that would not have been imposed had any holder of a Note that is an Australian tax resident or holds the Note in connection with a permanent establishment in Australia provided the Company with:

(i)        its Australian business number; or

(ii)        its Australian tax file number or evidence of an exemption from providing an Australian tax file number;

(d)        any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the

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Taxing Jurisdiction, other than the mere holding of the relevant Note (with the benefit of the Parent Guarantee) or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Parent Guarantor, after the date hereof, opening an office in, moving an office to, changing the taxing jurisdiction from or through which payments on account of any Parent Guarantor Documents are made, or changing its jurisdiction of organization, to the Taxing Jurisdiction imposing the relevant Tax;

(e)        any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Parent Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (e) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Parent Guarantor no later than 45 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any); or

(f)        any combination of clauses (a), (b), (c), (d) and (e) above;

and provided further that in no event shall the Parent Guarantor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America, Canada, Japan, Australia or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of Closing in excess of the amounts that the Parent Guarantor would be obligated to pay if such holder had been a resident of the United States of America, Canada, Japan, Australia or such other jurisdiction, as applicable (and, to the extent applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America, Canada, Japan, Australia or such other jurisdiction and the relevant Taxing Jurisdiction to the extent that such eligibility would reduce such additional amounts), or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Parent Guarantor shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note with the benefit of this Parent Guarantee, the holder of such Note agrees, subject to the limitations of clause (e) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Parent

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Guarantor all such forms, certificates, documents and returns provided to such holder by the Parent Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of an applicable tax treaty and (y) provide the Parent Guarantor with such information with respect to such holder as the Parent Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 4 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Parent Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 45 days following a written request of the Parent Guarantor (which request shall be accompanied by copies of such Form) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date hereof, the Parent Guarantor will furnish each Noteholder with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the relevant Taxing Jurisdiction pursuant to clause (e) of the second paragraph of this Section 4, if any, and in connection with the transfer of any Note, the Parent Guarantor will furnish the transferee of any Note with copies of any Form and English translation then required.

If any payment is made by the Parent Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and additional amounts are paid by the Parent Guarantor pursuant to this Section 4, then, if such holder has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Parent Guarantor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (e) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Parent Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Parent Guarantor of any Tax in respect of any amounts paid under any Parent Guarantor Document the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Parent Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

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If the Parent Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Parent Guarantor would be required to pay any additional amount under this Section 4, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Parent Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Parent Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Parent Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Parent Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Parent Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Parent Guarantor under this Section 4 shall survive the payment or transfer of any Note and the provisions of this Section 4 shall also apply to successive transferees of the Notes.

SECTION 5. Noteholder Representations and Agreements. Each Noteholder signatory hereto agrees and severally represents and warrants on the date hereof and on the Effective Date as follows:

5.01.     Consent to Amend the Member Guarantee. Such Noteholder acknowledges and agrees that its signature to this Agreement shall constitute written consent to the amendment of the Member Guarantee pursuant to the Amendment Deed for purposes of Section 5.01 of the Member Guarantee.

5.02.     Ownership of Notes. Such Noteholder (a) either (i) is the sole legal and beneficial owner of the principal amount of Notes set forth on its signature page hereto or (ii) has investment or voting discretion with respect to such Notes and has the power and authority to bind the beneficial owner(s) of such Notes to the terms of this Agreement and (b) has full power and authority to vote on and consent to matters concerning such Notes.

SECTION 6. Conditions to Effectiveness. This Agreement shall become effective as of the date when all of the following conditions shall have been fulfilled (such date, the “Effective Date”):

6.01.     Execution and Delivery. This Agreement shall have been duly executed and delivered by the Amendment Parties, each Current Member Guarantor and the Required Holders. The Amendment Deed shall have been duly executed and delivered by each Current Member Guarantor.

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6.02.     Representations. All representations and warranties set forth in Section 3 of this Agreement are true and correct.

6.03.     Amendment Fee. The Parent Guarantor shall have paid (or caused to be paid) to each Noteholder (even if such Noteholder is not a party to this Agreement) the full amount of an amendment fee equal to 0.15% (15 basis points) of the outstanding principal amount of the Notes held by such Noteholder as of the date hereof, which fee shall be fully earned upon payment thereof.

6.04.     Accession to the Note Agreement. Each Noteholder shall have received from the Parent Guarantor a duly executed and delivered accession page to the Note Agreement in the form of Exhibit 3 to this Agreement, whereby the Parent Guarantor shall become party to the Note Agreement.

6.05.     Rating. Each Noteholder shall have received evidence reasonably satisfactory to it that the Notes will be assigned a credit rating of at least “BBB-” from Fitch after giving effect to this Agreement and the Parent Guarantee (subject only to receipt by Fitch of final documentation relating to this Agreement and the Amended Note Agreement).

6.06.     Opinion Letters. Each Noteholder shall have received legal opinions in form and substance reasonably satisfactory to such Noteholder from (a) Sidley Austin, U.S. counsel for the Amendment Parties and the Current Member Guarantors, substantially in the form attached as Exhibit 6.06(a), (b) Allens, Australian counsel for the Amendment Parties, the Current Member Guarantors and certain New Guaranteeing Members, substantially in the form attached as Exhibit 6.06(b) and (c) Fennemore Craig Jones Vargas, Nevada legal counsel for certain New Guaranteeing Members, substantially in the form attached as Exhibit 6.06(c).

6.07.     Officer’s Certificate. Each Noteholder shall have received an Officer’s Certificate of (a) the Parent Guarantor certifying that immediately before and after giving effect to the amendments and guarantee set forth in this Agreement, no Default or Event of Default shall have occurred and be continuing (both as of the Effective Date and, with respect to Sections 10.7 and 10.8 of the Amended Note Agreement, assuming that such amendments and guarantee had occurred on the last day of the immediately preceding fiscal quarter of the NXEA Consolidated Group and giving pro forma effect to such amendments and guarantee for the relevant period), (b) each Amendment Party certifying as to the resolutions attached thereto and other corporate or partnership, as the case may be, proceedings relating to the authorization, execution and delivery of this Agreement and the performance by such Amendment Party of this Agreement and the Amended Note Agreement, (c) each Current Member Guarantor certifying as to the resolutions attached thereto and other corporate or other organizational proceedings relating to the authorization, execution and delivery of this Agreement and the Amendment Deed and the performance by such Current Member Guarantor of this Agreement, the Amendment Deed and the Amended Member Guarantee and (d) each New Guaranteeing Member certifying (i) as to the resolutions attached thereto and other corporate or other organizational proceedings relating to the authorization, execution and delivery of the Accession Deed to the Member Guarantee (the “Accession Deed”) and the performance by such New Guaranteeing Member of the Accession Deed and the Amended Member Guarantee and (ii) that such New Guaranteeing Member is, and after giving effect to the Accession Deed will be, solvent and able to pay all of its debts as and when they become due and payable.

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6.08.     Member Guarantees. Each Noteholder shall have received an Accession Deed, in substantially the form set forth as Annex II to the Amended Member Guarantee, executed by each New Guaranteeing Member, pursuant to Section 9.8 of the Amended Note Agreement, whereby each New Guaranteeing Member shall become a party to the Amended Member Guarantee.

6.09.     Payment of Fees and Expenses. The Amendment Parties shall have paid all reasonable fees and expenses of the Noteholders, including without limitation the reasonable fees and expenses of Chapman and Cutler LLP, United States special counsel to the Noteholders, in connection with the transactions contemplated hereby.

6.10.     Registered Agent. The Amendment Parties shall have delivered to the Noteholders evidence of the acceptance by National Registered Agents, Inc. of the appointment and designation provided for by Section 24.10(e) of the Amended Note Agreement (in the case of the Parent Guarantor) and Section 5.03(e) of the Amended Member Guarantee (in the case of the New Guaranteeing Members), in each case for the period from the date of this Agreement through July 25, 2025 (and the payment in full of all fees in respect thereof).

6.11.     CTDP Amendment and Syndicated Facility Agreement. The Parent Guarantor shall have delivered to the Noteholders a copy of (a) an amendment to the CTDP, which amendment shall incorporate the same or substantially similar amendments as set forth in Section 1(a) of this Agreement and (b) the Syndicated Facility Agreement as of 14 November 2019, among the Foxtel Agent, each MLAB (as defined therein) party thereto, each Initial Financier (as defined therein) party thereto and Commonwealth Bank of Australia as Facility Agent (as defined therein), which Syndicated Facility Agreement shall provide for A$610,000,000 in revolving loan availability to the Company for a term of at least three years.

6.12.     News P/L Subordination Deed, Working Capital Subordination Deed and Senior Debt Nomination Letters. The Parent Guarantor shall have delivered to the Noteholders a copy of the (a) Subordination Deed Poll dated as of 15 November 2019 between News Pty Limited, FS (Australia) I Pty Limited and the Parent Guarantor (the “News P/L Subordination Deed”), providing for the subordination of the (i) A$50,000,000 Subordinated Shareholder Loan Agreement dated 21 December 2018 between News Pty Limited and the Parent Guarantor, (ii) A$250,000,000 Subordinated Shareholder Loan Agreement dated 27 March 2019 between News Pty Limited and the Parent Guarantor, (iii) A$200,000,000 Subordinated Shareholder Loan Agreement dated 29 May 2019 between News Pty Limited and the Parent Guarantor and (iv) A$200,000,000 Subordinated Shareholder Loan Agreement dated 7 November 2019 between FS (Australia) I Pty Limited and the Parent Guarantor, (b) the Working Capital Subordination Deed Poll dated as of 15 November 2019 between FS (Australia) I Pty Limited and the Foxtel Agent (the “Working Capital Subordination Deed” and, together with the News P/L Subordination Deed, each a “New Subordination Deed”), providing for the subordination of the A$200,000,000 Working Capital Facility Agreement dated 24 July 2019 between FS (Australia) I Pty Limited and the Foxtel Agent upon the effectiveness thereof as set forth in the Amended Note Agreement, and the News P/L Subordination Deed shall be in full force and effect and (c) Senior Debt Nomination Letters (as defined in each New Subordination Deed) as of 15

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November 2019 duly executed by the Parent Guarantor and nominating the Amended Note Agreement, the Notes and each Member Guarantee as “Senior Debt Documents” and otherwise in form and substance reasonably satisfactory to the Required Holders.

SECTION 7.   Miscellaneous.

7.01.     Ratification of Note Agreement and Notes; Agreement Unchanged. The Note Agreement is in all respects ratified and confirmed by each Amendment Party and each Note is in all respects ratified and confirmed by the Company, and the respective terms, covenants and agreements thereof shall remain unchanged and in full force and effect except as otherwise set forth in this Agreement.

7.02.     Ratification of Member Guarantee. Each Current Member Guarantor hereby acknowledges and consents to this Agreement and the Amended Note Agreement and the transactions contemplated thereby and hereby unconditionally affirms such Current Member Guarantor’s obligations under the Amended Member Guarantee.

7.03.     Amendment to Section 2. Section 2 of this Agreement may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor and the holder of each Note at the time outstanding affected thereby.

7.04.     Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

7.05.     Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Remainder of page intentionally blank.]

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If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement among the parties set forth below.

Very truly yours,

Signed for NXE AUSTRALIA PTY LIMITED by its attorney under power of attorney in the presence of:

/s/ Rachael Arena	/s/ Patrick Delany
Witness Signature	Attorney Signature

Print Name	Print Name

Signed for FOXTEL MANAGEMENT PTY LIMITED, in its own capacity, by its attorney under power of attorney in the presence of:

/s/ Rachael Arena	/s/ Patrick Delany
Witness Signature	Attorney Signature

Print Name	Print Name

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

Signed for FOXTEL MANAGEMENT PTY LIMITED, in its capacity as agent for the Partners as a partnership carrying on the business of the FOXTEL Partnership and as agent for the FOXTEL Television Partnership, by its attorney under power of attorney in the presence of:

/s/ Rachael Arena	/s/ Patrick Delany
Witness Signature	Attorney Signature

Print Name	Print Name

Signed for SKY CABLE PTY LIMITED by its attorney under power of attorney in the presence of:

/s/ Rachael Arena	/s/ Patrick Delany
Witness Signature	Attorney Signature

Print Name	Print Name

Signed for FOXTEL MEDIA PTY LIMITED by its attorney under power of attorney in the presence of:

/s/ Rachael Arena	/s/ Patrick Delany
Witness Signature	Attorney Signature

Print Name	Print Name

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

CURRENT MEMBER GUARANTORS

Signed for each of:

LGI Investments 1 Pty Limited

LGI Investments 2 Pty Limited

Austar United Communications Pty Limited

LGI Bidco Pty Limited

Austar United Holdings Pty Limited

STV Pty. Ltd.

Chippawa Pty. Ltd.

Windytide Pty. Ltd.

Selectra Pty. Ltd.

Kidillia Pty. Ltd.

Dovevale Pty. Ltd.

Wollongong Microwave Pty Ltd

CTV Pty. Ltd.

Ilona Investments Pty. Ltd.

Jacolyn Pty. Ltd.

Vinatech Pty. Ltd.

Minorite Pty. Ltd.

Austar United Mobility Pty Ltd

Austar United Broadband Pty Ltd

eisa Finance Pty Limited

Artson System Pty Ltd

Austar United Holdcol Pty Ltd

Continental Century Pay TV Pty Limited

UAP Australia Programming Pty Ltd

Saturn (NZ) Holding Company Pty Ltd

Century United Programming Ventures Pty Limited

XYZnetworks Pty Limited

Austar Satellite Ventures Pty Ltd

Austar Entertainment Pty Limited

Austar Services Pty Ltd

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

The Country Music Channel Pty Limited

The Weather Channel Australia Pty Ltd

Austar Satellite Pty Ltd

Customer Services Pty Limited

Foxtel Cable Television Pty Limited

Presto Entertainment Pty Limited

Foxtel Finance Pty Limited

Foxtel Holdings Pty Limited

Foxtel Australia Pty Limited

Presto TV Pty Limited

Streamotion Pty Ltd

by its attorney under power of attorney in the presence of:

/s/ Rachael Arena	/s/ Patrick Delany
Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Century Programming Ventures Corp. in the presence of:

/s/ Rachael Arena	/s/ Patrick Delany
Witness Signature	Signature of Authorised Signatory

Print Name	Name of Authorised Signatory

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

TEACHERS INSURANCE AND ANNUITY ASSOCIATlON OF AMERICA

By: Nuveen Alternatives Advisors LLC, its investment manager

By:	/s/ Jeffrey Hughes
	Name:	Jeffrey Hughes Senior Director
Title:

Notes:

Series	Principal Amount

E	U.S.$75,000,000

F	U.S.$50,000,000

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

METLIFE INSURANCE K.K.

By: MetLife Investment Management, LLC, its investment manager

By:	/s/ Judith A. Gulotta

Name: Judith A. Gulotta
Title: Authorized Signatory

Notes:

Series	Principal Amount

E	N/A

F	N/A

G	A$l00,000,000

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Barings LLC as Investment Adviser

By:	/s/ James Moore
Name: James Moore
Title: Managing Director

Notes:

Series	Principal Amount

E	U.S.$21,000,000

F	U.S.$27,000,000

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

RELIASTAR LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

(f/k/a ING LIFE INSURANCE AND ANNUITY COMPANY)

MIDWESTERN UNITED LIFE INSURANCE COMPANY

By: Voya Investment Management LLC, as Agent

By:	/s/ Joshua A. Winchester
Name: Joshua A. Winchester
Title: Vice President

NN LIFE INSURANCE COMPANY LTD.

(f/k/a ING LIFE INSURANCE COMPANY LTD.)

By: Voya Investment Management LLC, as Attorney in fact

By:	/s/ Joshua A. Winchester
Name: Joshua A. Winchester
Title: Vice President

Notes:

Series	Principal Amount

E	U.S.$12,500,000	(ReliaStar Life Insurance Company)

E	U.S.$4,800,000	(Voya Retirement Insurance and Annuity Company) (f/k/a ING Life Insurance and Annuity Company)

E	U.S.$3,000,000	(NN Life Insurance Company Ltd.) (f/k/a ING Life Insurance Company Ltd.)

E	U.S.$1,700,000	(ReliaStar Life Insurance Company of New York)

E	U.S.$1,000,000	(Midwestern United Life Insurance Company)

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By: Apollo Insurance Solutions Group LLC, its investment adviser

By: Apollo Capital Management, L.P., its sub adviser

By: Apollo Capital Management GP, LLC, its General Partner

By	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notes:

Series	Principal Amount

E	U.S.$13,000,000

F	N/A

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

ATHENE ANNUITY AND LIFE COMPANY

By: Apollo Insurance Solutions Group LLC, its investment adviser

By: Apollo Capital Management, L.P., its sub adviser

By: Apollo Capital Management GP, LLC, its General Partner

By	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notes:

Series	Principal Amount

E	N/A

F	U.S.$17,000,000

G	N/A

Foxtel 20l2 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

ATHENE LIFE INSURANCE COMPANY OF NEW YORK

By: Apollo Insurance Solutions Group LLC, its investment adviser

By: Apollo Capital Management, L.P., its sub adviser

By: Apollo Capital Management GP, LLC, its General Partner

By	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notes:

Series	Principal Amount

E	N/A

F	U.S.$3,500,000

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

ROYAL NEIGHBORS OF AMERICA

By: Apollo RN Credit Management, LLC, its investment adviser

By: Apollo Capital Management, L.P., its sole member

By: Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President:

Notes:

Series	Principal Amount

E	N/A

F	U.S.$1,500,000

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS HEREBY ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Macquarie Investment Management Advisers, a series of Macquarie Investment

Management Business Trust, Attorney in Fact

By:	/s/ Frank G. LaTorraca
Name: Frank G. LaTorraca
Title: Managing Director

Notes:

Series	Principal Amount

E	U.S.$10,000,000

F	U.S.$7,000,000

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS HEREBY ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

TRANSAMERICA LIFE INSURANCE COMPANY

By: AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
Name: Josh Prieskorn
Title: Vice President

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By: AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
Name: Josh Prieskorn
Title: Vice President

Notes:

Series	Principal Amount

E	U.S.$10,000,000	(Transamerica Life Insurance Company)

F	U.S.$10,000,000	(Transamerica Financial Life Insurance Company)

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS HEREBY ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

CMFG LIFE INSURANCE COMPANY CUMIS INSURANCE SOCIETY, INC.

By: MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By:	/s/ Allen R. Cantrell
Name: Allen R. Cantrell
Title: Managing Director, Investments

Notes:

Series	Principal Amount

E	N/A

F	U.S.$10,000,000	(CMFG Life Insurance Company)

F	U.S.$2,000,000	(CUMIS Insurance Society, Inc.)

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS HEREBY ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

JACKSON NATIONAL LIFE INSURANCE COMPANY

By: PPM America, Inc., as attorney in fact,

on behalf of Jackson National Life Insurance Company

By:	/s/ John Heshelman
Name:
Title:

Notes:

Series	Principal Amount

E	U.S.$10,000,000

F	N/A

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS HEREBY ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

By:	/s/ Kevin L. Howard
Name: Kevin L. Howard
Title: Vice President & Deputy General Counsel

By:	/s/ Brendan M. White
Name: Brendan M. White
Title: Senior Vice President

COLUMBUS LIFE INSURANCE COMPANY

By:	/s/ Kevin L. Howard
Name: Kevin L. Howard
Title: Vice President & Deputy General Counsel

By:	/s/ Brendan M. White
Name: Brendan M. White
Title: Senior Vice President

THE LAFAYETTE LIFE INSURANCE COMPANY

By:	/s/ Kevin L. Howard
Name: Kevin L. Howard
Title: Vice President & Deputy General Counsel

By:	/s/ Brendan M. White
Name: Brendan M. White
Title: Senior Vice President

Notes:
Series	Principal Amount

E	U.S.$3,000,000	(Western-Southern Life Assurance Company)

E	U.S.$3,000,000	(Columbus Life Insurance Company)

E	U.S.$3,000,000	(The Lafayette Life Insurance Company)

F	N/A

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Sasha Kamper

	Name:	Sasha Kamper
	Title:	Private Placement Portfolio Manager

Notes:

Series	Principal Amount

E	U.S.$8,000,000

F	N/A

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

RGA REINSURANCE COMPANY, a Missouri corporation

By:	/s/ Brian Butchko
Name: Brian Butchko
Title: Senior Vice President

Notes:

Series	Principal Amount

E	N/A

F	U.S.$6,000,000

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

AMERICO FINANCIAL LIFE AND ANNUITY- U6F1

By:	/s/ Gregory A. Hamilton
	Name:	Gregory A. Hamilton
	Title:	Senior Vice President

Notes:

Series	Principal Amount

E	U.S.$4,000,000

F	N/A

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Annette M. Teders
Name: Annette M. Teders
Title: Vice President

Notes:

Series	Principal Amount

E	U.S.$1,000,000

F	U.S.$2,000,000

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

NATIONAL MUTUAL BENEFIT

By: Prime Advisors, Inc., its Attorney-in-Fact

By:	/s/ Naomi U. Joy
Name: Naomi U. Joy
Title: Vice President

Notes:

Series	Principal Amount

E	U.S.$1,000,000

F	N/A

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

THE FOREGOING AGREEMENT IS

HEREBY ACCEPTED AND AGREED

TO AS OF THE DATE FIRST ABOVE

WRITTEN:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name: Brian Keating
Title: Senior Managing Director

Notes:

Series	Principal Amount

E	U.S.$15,000,000

F	N/A

G	N/A

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

SCHEDULE 1

MEMBER GUARANTORS

Part 1 – Current Member Guarantors

Member Guarantor	ACN

LGI Investments 1 Pty Limited	151 765 007

LGI Investments 2 Pty Limited	151 767 421

Austar United Communications Pty Limited	087 695 707

LGI Bidco Pty Limited	151 767 449

Austar United Holdings Pty Limited	146 562 263

STV Pty. Ltd.	065 312 450

Chippawa Pty. Ltd.	068 943 635

Windytide Pty. Ltd.	068 943 546

Selectra Pty. Ltd.	065 367 526

Kidillia Pty. Ltd.	068 943 608

Dovevale Pty. Ltd.	068 943 591

Wollongong Microwave Pty Ltd	065 146 321

CTV Pty. Ltd.	064 416 128

Ilona Investments Pty. Ltd.	068 943 626

Jacolyn Pty. Ltd.	064 744 869

Vinatech Pty. Ltd.	065 366 314

Minorite Pty. Ltd.	068 943 484

Austar United Mobility Pty Ltd	093 217 522

Austar United Broadband Pty Ltd	089 048 439

eisa Finance Pty Limited	086 005 585

Artson System Pty Ltd	054 001 759

Austar United Holdco1 Pty Ltd	093 217 513

Continental Century Pay TV Pty Limited	059 914 840

UAP Australia Programming Pty Ltd	083 851 807

Saturn (NZ) Holding Company Pty Ltd	088 052 000

Century United Programming Ventures Pty Limited	069 957 759

XYZnetworks Pty Limited	066 812 119

Austar Satellite Ventures Pty Ltd	082 617 829

Austar Entertainment Pty Limited	068 104 530

Austar Services Pty Ltd	068 521 880

The Country Music Channel Pty Limited	075 911 554

The Weather Channel Australia Pty Ltd	084 205 587

Austar Satellite Pty Ltd	080 269 030

Customer Services Pty Limited	069 272 117

Foxtel Cable Television Pty Limited	069 008 797

Presto Entertainment Pty Limited	069 619 307

Foxtel Finance Pty Limited	151 691 897

Foxtel Holdings Pty Limited	151 690 327

Foxtel Australia Pty Limited	151 691 753

Century Programming Ventures Corp.	N/A (incorporated in Nevada)

Presto TV Pty Limited	602 519 700

Streamotion Pty Ltd	072 725 289

Part 2 – New Guaranteeing Members

Name	ACN / ABN
Fox Sports Australia Pty Limited	065 445 418
Binni Pty Limited	004 092 648
Fox Sports Venues Pty Limited	110 803 944
Sport by Numbers Pty Limited	065 420 046
Fox Sports Streamco Pty Limited	616 999 243
Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited)	72 069 279 027
Sky Cable Pty Limited	14 069 799 640

SCHEDULE 3.04

Organization and Ownership; NXEA Group Structure Diagram

Ownership of Members:

Member	Member Guarantor?	Percentage of outstanding equity interests owned
NXE Australia Pty Limited	Yes	35% - Telstra Corporation Limited
25.26% - News Pty Limited
25.26% - PBL Pay TV Pty Ltd
14.48% - Pay TV Management Pty Limited
Foxtel Management Pty Limited	No	50% - Sky Cable Pty Limited
50% - Foxtel Media Pty Limited
The FOXTEL Partnership	No	50% - Sky Cable Pty Limited
50% - Foxtel Media Pty Limited
The FOXTEL Television Partnership	No	50% - Sky Cable Pty Limited 50% - Foxtel Media Pty Limited
Sky Cable Pty Limited	Yes	100% - Fox Sports Australia Pty Limited
Foxtel Media Pty Limited	Yes	100% - NXE Australia Pty Limited
LGI Investments 1 Pty Limited	Yes	100% - FOXTEL Australia Pty Ltd
LGI Investments 2 Pty Limited	Yes	100% - LGI Investments 1 Pty Limited
Austar United Communications Pty Limited	Yes	100% - LGI Investments 2 Pty Limited
LGI Bidco Pty Limited	Yes	100% - Austar United Communications Pty Limited
Austar United Holdings Pty Limited	Yes	100% - Austar United Communications Pty Limited
STV Pty. Ltd.	Yes	100% - Austar United Holdings Pty Limited
Chippawa Pty. Ltd.	Yes	100% - STV Pty. Ltd.
Windytide Pty. Ltd.	Yes	100% - STV Pty. Ltd.
Selectra Pty. Ltd.	Yes	100% - STV Pty. Ltd.
Kidillia Pty. Ltd.	Yes	100% - STV Pty. Ltd.
Dovevale Pty. Ltd.	Yes	100% - Kidillia Pty. Ltd.
Wollongong Microwave Pty Ltd	Yes	100% - Kidillia Pty. Ltd.
CTV Pty. Ltd.	Yes	100% - Austar United Holdings Pty Limited
Ilona Investments Pty. Ltd.	Yes	100% - CTV Pty. Ltd.
Jacolyn Pty. Ltd.	Yes	100% - CTV Pty. Ltd.

Member	Member Guarantor?	Percentage of outstanding equity interests owned
Vinatech Pty. Ltd.	Yes	100% - CTV Pty. Ltd.
Minorite Pty. Ltd.	Yes	100% - Jacolyn Pty. Ltd.
Austar United Mobility Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Austar United Broadband Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
eisa Finance Pty Limited	Yes	100% - Austar United Broadband Pty Ltd
Artson System Pty Ltd	Yes	100% - Austar United Broadband Pty Ltd
Austar United Holdco1 Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Continental Century Pay TV Pty Limited	Yes	100% - Austar United Holdings Pty Limited
UAP Australia Programming Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Saturn (NZ) Holding Company Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Century United Programming Ventures Pty Limited	Yes	50% - Austar United Holdings Pty Limited
50% - Century Programming Ventures Corp.
XYZnetworks Pty Limited	Yes	50% - Century United Programming Ventures Pty Limited
50% - FOXTEL Management Pty Limited (held non-beneficially on behalf of the FOXTEL Partnership)
Austar Satellite Ventures Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Austar Entertainment Pty Limited	Yes	100% - Austar United Holdings Pty Limited
Austar Services Pty Ltd	Yes	100% - Austar Entertainment Pty Limited
The Country Music Channel Pty Limited	Yes	100% - XYZnetworks Pty Limited
The Weather Channel Australia Pty Ltd	Yes	100% - XYZnetworks Pty Limited
Austar Satellite Pty Ltd	Yes	19% - Austar Services Pty Ltd
81% - Austar Satellite Ventures Pty Ltd
Customer Services Pty Limited	Yes	50% - Sky Cable Pty Limited
50% - Foxtel Media Pty Limited
Foxtel Cable Television Pty	Yes	20% - Sky Cable Pty Limited

Member	Member Guarantor?	Percentage of outstanding equity interests owned
Limited		80% - Foxtel Media Pty Limited
Presto Entertainment Pty Limited	Yes	100% - Foxtel Management Pty Limited (held non-beneficially on behalf of the Foxtel Partnership)
Foxtel Finance Pty Limited	Yes	100% - Foxtel Holdings Pty Limited
Foxtel Holdings Pty Limited	Yes	100% - Foxtel Management Pty Limited (held non-beneficially on behalf of the Foxtel Partnership)
Foxtel Australia Pty Limited	Yes	100% - Foxtel Holdings Pty Limited
Century Programming Ventures Corp.	Yes	100% - Austar United Holdings Pty Limited
Presto TV Pty Limited	Yes	100% - Foxtel Management Pty Limited (held non-beneficially on behalf of the Foxtel Partnership)
Streamotion Pty Ltd	Yes	100% - Foxtel Management Pty Limited (held non-beneficially on behalf of the Foxtel Partnership)
Fox Sports Australia Pty Limited	Yes	100% - NXE Australia Pty Limited
Binni Pty Limited	Yes	100% - Fox Sports Australia Pty Limited
Fox Sports Venues Pty Limited	Yes	100% - Fox Sports Australia Pty Limited
Sport by Numbers Pty Limited	Yes	100% - Fox Sports Australia Pty Limited
Fox Sports Streamco Pty Limited	Yes	100% - Fox Sports Australia Pty Limited

Affiliates (other than Subsidiaries):

Telstra Corporation Limited

News Pty Limited

Pay TV Management Pty Ltd as agent for Pay TV Partnership

PBL Pay TV Pty Limited

NXE Australia Pty Limited

Note: this does not include Affiliates above the level of Telstra Corporation Limited, News Pty Limited, Pay TV Management Pty Ltd as agent for Pay TV Partnership or PBL Pay TV Pty Limited.

Parent Guarantor’s Directors and Senior Officers:

Directors	Senior Officers

● Stacey Lee Brown	● Alice Mascia (Chief Product and Strategy Officer)
● Brendon James Riley	● Amanda Laing (Chief Commercial Officer)
● Guy Richard Christian Beresford-Wylie	● Brian Walsh (Executive Director of Television)
● Siobhan Louise McKenna	● Euan Smith (COO)
● Mark Kaner	● James Marsh (CFO)

● Michael Bruce Miller	● Kieren Cooney (Chief Marketing and Sales Officer)
● Julian Ogrin (CEO Streamotion)
● Lynette Ireland (CGC)
● Mark Frain (CEO Foxtel Media)
● Patrick Delany (CEO)
● Paul Edwards (Chief Communications Officer)
● Peter Campbell (Head of Fox Sports)
● Sally Connell (Executive Director of HR)

Distributions by Members are restricted under Clause 5.8 of the Common Terms Deed.

NXEA Group Structure Diagram

[Attached]

I hereby certify that this is a true copy of the original document as sighted by me.

Signature: /s/ Lynette Ireland

Name: Lynette Ireland

Solicitor of the State of New South Wales

Date: 23/10/19

NXEA Group – Structure (11.03.2019)

NXE Australia Pty Limited (ACN 625 190 990)
100%
Fox Sports Australia Pty Limited (ACN 065 445 418)
News Pty Limited (ACN 007 871 178)
Nova Entertainment Pty Ltd (ACN 093 553 989)
40%
20%
20%
Scaleup MediaFund Pty Limited (ACN 613 593 089)
Network Ten Pty Limited (ACN 052 515 250)
20%
100%
Foxtel Media Pty Limited (ACN 069 279 027)
100%
Foxtel Media US, LLC (Delaware)
100%
Binni Pty Limited (ACN 004 092 648)
Sky Cable Pty Limited (ACN 069 799 640)
Fox Sports Venues Pty Limited (ACN 110 803 944)
Sport by Numbers Pty Limited (ACN 065 420 046)
Fox Sports Streamco Pty Limited (ACN 616 999 243)
Fox Sports Australia B.V. (Netherlands Entity No.1420.00.270)
FOXTEL Management acts as agent for the FOXTEL Partnership and the FOXTEL Television Partnership
50%
FOXTEL Partnership
FOXTEL Television Partnership
20% (50% economic interest)
FOXTEL Cable Television Pty Limited (ACN 069 008 797)
80% (50% economic interest)
Customer Services Pty Limited (ACN 069 272 117)
FOXTEL Management Pty Limited (ACN 068 671 938)
FOXTEL Management Pty Limited holds all shares non-beneficially, on behalf of the FOXTEL Partnership
Streamotion Pty Limited (ACN 072 725 289)
FOXTEL Holdings Pty Limited (ACN 151 690 327)
Presto Entertainment Pty Limited (ACN 069 619 307)
Presto TV Pty Limited (ACN 602 519 700)
FOXTEL Australia Pty Limited (ACN 151 691 753)
FOXTEL Finance Pty Limited (ACN 151 691 897)
LGI Investments 1 Pty Limited (ACN 151 765 007)
LGI Investments 2 Pty Limited (ACN 151 767 421)
Austar United Communications Pty Limited (ACN 087 695 707)
LGI Bidco Pty Limited (ACN 151 767 449)
Austar United Holdings Pty Limited (ACN 146 562 263)
49.99% (4,999 ord)
25% (2,500 ord)
Multi Channel Network Pty Ltd (ACN 077 436 974)
25% (2,500 ord)
STV Pty. Ltd. (ACN 065 312 450)
Chippawa Pty. Ltd. (ACN 068 943 635)
Windytide Pty. Ltd. (ACN 068 943 546)
100% (2 ord, 9 red pref)
Selectra Pty. Ltd. (ACN 065 367 526)
Kidillia Pty. Ltd. (ACN 068 943 608)
Dovevale Pty. Ltd. (ACN 068 943 591)
Wollongong Microwave Pty Ltd (ACN 065 146 321)
CTV Pty. Ltd. (ACN 064 416 128)
Bona Investments Pty. Ltd. (ACN 068 943 626)
Jacolyn Pty. Ltd. (ACN 064 744 869)
Vinatech Pty. Ltd. (ACN 065 366 314)
Minorite Pty. Ltd. (ACN 068 943 484)
Austar United Mobility Pty Ltd (ACN 093 217 522)
Austar United Broadband Pty Ltd (ACN 089 048 439)
Eisa Finance Pty Limited (ACN 086 005 585)
Artson System Pty Ltd (ACN 054 001 759)
Austar Entertainment Pty Limited (ACN 068 104 530)
Austar Services Pty Ltd (ACN 068 521 860)
Austar United Holdco1 Pty Ltd (ACN 093 217 513)
Continental Century Pay TV Pty Limited (ACN 059 914 840)
UAP Australia Programming Pty Ltd (ACN 083 851 807)
Saturn (NZ) Holding Company Pty Ltd (ACN 068 052 000)
Century Programming Ventures Corp. (Nevada)
Optus Vision Pty Limited
33.3%
Main Event Television Pty Ltd (ACN 083 297 634)
Century United Programming Ventures Pty Limited (ACN 069 957 759)
XYZnetworks Pty Limited (ACN 066 812 119)
Austar Satellite Ventures Pty Ltd (ACN 082 617 829)
Nickelodeon entities
35%
65%
Nickelodeon Australia Management Pty Limited (ACN 071 493 340)
Nickelodeon Australia (ABN 99 627 643 021) (Partnership)
The Country Music Channel Pty Limited (ACN 075 911 554)
The Weather Channel Australia Pty Ltd (ACN 084 205 587)
81% (81 ord)
19% (19 ord + 21,004,103 red pref)
Austar Satellite Pty Ltd (ACN 080 269 030)

SCHEDULE 3.05

NXEA Financial Statements

●	NXEA Australia Pty Limited Annual Financial Report for the period ended on June 30, 2019

●	NXEA Australia Pty Limited Annual Financial Report for the period ended on June 30, 2018

●	NXEA Australia Pty Limited selected pro forma financial statements for the periods ended on June 30, 2017 and June 30, 2018

SCHEDULE 3.12

Existing Indebtedness

In accordance with Section 3.12, existing Indebtedness as of November 22, 2019 is as follows:

Facility	Obligors	Obligees	Drawn amount (m)	Limit under the relevant facility (m)	Collateral / Guaranties

Syndicated	Foxtel Management	Australia and New	AUD 610	AUD 610	No Collateral
Revolving Facility	Pty Limited (in its	Zealand Banking			Same guarantor group
Agreement dated 14	personal capacity)	Group Limited,			as under the Note
November 2019		Commonwealth			Agreement
Bank of Australia,
National Australia
Bank Limited &
Westpac Banking
Corporation
(MLABs)
Australia and New
Zealand Banking
Group Limited,
Commonwealth
Bank of Australia,
National Australia
Bank Limited,
Westpac Banking
Corporation , The
Hongkong and
Shanghai Banking
Corporation
Limited, Sydney
Branch, Bank of
America N.A.
Australian Branch,
Bank of China
Limited, Sydney
Branch, Citicorp
North America,
Inc., Deutsche
Bank AG, Sydney
Branch &
JPMorgan Chase
Bank, N.A.,
Sydney Branch
(Initial Financiers)
Commonwealth
Bank of Australia
(Facility Agent)

Facility	Obligors	Obligees	Drawn amount (m)	Limit under the relevant facility (m)	Collateral / Guaranties

Syndicated Term Facility Agreement dated 15 November	Foxtel Management Pty Limited (in its personal capacity)	Goldman Sachs Australia Pty Ltd (MLAB)	AUD 250	AUD 250	No Collateral Same guarantor group as under the Note
2019		Goldman Sachs			Agreement
Mortgage
Company (Initial
Financier)
NONGHYUP
Bank as trustee of
AI Partners Media
Specialised
Privately Placed
Fund Trust #1
(Initial Financier)
Commonwealth
Bank of Australia
(Facility Agent)

Multi-option Facility Agreement dated 15 November 2019 (as amended)	Foxtel Management Pty Limited (in its personal capacity) Austar Entertainment Pty Limited	Commonwealth Bank of Australia (Lender)	AUD 40	AUD 40	No Collateral
Austar United
Communications Pty
Limited
Customer Services
Pty Limited
Foxtel Finance Pty
Limited
Foxtel Australia Pty
Limited
XYZnetworks Pty
Limited

USPP Note and Guarantee Agreement dated 25 July 2012 (as amended and restated)	Issuer: The Company Guarantors: Please see table of Guarantors below		USD 460	USD 460	No Collateral Same guarantor group as under the Note Agreement
Subordinated	Foxtel Management	FS (Australia) I Pty	AUD 100	AUD 200	No Collateral
Working Capital	Pty Limited as agent	Limited
Facility Agreement	for the Partners as a
dated 24 July 2019	partnership carrying
on the business of the

Facility	Obligors	Obligees	Drawn amount (m)	Limit under the relevant facility (m)	Collateral / Guaranties
Foxtel Partnership
Subordinated	NXE Australia Pty	News Pty Limited	AUD 50	AUD 50	No Collateral
Shareholder Loan	Limited
dated 21 December
2018
Subordinated	NXE Australia Pty	News Pty Limited	AUD 250	AUD 250	No Collateral
Shareholder Loan	Limited
dated 27 March
2019
Subordinated	NXE Australia Pty	News Pty Limited	AUD 200	AUD 200	No Collateral
Shareholder Loan	Limited
dated 29 May 2019
Subordinated	NXE Australia Pty	FS (Australia) I Pty	AUD 200	AUD 200	No Collateral
Shareholder Loan	Limited	Limited
dated 7 November
2019

EXHIBIT 1

AMENDED NOTE AGREEMENT

[Attached]

~~EXECUTION COPY~~EXHIBIT 1

FOXTEL MANAGEMENT PTY LIMITED

(ABN 65 068 671 938)

in its own capacity

as guaranteed by:

SKY CABLE PTY LIMITED

(ABN 14 069 799 640)

~~TELSTRA~~FOXTEL MEDIA PTY LIMITED

(ABN 72 069 279 027)

FOXTEL MANAGEMENT PTY LIMITED

(ABN 65 068 671 938)

in its capacity as agent for the Partners as a partnership

carrying on the business of the FOXTEL Partnership

and as agent for the FOXTEL Television Partnership

NXE AUSTRALIA PTY LIMITED

(ABN 85 625 190 990)

and

the ~~FOXTEL~~NXEA CONSOLIDATED GROUP MEMBER GUARANTORS

U.S.$500,000,000

3.68% Series D Guaranteed Senior Notes due 2019

4.27% Series E Guaranteed Senior Notes due 2022

4.42% Series F Guaranteed Senior Notes due 2024

A$100,000,000

7.04% Series G Guaranteed Senior Notes due 2022

NOTE AND GUARANTEE AGREEMENT

Dated as of July 25, 2012

Table of Contents

Section			Page

1.	AUTHORIZATION OF NOTES.		2

2.	SALE AND PURCHASE OF NOTES.		2

3.	CLOSING.		~~2~~3

4.	CONDITIONS TO CLOSING.		3

	4.1.	Representations and Warranties.	3

	4.2.	Performance; No Default.	3

	4.3.	Compliance Certificates.	~~3~~4

	4.4.	Opinions of Counsel.	4

	4.5.	Purchase Permitted By Applicable Law, Etc.	4

	4.6.	Sale of Other Notes.	~~4~~5

	4.7.	Payment of Special Counsel Fees.	5

	4.8.	Private Placement Number.	5

	4.9.	Changes in Corporate Structure.	5

	4.10.	Acceptance of Appointment to Receive Service of Process.	5

	4.11.	Funding Instructions.	5

	4.12.	Member Guarantors; Member Guarantees.	~~5~~6

	4.13.	Proceedings and Documents.	6

	4.14.	Shareholder Loan Subordination Deed and Senior Debt Nomination Letter.	6

5.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGOR AND THE PARTNERS.		6

	5.1.	Organization; Power and Authority.	~~6~~7

	5.2.	Authorization, Etc.	7

	5.3.	Disclosure.	7

	5.4.	Organization and Ownership.	8

	5.5.	Financial Statements; Material Liabilities.	8

	5.6.	Compliance with Laws, Other Instruments, Etc.	~~8~~9

	5.7.	Governmental Authorizations, Etc.	9

	5.8.	Litigation; Observance of Agreements, Statutes and Orders.	9

	5.9.	Taxes.	~~9~~10

	5.10.	Title to Property; Leases.	10

	5.11.	Licenses, Permits, Etc.	10

	5.12.	Compliance with ERISA; Non-U.S. Plans.	11

	5.13.	Private Offering by the Obligor and the Partners.	11

	5.14.	Use of Proceeds; Margin Regulations.	~~11~~12

	5.15.	Existing Indebtedness.	12

	5.16.	Foreign Assets Control Regulations, Etc.	12

	5.17.	Status under Certain United States Statutes.	13

	5.18.	Environmental Matters.	13

	5.19.	Ranking of Obligations.	14

	5.20.	Representations of Member Guarantors.	14

	5.21.	Not a Trustee.	14

	5.22.	Immunity.	14

	5.23.	Solvency, Etc.	14

6.	REPRESENTATIONS OF THE PURCHASERS.		~~14~~15

	6.1.	Purchase for Investment.	~~14~~15

	6.2.	Investment Company Act.	15

	6.3.	Australian Matters, etc.	15

7.	INFORMATION AS TO THE NXEA CONSOLIDATED GROUP.		16

	7.1.	Financial and Business Information.	16

	7.2.	Officer’s Certificate.	18

	7.3.	Visitation.	~~18~~19

	7.4.	Limitation on Disclosure Obligation.	~~19~~20

8.	PAYMENT AND PREPAYMENT OF THE NOTES.		~~20~~21

	8.1.	Maturity.	~~20~~21

	8.2.	Optional Prepayment with Make-Whole Amount.	~~20~~21

	8.3.	Prepayment for Tax Reasons.	~~20~~21

	8.4.	Prepayments in Connection with a Change of Control.	~~22~~23

	8.5.	Prepayments in Connection with Asset Dispositions.	~~22~~23

	8.6.	Prepayment in Connection with a Noteholder Sanctions Violation.	~~23~~24

	8.7.	Allocation of Partial Prepayments and Offers of Partial Prepayments.	~~24~~25

	8.8.	Maturity; Surrender, Etc.	~~24~~25

	8.9.	Purchase of Notes.	~~24~~25
	8.10.	Make-Whole Amount and Modified Make-Whole Amount.	~~25~~26

9.	AFFIRMATIVE COVENANTS.		~~27~~28

	9.1.	Compliance with Law.	~~27~~28

	9.2.	Insurance.	~~27~~28

	9.3.	Maintenance of Properties.	~~27~~28

	9.4.	Payment of Taxes.	~~27~~28

	9.5.	Corporate Existence, Etc.	~~28~~29

	9.6.	Books and Records.	~~28~~29

	9.7.	Priority of Obligations.	~~28~~29

	9.8.	Member Guarantees; Release.	~~28~~29

	9.9.	Intellectual Property.	~~29~~30

	9.10.	Rating.	~~29~~31

	9.11.	Most Favored Lender Status.	~~30~~31

	9.12.	Ownership of the Obligor.	~~31~~32

10.	NEGATIVE COVENANTS.		~~31~~32

	10.1.	Transactions with Affiliates.	~~31~~32

	10.2.	Merger, Consolidation, Etc.	~~31~~32

	10.3.	Line of Business.	~~33~~34

	10.4.	Terrorism Sanctions Regulations.	~~33~~34

	10.5.	Sale of Assets.	~~34~~35

	10.6.	Member Indebtedness; Liens.	~~35~~36

	10.7.	Interest Cover Ratio.	~~37~~38

	10.8.	~~Total~~ Net Debt to EBITDA Ratio.	~~37~~38

	10.9.	Distributions.	~~38~~39

	10.10.	Springing Net Debt to EBITDA Ratio.	~~38~~40

11.	EVENTS OF DEFAULT.		~~40~~41

12.	REMEDIES ON DEFAULT, ETC.		~~43~~44

	12.1.	Acceleration.	~~43~~44

	12.2.	Other Remedies.	~~44~~45

	12.3.	Rescission.	~~44~~45

	12.4.	No Waivers or Election of Remedies, Expenses, Etc.	~~44~~46

13.	TAX INDEMNIFICATION.		~~45~~46

14.	GUARANTOR AND PARTNER GUARANTEE, LIMITED RECOURSE, CONSENTS, ETC.		~~48~~49

	14.1.	Guarantee.	~~48~~49

	14.2.	Obligations Unconditional.	~~49~~50

	14.3.	Limited Recourse to the Partners.	~~51~~52

	14.4.	Consent of Partners.	~~53~~54

15.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.		~~53~~55

	15.1.	Registration of Notes.	~~53~~55

	15.2.	Transfer and Exchange of Notes.	~~54~~55

	15.3.	Replacement of Notes.	~~54~~55

16.	PAYMENTS ON NOTES.		~~55~~56

	16.1.	Place of Payment.	~~55~~56

	16.2.	Home Office Payment.	~~55~~56

17.	EXPENSES, ETC.		~~55~~57

	17.1.	Transaction Expenses.	~~55~~57

	17.2.	Certain Taxes.	~~56~~57

	17.3.	Survival.	~~56~~58

18.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.		~~56~~58

19.	AMENDMENT AND WAIVER.		~~57~~58

	19.1.	Requirements.	~~57~~58

	19.2.	Solicitation of Holders of Notes.	~~57~~58

	19.3.	Binding Effect, Etc.	~~58~~59

	19.4.	Notes Held by any Transaction Party or Member, Etc.	~~58~~59

20.	NOTICES; ENGLISH LANGUAGE.		~~58~~60

21.	REPRODUCTION OF DOCUMENTS.		~~60~~61

22.	CONFIDENTIAL INFORMATION.		~~60~~61

23.	SUBSTITUTION OF PURCHASER.		~~61~~62

24.	MISCELLANEOUS.		~~61~~63

	24.1.	Successors and Assigns.	~~61~~63

	24.2.	Payments Due on Non-Business Days.	~~61~~63

	24.3.	Accounting Terms.	~~62~~63

	24.4.	Change in Relevant GAAP.	~~62~~63

	24.5.	Severability.	~~63~~64

	24.6.	Construction, Etc.	~~63~~64

	24.7.	Ratification.	~~63~~64

	24.8.	Counterparts.	~~63~~64

	24.9.	Governing Law.	~~63~~65

	24.10.	Jurisdiction and Process; Waiver of Jury Trial.	~~63~~65

	24.11.	Obligation to Make Payments in Applicable Currency.	~~64~~66

	24.12.	Exchange Rate.	~~66~~67

	24.13.	Member Guarantee by any Partner.	~~66~~67

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 4.9(a)	—	Changes in Corporate Structure

SCHEDULE 4.9(b)	—	Group Structure Diagram

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Member Guarantors, Affiliates and Ownership of Member Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

EXHIBIT 1-A	—	Form of 3.68% Series D Guaranteed Senior Note due 2019

EXHIBIT 1-B	—	Form of 4.27% Series E Guaranteed Senior Note due 2022

EXHIBIT 1-C	—	Form of 4.42% Series F Guaranteed Senior Note due 2024

EXHIBIT 1-D	—	Form of 7.04% Series G Guaranteed Senior Note due 2022

EXHIBIT 4.4(a)(i)	—	Form of Opinion of U.S. Special Counsel for the Transaction Parties

EXHIBIT 4.4(a)(ii)	—	Form of Opinion of Australian Special Counsel for the Transaction Parties

EXHIBIT 4.4(b)	—	Form of Opinion of U.S. Counsel for the Purchasers

EXHIBIT 4.14(a)	—	Form of Senior Debt Nomination Letter

EXHIBIT 4.14(b)	—	Form of Opinion of Allens Linklaters regarding the Shareholder Loan Subordination Deed

EXHIBIT 7.2	—	Form of Compliance Certificate

EXHIBIT 9.8	—	Form of Member Guarantee

EXHIBIT 15.2	—	Form of QP Transfer Certificate

EXHIBIT B-1	—	Amendment and Guarantee Agreement

v

FOXTEL MANAGEMENT PTY LIMITED

5 Thomas Holt Drive

North Ryde NSW 2113

Australia

SKY CABLE PTY LIMITED

Level 5, 2 Holt Street

Surry Hills NSW 2010

Australia

~~TELSTRA~~FOXTEL MEDIA PTY LIMITED

5 Thomas Holt Drive

North Ryde NSW 2113

~~Level 41, Telstra Centre~~

~~242 Exhibition Street~~

~~Melbourne, Victoria 3000~~

Australia

FOXTEL MANAGEMENT PTY LIMITED

in its capacity as agent for the Partners as a partnership

carrying on the business of the FOXTEL Partnership

and as agent for the FOXTEL Television Partnership

5 Thomas Holt Drive

North Ryde NSW 2113

Australia

NXE AUSTRALIA PTY LIMITED

5 Thomas Holt Drive

North Ryde NSW 2113

Australia

3.68% Series D Guaranteed Senior Notes due 2019

4.27% Series E Guaranteed Senior Notes due 2022

4.42% Series F Guaranteed Senior Notes due 2024

7.04% Series G Guaranteed Senior Notes due 2022

As of July 25, 2012

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

FOXTEL MANAGEMENT PTY LIMITED (ABN 65 068 671 938), a company registered under the laws of Australia (“~~FOXTEL~~Foxtel Management”), in its own capacity (in such capacity, the “Company”), Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 279 027) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, each a “Partner” and collectively the “Partners”) ~~and FOXTEL~~, Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the ~~FOXTEL~~Foxtel Television Partnership (in all such capacities, the “Guarantor” and, the Guarantor, together with the Company, collectively, the “Obligor”) and NXE AUSTRALIA PTY LIMITED (ABN 85 625 190 990), a company registered under the laws of Australia (the “Parent Guarantor”), agree with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale in four series of U.S.$500,000,000 and A$100,000,000 aggregate principal amount of its Guaranteed Senior Notes, of which U.S.$150,000,000 aggregate principal amount shall be its 3.68% Series D Guaranteed Senior Notes due 2019 (the “Series D Notes”), U.S.$200,000,000 aggregate principal amount shall be its 4.27% Series E Guaranteed Senior Notes due 2022 (the “Series E Notes”), U.S.$150,000,000 aggregate principal amount shall be its 4.42% Series F Guaranteed Senior Notes due 2024 (the “Series F Notes”) and A$100,000,000 aggregate principal amount shall be its 7.04% Series G Guaranteed Senior Notes due 2022 (the “Series G Notes” and, together with the Series D Notes, the Series E Notes and the Series F Notes, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 15). The Notes shall be substantially in the respective form set out in Exhibit 1-A, 1-B, 1-C and 1-D. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Payment of the principal of, Make-Whole Amount (if any), Modified Make-Whole Amount (if any) and interest on the Notes and all other amounts owing hereunder shall be unconditionally guaranteed by (i) the Guarantor and the Partners as provided in Section 14 and (ii) the Member Guarantors as provided in their respective Member Guarantees.

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the respective series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

2

3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 595 Market Street, 26th Floor, San Francisco, California 94105, at approximately 10:00 A.M., New York time, at a closing (the “Closing”) on July 25, 2012. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each series to be so purchased (or such greater number of Notes in denominations of at least U.S.$100,000, in the case of the U.S. Dollar Notes, and A$100,000, in the case of the Series G Notes, as such Purchaser may request dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to (i) in the case of the U.S. Dollar Notes, The Bank of New York, New York, 1 Wall Street, New York, NY 10286, ABA No. 021000018, Swift Code: IRVTUS3N, For further credit to: Commonwealth Bank of Australia, Swift Code: CTBAAU2S, Banking Operations, Sydney, For the credit of: FOXTEL Management Pty Limited, Account No.: 100611560USD115601 and (ii) in the case of the Series G Notes, The Commonwealth Bank of Australia, Level 21, Darling Park Tower 1, 201 Sussex Street, Sydney NSW 2000, Australia, BSB: 064 000, Account Number: 1065 9223, Account Name: FOXTEL Management. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Obligor and the Partners in this Agreement and of the Member Guarantors in their respective Member Guarantees shall be correct when made and at the time of the Closing.

4.2.	Performance; No Default.

The Obligor and the Partners shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds of the Notes as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. No Member (in the case of Section 10.1 or 10.5) or Partner (in the case of Section 10.5) shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1 or 10.5 had such Sections applied since such date.

3

4.3.	Compliance Certificates.

(a) Officer’s Certificate. The Obligor and each Partner shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 with respect to the Obligor and the Partners have been fulfilled.

(b) Secretary’s or Director’s Certificate. Each Transaction Party shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate, partnership or other organizational proceedings relating to the authorization, execution and delivery of (i) this Agreement and the Notes (in the case of the Company), (ii) this Agreement (in the case of the Guarantor and the Partners) and (iii) the respective Member Guarantees (in the case of each Member Guarantor).

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Sidley Austin, U.S. counsel for the Transaction Parties, and (ii) Allens Linklaters, Australian counsel for the Transaction Parties, substantially in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligor and the Partners hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ U.S. counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.	Purchase Permitted By Applicable Law, Etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4

4.6.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 17.1, the Obligor shall have paid on or before the Closing the reasonable fees, charges and disbursements of (i) the Purchasers’ special counsel referred to in Section 4.4(b) and (ii) Minter Ellison, the Purchasers’ special Australian counsel, in each case to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the Closing.

4.8.	Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes.

4.9.	Changes in Corporate Structure.

(a) Except as set forth on Schedule 4.9(a), no Reporting Member shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

(b) The Group Structure Diagram shall be true and correct in all respects and shall not omit any material information or details.

4.10.	Acceptance of Appointment to Receive Service of Process.

Such Purchaser shall have received evidence of the acceptance by National Registered Agents, Inc. of the appointment and designation provided for by Section 24.10(e) hereof and Section 5.03(e) of each Member Guarantee, in each case for the period from the date of this Agreement through July 25, 2025.

4.11.	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of each transferee bank, (b) such transferee bank’s ABA number or other equivalent identifying information and (c) the account name and number into which the purchase price for each relevant series of Notes is to be deposited.

5

4.12.	Member Guarantors; Member Guarantees.

With respect to the Member Guarantors, such Purchaser shall have received:

(a) a true and complete copy of a Member Guarantee duly executed and delivered by each Member Guarantor identified in Schedule 5.4, and each such Member Guarantee shall be in full force and effect; and

(b) a certificate signed by a director or an appropriate officer of each Member Guarantor dated the date of Closing confirming that (i) such Member Guarantor is, and after giving its Member Guarantee will be, solvent and able to pay all of its debts as and when they become due and payable and (ii) such Member Guarantor is entering into its Member Guarantee for the commercial benefit of such Member Guarantor.

4.13.	Proceedings and Documents.

All corporate and other organizational proceedings in connection with the transactions contemplated by the Finance Documents and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

4.14.	Shareholder Loan Subordination Deed and Senior Debt Nomination Letter.

The Obligor shall have delivered to each Purchaser (i) a true and correct copy of the executed Shareholder Loan Subordination Deed, (ii) an executed Senior Debt Nomination Letter in substantially the form attached hereto as Exhibit 4.14(a) and (iii) an opinion letter from Allens Linklaters in substantially the form attached hereto as Exhibit 4.14(b) and, upon delivery of such Senior Debt Nomination Letter and such opinion letter, such Purchaser acknowledges and agrees that the Shareholder Loan Subordination Deed shall constitute a “Subordination Deed” for purposes of this Agreement and that the Shareholder Debt of any Member shall constitute “Subordinated Debt” for purposes of this Agreement; provided that, for the avoidance of doubt, the Shareholder Debt shall be limited to the loan of up to A$900,000,000 (together with any capitalized interest thereon) provided to the Company by the Subordinated Creditors in connection with the AUSTAR Acquisition pursuant to the terms of the Shareholder Loan Subordination Deed.

5.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGOR AND THE PARTNERS.

The Obligor represents and warrants to each Purchaser as set forth below, and each Partner represents and warrants in respect of itself to each Purchaser as set forth in Sections 5.1, 5.2, 5.6, 5.10, 5.16, 5.21(i), 5.22 and 5.23 below, as of the date of the Closing that:

6

5.1.	Organization; Power and Authority.

The Obligor and each Partner is a corporation or partnership, as the case may be, duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation or partnership and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Obligor and each Partner has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement (in the case of the Obligor and the Partners) and the Notes (in the case of the Company) and to perform the provisions of the Finance Documents to which it is a party.

5.2.	Authorization, Etc.

The Finance Documents to which the Obligor and each Partner each is a party have been duly authorized by all necessary corporate or partnership action on the part of the Obligor or such Partner, as the case may be, and such Finance Documents (other than the Notes) constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Obligor or such Partner, as the case may be, enforceable against the Obligor or such Partner in accordance with its terms, except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

The Obligor, through its agents, ANZ Securities, Inc., Commonwealth Australia Securities LLC and J.P. Morgan Securities Inc., have delivered to each Purchaser a copy of a Private Placement Memorandum, dated May 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the FOXTEL Group. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligor in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Notwithstanding the foregoing, the Obligor does not make any representations or warranties with respect to any projections or forward looking statements contained in any of the Disclosure Documents, other than such projections and forward looking statements are based on information that the Obligor believes to be accurate and such projections and forward looking statements were calculated or arrived at in a manner that the Obligor believes to be reasonable. Except as disclosed in the Disclosure Documents, since June 30, 2011 there has

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been no change in the financial condition, operations, business, properties or prospects of the FOXTEL Group except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.	Organization and Ownership.

(a)         The Shareholders legally and beneficially own and control (directly or indirectly) 100% of the FOXTEL Group. All of the outstanding shares of capital stock or similar equity interests of each Member shown in Schedule 5.4 as being owned by the Partners and the Members have been validly issued, are fully paid and nonassessable and are owned by the Partners or a Member free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(b)         All Members and Subsidiaries of Members are listed on the Group Structure Diagram. The Group Structure Diagram is true and correct in all material respects and does not omit any material information or details.

(c)         Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) each Member’s Affiliates, other than Subsidiaries, (ii) each Transaction Party’s directors and senior officers and (iii) the Member Guarantors.

(d)         Each Member is a corporation, partnership or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, partnership or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Member has the corporate, partnership or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(e)         No Member is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate or partnership law or similar statutes) restricting the ability of such Member to pay dividends out of profits or make any other similar distributions of profits to any Member that owns outstanding shares of capital stock or similar equity interests of such Member.

5.5.	Financial Statements; Material Liabilities.

The Obligor has delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) have been prepared in accordance with Relevant GAAP, where applicable for special purpose accounts, and give a true and fair view of the combined financial position of the FOXTEL Group as of the respective dates and for the respective periods specified in such Schedule (subject, in the case of any interim financial statements, to normal year-end adjustments).    There are no Material liabilities of the FOXTEL Group or any Member that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

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5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Obligor and each Partner of each Finance Document to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Transaction Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, partnership agreement, memorandum and articles of association, regulations or by-laws or other organizational document, or any other agreement or instrument to which any Transaction Party or any other Member is bound or by which any Transaction Party or any other Member or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Transaction Party or any other Member or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Transaction Party or any other Member.

5.7.	Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligor or either Partner of any Finance Document to which it is a party, including, without limitation, any thereof required in connection with the obtaining of U.S. Dollars or Australian Dollars, as applicable, to make payments under any Finance Document and the payment of such U.S. Dollars or Australian Dollars, as applicable, to Persons resident in the United States of America, Canada, Japan or Australia, as the case may be. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Australia of any Finance Document that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

5.8.	Litigation; Observance of Agreements, Statutes and Orders.

(a)        There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Obligor, threatened against or affecting any Member or any property of any Member in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)        No Member is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, but only to the extent applicable thereto, Environmental Laws, the USA PATRIOT Act or AML / Anti-Terrorism Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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5.9.	Taxes.

Each Member has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments or filings related thereto (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the relevant Member has established adequate reserves in accordance with Relevant GAAP. The Obligor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the FOXTEL Group and each Member in respect of Federal, state or other taxes for all fiscal periods are adequate.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of Australia or any political subdivision thereof will be incurred by the Obligor, either Partner or any holder of a Note as a result of the execution or delivery of this Agreement and the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of Australia or, to the knowledge of the Obligor and each Partner, any other Taxing Jurisdiction, is required to be made from any payment by the Obligor or either Partner under the Finance Documents to which it is a party, except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of Australia or any political subdivision thereof arising out of circumstances described in clauses (a) through (f), inclusive, of Section 13.

5.10.	Title to Property; Leases.

Each Transaction Party and each other Member has good and sufficient title to its respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Transaction Party or any Member after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.	Licenses, Permits, Etc.

(a)        Each Member owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto necessary for the conduct of their respective businesses without known conflict in any respect with the rights of others;

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(b)        To the best knowledge of the Obligor, no product of any Member infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

(c)        To the best knowledge of the Obligor, there is no violation by any Person of any right of any Member with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Member;

except in any of the foregoing cases, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12.	Compliance with ERISA; Non-U.S. Plans.

(a)        Neither the Obligor nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or section 4975 of the Code. Neither the Obligor nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in section 4975 of the Code) with respect to any such plan.

(b)        The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the relevant Member’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)        No Member has incurred any Material obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d)        All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by any Member have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

5.13.	Private Offering by the Obligor and the Partners.

Neither the Obligor nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and approximately 61 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

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5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes to repay existing Indebtedness and for other general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). No Member owns any margin stock and no Member has any present intention to acquire any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.	Existing Indebtedness.

(a)        Except as described therein, Schedule 5.15 sets forth a complete and correct summary list of outstanding Indebtedness of the FOXTEL Group as of June 30, 2012 (including a description of the obligors and obligees, principal amount outstanding, collateral therefor, if any, Guaranty thereof, if any, and whether such Indebtedness is Subordinated Debt), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the FOXTEL Group. No Member is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Member and no event or condition exists with respect to any Indebtedness of any Member that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)        Except as disclosed in Schedule 5.15, no Partner or Member has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6(b).

(c)        The Obligor is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Obligor, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Obligor, except as specifically indicated in Schedule 5.15.

5.16.	Foreign Assets Control Regulations, Etc.

(a)        No Transaction Party or any Subsidiary thereof or any Member or any Subsidiary thereof is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) a Person officially

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sanctioned by the government of the United States or Australia pursuant to any AML / Anti-Terrorism Laws (an “AML / Anti-Terrorism Law Listed Person” and, together with any OFAC Listed Person, a “Listed Person”) or (iii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any Listed Person or (y) any country, government or regime that is subject to any OFAC Sanctions Program (a “Restricted Country”, and each Listed Person and each Restricted Country, individually and collectively, a “Blocked Person”).

(b)        No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly or indirectly by a Transaction Party or any Subsidiary thereof, any Member or any Subsidiary thereof or any Person Controlled by a Transaction Party or any Member, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)        To the Obligor’s actual knowledge after making due inquiry, no Transaction Party or any Subsidiary thereof or any Member or any Subsidiary thereof (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering or terrorist-related activities under any applicable law (collectively, “AML / Anti-Terrorism Laws”), (ii) has been assessed civil penalties under any AML / Anti-Terrorism Laws or (iii) has had any of its funds seized or forfeited in an action under any AML / Anti-Terrorism Laws. Each Transaction Party, each Subsidiary thereof, each Member and each Subsidiary thereof has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that each such Person is in compliance with all applicable AML / Anti-Terrorism Laws.

(d)        No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage. Each Transaction Party, each Subsidiary thereof, each Member and each Subsidiary thereof has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that each such Person is in compliance with all applicable anti-corruption laws and regulations.

5.17.	Status under Certain United States Statutes.

(a) Neither the Company, the FOXTEL Partnership, the FOXTEL Television Partnership nor any Member Guarantor is required to register as an “investment company” under the Investment Company Act, either before or after giving effect to the offer and sale of the Notes with the benefit of the Member Guarantees and the application of the proceeds thereof and (b) no Member is subject to regulation under the United States Federal Power Act, as amended.

5.18.	Environmental Matters.

(a)        No Member has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Member or any of its real properties now or formerly owned, leased or operated by such Member or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

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(b)         No Member has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)         No Member has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d)         All buildings on all real properties now owned, leased or operated by any Member are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.	Ranking of Obligations.

All liabilities of the Obligor and each Partner under the Finance Documents to which it is a party will, upon issuance of the Notes, rank at least pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Obligor or such Partner, as the case may be.

5.20.	Representations of Member Guarantors.

The representations and warranties of each Member Guarantor contained in its Member Guarantee are true and correct as of the date they are made and as of the date of Closing.

5.21.	Not a Trustee.

No Transaction Party (i) enters into any Finance Document as the trustee of any trust and none of the Partnership Property is held by a Partner as trustee of any trust or (ii) holds any assets as the trustee of any trust.

5.22.	Immunity.

No Transaction Party nor any property of any Transaction Party has immunity from the jurisdiction of a court or from legal process.

5.23.	Solvency, Etc.

The Obligor and each Partner is, and after giving effect to this Agreement will be, solvent and able to pay all of its debts as and when they become due and payable (which, for the avoidance of doubt, includes all contingent liabilities) and, in the case of contingent liabilities, after taking into account contributions from others. Entering into this Agreement is in the Obligor’s and each Partner’s best interests and for its commercial benefit.

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6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.	Purchase for Investment.

Each Purchaser severally represents as of the date of the Closing that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only subject to the requirements of Section 15.2 and, in any case, if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither the Obligor nor the Partners are required to register the Notes.

6.2.	Investment Company Act.

(a)         Each Purchaser that is a U.S. Person severally represents as of the date of the Closing that it is a Qualified Purchaser.

(b)         As of the date of the Closing, each Purchaser represents to and agrees with the Obligor and the Partners that it will not offer, sell, pledge or otherwise transfer any Note to any Person unless such Person delivers a QP Transfer Certificate to the Obligor, as set forth in Section 15.2.

6.3.	Australian Matters, etc.

(a)         Each Purchaser represents as of the date of the Closing that it is not an Associate.

(b)        Each Purchaser acknowledges that it has been advised by the Obligor that no prospectus or other disclosure document in relation to the Notes has been or will be lodged with ASIC or ASX Limited by or on behalf of the Obligor or the FOXTEL Group. As of the date of the Closing, each Purchaser represents and agrees that it:

(1)         has not offered or invited applications, and will not offer or invite applications, for the issue, sale or purchase of the Notes in Australia (including an offer or invitation which is received by a Person in Australia); and

(2)         has not distributed or published, and will not distribute or publish, the Memorandum or any other offering material or advertisement relating to the Notes in Australia,

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unless (i) the minimum aggregate consideration payable by each offeree is at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act, and (ii) such action complies with all applicable laws and regulations.

(c)         Each Purchaser agrees that, in connection with the primary distribution of the Notes to occur at the Closing, it will not sell Notes (or an interest or right in respect of any Note) to (A) any Person who has been identified to such Purchaser in writing by the Obligor to be an Associate other than as permitted under section 128F(5) of the Australian Tax Act, or (B) any other Person if, at the time of such sale, the employees of the Purchaser aware of, or involved in, the sale knew or had reasonable grounds to suspect that, as a result of such sale, any Notes or an interest in any Notes were being, or would later be, acquired (directly or indirectly) by such an Associate other than as permitted under section 128F(5) of the Australian Tax Act.

(d)         Each Purchaser represents as of the date of the Closing that it is purchasing the Notes in connection with the carrying on of a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

7.	INFORMATION AS TO THE ~~FOXTEL~~NXEA CONSOLIDATED GROUP.

7.1.	Financial and Business Information.

The Obligor shall deliver to each holder of Notes that is an Institutional Investor:

(a)         Interim Statements -- promptly after the same are available and in any event within 30 Business Days after the end of ~~each~~the first semiannual fiscal period in each fiscal year of the ~~FOXTEL~~NXEA Consolidated Group, copies of the unaudited management accounts of the ~~FOXTEL~~NXEA Consolidated Group (on ~~an aggregated~~a consolidated basis) for such semiannual fiscal period, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, and certified by a Senior Financial Officer of the Parent Guarantor as giving a true and fair view of the financial position of the ~~FOXTEL~~NXEA Consolidated Group as at the end of such semiannual fiscal period and of the ~~FOXTEL~~NXEA Consolidated Group’s financial performance for such period;

(b)         Annual Statements -- promptly after the same are available and in any event within 90 days after the end of each fiscal year of the ~~FOXTEL~~NXEA Consolidated Group, copies of an audited Financial Report of the ~~FOXTEL~~NXEA Consolidated Group (on ~~an aggregated~~a consolidated basis) for such year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with Relevant GAAP, ~~where applicable for special purpose accounts,~~ and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state that such Financial Report gives a true and fair view of the financial position of the ~~FOXTEL~~NXEA Consolidated Group as at the end of such fiscal year and of the ~~FOXTEL~~NXEA Consolidated Group’s financial performance for such fiscal year, and that the audit related to such Financial Report has been made in accordance with Australian Auditing Standards (as such term is used and defined in such accountants’ opinion, and as the wording of such accountants’ opinion may be updated or amended from time to time in accordance with industry practice and standards)~~, where applicable for special purpose accounts~~;

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(c)         ASX, ASIC, SEC and Other Reports -- promptly upon their becoming available, (i) one copy of ~~(i)~~ each financial statement, budget, report, circular, notice or proxy statement or similar document sent by the Parent Guarantor, the Obligor, either Partner or any Member to the ~~FOXTEL~~NXEA Consolidated Group’s principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to any Member’s public securities holders generally, (ii) one copy of each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), each prospectus and all amendments thereto related to the ~~FOXTEL~~NXEA Consolidated Group or any Member and filed by the Parent Guarantor, the Obligor, either Partner or any Member with the ASX Limited, ASIC, the New York Stock Exchange, the ~~United States Securities Exchange Commission~~ SEC or any similar Governmental Authority, stock exchange or securities exchange ~~and~~, (iii) one copy of all press releases and other statements made available generally by the Parent Guarantor, the Obligor, either Partner or any Member to the public, in each case concerning developments that are Material;

(d)         Notice of Default or Event of Default -- promptly and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Parent Guarantor, the Obligor and the Partners are taking or propose to take with respect thereto;

(e)         Employee Benefit Matters – promptly and in any event within thirty days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor, the Obligor or an ERISA Affiliate proposes to take with respect thereto:

(i)         with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

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(iii)         any event, transaction or condition that could result in the incurrence of any liability by the Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv)         receipt of the notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans, together with a description of the action, if any, that the Obligor proposes to take with respect thereto;

(f)         Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Member from any Governmental Authority ~~(or any such notice to any Partner that has been provided to any Member)~~ relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)         Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Member or relating to the ability of the Parent Guarantor, the Obligor or the Partners to perform its respective obligations under the Finance Documents to which it is a party, as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Parent Guarantor, the Obligor or either Partner explaining the financial statements of the ~~FOXTEL~~NXEA Consolidated Group ~~or any Reporting Member~~ if such information has been requested by the SVO in order to assign or maintain a designation of the Notes; ~~and~~

(h)         Group Structure Diagram – an updated NXEA Group Structure Diagram at any time that the then current NXEA Group Structure Diagram becomes incorrect or misleading.; and

(i)         Annual Budget – within 90 days after the end of each fiscal year of the NXEA Consolidated Group, to the extent delivered to the NXEA Consolidated Group’s principal lending banks as a whole, copies of the annual twelve month forecast of profit and loss and cash flow of the NXEA Consolidated Group.

7.2.	Officer’s Certificate.

Promptly and no later than 45 days after the end of each calendar quarter (other than the calendar quarter ending on the last day of the fiscal year of the NXEA Consolidated Group, in which case, at the time copies of the Financial Reports are delivered to the holders of Notes pursuant to Section 7.1(b)), the Obligor shall deliver a Compliance Certificate to each holder of Notes which shall include any relevant reconciliations to the relevant Financial Reports with respect to the AASB 16 Change in Lease Treatment.

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~~Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Obligor setting forth:~~

~~(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Obligor and the Partners, as the case may be, were in compliance with the requirements of Sections 10.5 through 10.8 hereof, inclusive, and any Additional Covenants, during the interim or annual period covered by the statements then being furnished (including with respect to each such Section and any Additional Covenants, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections and Additional Covenants, and the calculation of the amount, ratio or percentage then in existence (including, in the case of Section 10.8, a calculation of any pro forma adjustment to EBITDA as a result of any acquisitions or disposals during the applicable period)); provided that, (i) if none of the Obligor, the Partners or any Member, as the context requires, has been party to a Disposition during the relevant period covered by such certificate, then such certificate shall state such fact and information and calculations with respect to Section 10.5 shall not be included in such certificate, (ii) if all outstanding Indebtedness of each Member (other than the Obligor and any Member Guarantor) as of the last day of the relevant period covered by such certificate is permitted under clauses (i) through (vi) of Section 10.6(a), then such certificate shall state such fact and information and calculations with respect to Section 10.6(a)(vii) need not be included in such certificate, and (iii) if all Liens on property and assets of the Obligor and any Member as of the last day of the relevant period covered by such certificate are permitted under clauses (i) through (vi) of Section 10.6(b), then such certificate shall state such fact and information and calculations with respect to Section 10.6(b)(vii) need not be included in such certificate; and~~

~~(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the FOXTEL Group from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Obligor or any Member to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligor shall have taken or proposes to take with respect thereto.~~

7.3. Visitation.

The Parent Guarantor, the Obligor and the Partners shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)       No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent Guarantor, the Obligor and/or the Partners (as applicable), to visit the principal executive office of the Parent

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Guarantor, the Obligor and each Partner, to discuss the affairs, finances and accounts of the Parent Guarantor, the Obligor, the Members and the Partners with the Parent Guarantor’s, the Obligor’s and the Partners’ officers and (with the consent of the Parent Guarantor, the Obligor, which consent will not be unreasonably withheld) the ~~Obligor’s~~Parent Guarantor’s independent public accountants, and (with the consent of the Parent Guarantor, the Obligor and the Partners, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Guarantor, the Obligor, each Partner and each Member, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)       Default — if a Default or Event of Default then exists, at the expense of the Obligor to visit and inspect any of the offices or properties of the Parent Guarantor, the Obligor, the Partners or any Member, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent Guarantor, the Obligor and the Partners authorize said accountants to discuss the affairs, finances and accounts of the Parent Guarantor, the Obligor, the Partners and the Members), all at such times and as often as may be requested.

7.4.	Limitation on Disclosure Obligation.

~~Neither~~None of the Parent Guarantor, the Obligor ~~nor~~or any Partner shall be required to disclose the following information pursuant to Section 7.1(c), 7.1(f), 7.1(g) or 7.3:

(a)       information that the Parent Guarantor, the Obligor or either Partner determines after consultation with counsel qualified to advise on such matters (which may be in-house counsel) that, notwithstanding the confidentiality requirements of Section 22, the Parent Guarantor, the Obligor or such Partner, as applicable, would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof;

(b)       information that the Parent Guarantor, the Obligor or either Partner determines after consultation with counsel qualified to advise on such matters (which may be in-house counsel) is legally privileged and the disclosure of which would waive such privilege to the detriment of the Parent Guarantor, the Obligor or either Partner; and

(c)       information that, notwithstanding the confidentiality requirements of Section 22, the Parent Guarantor, the Obligor or either Partner is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Parent Guarantor, the Obligor or such Partner, as applicable, and not entered into in contemplation of this clause (c), provided that the Parent Guarantor, the Obligor and the Partners shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Parent Guarantor, the Obligor or the applicable Partner, as the case may be, have received a written opinion of counsel (which may be in-house counsel) confirming that disclosure of such information without consent from such other contractual party would constitute a breach or would result in a substantial risk of breach of such agreement.

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Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Parent Guarantor, the Obligor or the applicable Partner will provide such holder with a written opinion of counsel (which may be in-house counsel and which may be addressed to the Parent Guarantor, the Obligor or such Partner, as applicable) relied upon as to any requested information that the Parent Guarantor, the Obligor or the applicable Partner, as the case may be, is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.	Maturity.

As provided therein, the entire unpaid principal balance of the Series D Notes, the Series E Notes, the Series F Notes and the Series G Notes shall be due and payable on July 25, 2019, July 25, 2022, July 25, 2024, and July 25, 2022, respectively.

8.2.	Optional Prepayment with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.7), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Prepayment for Tax Reasons.

If at any time as a result of a Change in Tax Law (as defined below) the Company, the Guarantor or either Partner (assuming, in the case of the Guarantor or such Partner, that the Guarantor or such Partner, as applicable, is required to make a payment pursuant to Section 14) is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving

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rise to the obligation of the Company, the Guarantor or either Partner to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Obligor and the Partners to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Obligor or the Partners, as the case may be, shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by any Transaction Party or any other Member (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or

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more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of Australia or any political subdivision thereof after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Obligor or either Partner, as the case may be (which shall be evidenced by an Officer’s Certificate of the Obligor or such Partner and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction (which may be in-house counsel), both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law), affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

8.4.	Prepayments in Connection with a Change of Control.

If a Change of Control shall occur, the Company shall within five days thereafter give written notice thereof (a “Change of Control Prepayment Notice”) to each holder of Notes, which notice shall (i) refer specifically to this Section 8.4 and describe in reasonable detail such Change of Control and (ii) offer to prepay on a Business Day not less than 30 days and not more than 60 days after the date of such Change of Control Prepayment Notice (the “Change of Control Prepayment Date”) the Notes of such holder, at 100% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date, and specify the Change of Control Response Date (as defined below). Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least ten days prior to the Change of Control Prepayment Date (such date ten days prior to the Change of Control Prepayment Date being the “Change of Control Response Date”). The Company shall prepay on the Change of Control Prepayment Date all of the Notes held by each holder that has accepted such offer in accordance with this Section 8.4 at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date. The failure by a holder of any Note to respond to such offer in writing on or before the Change of Control Response Date shall be deemed to be a rejection of such offer.

8.5.	Prepayments in Connection with Asset Dispositions.

If the Company is required to offer to prepay Notes in accordance with (and in the aggregate amount calculated pursuant to) Section 10.5(i), the Company will give prompt written notice thereof to the holders of all Notes then outstanding, which notice shall (i) refer specifically to this Section 8.5 and describe in reasonable detail the Disposition giving rise to such offer to prepay Notes, (ii) specify the principal amount of each Note held by such holder offered to be

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prepaid (if the Notes are offered to be prepaid in part, determined in accordance with Section 8.7, the “Ratable Amount”), (iii) specify a Business Day for such prepayment not less than 30 days and not more than 60 days after the date of such notice (the “Disposition Prepayment Date”) and specify the Disposition Response Date (as defined below) and (iv) offer to prepay on the Disposition Prepayment Date the outstanding principal amount of each Note (or, if the Notes are offered to be prepaid in part, the Ratable Amount of each Note), together with interest accrued thereon to the Disposition Prepayment Date (the “Prepayment Amount”). Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least ten days prior to the Disposition Prepayment Date (such date ten days prior to the Disposition Prepayment Date being the “Disposition Response Date”). The Company shall prepay on the Disposition Prepayment Date the Prepayment Amount with respect to each Note held by the holders who have accepted such offer in accordance with this Section 8.5. The failure by a holder of any Note to respond to such offer in writing on or before the Disposition Response Date shall be deemed to be a rejection of such offer. If any holder of a Note rejects or is deemed to have rejected any offer of prepayment with respect to such Note in accordance with this Section 8.5, then, for purposes of determining compliance with Section 10.5(i), the Company nevertheless shall be deemed to have made a prepayment of Indebtedness in an amount equal to the Ratable Amount with respect to such Note.

8.6.	Prepayment in Connection with a Noteholder Sanctions Violation.

Within five Business Days after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Violation has occurred with respect to such Affected Noteholder as a result of any OFAC Event, which notice shall (i) refer specifically to this Section 8.6 and describe in reasonable detail such Noteholder Sanctions Violation and such OFAC Event and (ii) be accompanied by an opinion of nationally recognized independent counsel in the appropriate jurisdiction to the effect that a Noteholder Sanctions Violation shall have occurred with respect to such Affected Noteholder, the Company shall by written notice (a “Sanctions Prepayment Notice”) deliver to such Affected Noteholder an offer to prepay on a Business Day not less than 30 days and not more than 60 days after the date of such Sanctions Prepayment Notice (the “Sanctions Prepayment Date”) the Notes of such Affected Noteholder, at 100% of the principal amount thereof, together with interest accrued thereon to the Sanctions Prepayment Date, and specify the Sanctions Prepayment Response Date (as defined below). Such Affected Noteholder shall notify the Company of such Affected Noteholder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least ten Business Days prior to the Sanctions Prepayment Date (such date ten Business Days prior to the Sanctions Prepayment Date being the “Sanctions Prepayment Response Date”). If such Affected Noteholder has accepted the Company’s prepayment offer in accordance with this Section 8.6, the Company shall prepay on the Sanctions Prepayment Date all of the Notes held by such holder at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Sanctions Prepayment Date. The failure by such Affected Noteholder to respond to such offer in writing on or before the Sanctions Prepayment Response Date shall be deemed to be a rejection of such offer.

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No prepayment of any Note shall be permitted pursuant to this Section 8.6 as a result of any OFAC Event if (a) a Prohibited Subsequent Action shall have occurred with respect to such OFAC Event pursuant to Section 10.4 and (b) the Notes shall have been declared due and payable pursuant to Section 12.1 as a result thereof.

Promptly, and in any event within five Business Days, upon the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Violation shall have occurred with respect to such Noteholder as a result of any OFAC Event, the Company shall forward a copy of such notice to each holder of Notes.

8.7.	Allocation of Partial Prepayments and Offers of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2 and in the case of each offer of partial prepayment of the Notes pursuant to Section 8.5 or clause (b) of the first sentence of Section 8.9, the Company shall prepay or offer to prepay, as the case may be, the same percentage of the unpaid principal amount of the Notes of each series, and the principal amount of the Notes of each series so to be prepaid or offered to be prepaid, as the case may be, shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.8.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date, and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.9.	Purchase of Notes.

The Obligor will not, and the Obligor will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Obligor or any such Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder of Notes with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

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8.10.	Make-Whole Amount and Modified Make-Whole Amount.

(a)         Make-Whole Amount and Modified Make-Whole Amount. The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount and the Modified Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means:

(I)         with respect to the Called Principal of any U.S. Dollar Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued, actively traded, on the run U.S. Treasury securities having a maturity equal to the remaining term of such U.S. Dollar Note as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the remaining term of such U.S. Dollar Note as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence,

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such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the remaining term of such U.S. Dollar Note and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the remaining term of such U.S. Dollar Note; and

(II)         with respect to the Called Principal of any Series G Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the yields reported, as of 10:00 A.M. (Sydney, Australia time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXAU” on Bloomberg Financial Markets (or such other display as may replace “Page PXAU” on Bloomberg Financial Markets) for actively traded Australian Commonwealth government securities having a maturity equal to the remaining term of such Series G Note as of such Settlement Date (such implied yield will be determined, if necessary, by (A) converting bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded Australian Commonwealth government security with the maturity closest to and greater than the remaining term of such Series G Note and (2) the actively traded Australian Commonwealth government security with the maturity closest to and less than the remaining term of such Series G Note).

The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b)         Make-Whole Amount and Modified Make-Whole Amount Currency of Payment.     All payments of any Make-Whole Amount and Modified Make-Whole Amount in respect of (i) any U.S. Dollar Note shall be made in U.S. Dollars and (ii) any Series G Note shall be made in Australian Dollars.

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9.	AFFIRMATIVE COVENANTS.

The Parent Guarantor and the Obligor ~~covenants~~jointly and severally covenant as set forth below and each Partner covenants in respect of itself as set forth in Section 9.2 below, that so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Without limiting Section 10.4, the Parent Guarantor and the Obligor will, and will cause each Member to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation (but only to the extent applicable thereto), ERISA, the USA PATRIOT Act, Environmental Laws and AML / Anti-Terrorism Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

The Parent Guarantor and the Obligor and each Partner will, and the Parent Guarantor and the Obligor will cause each Member to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.	Maintenance of Properties.

The Parent Guarantor and the Obligor will, and will cause each Member to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent Guarantor or the Obligor or any Member from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the ~~Obligor~~Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.	Payment of Taxes.

The Parent Guarantor and the Obligor will, and will cause each Member to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same

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have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor or the Obligor or any Member, provided that ~~neither~~none of the Parent Guarantor, the Obligor ~~nor~~or any Member need file any such return nor pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Parent Guarantor or the Obligor or such Member on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor or the Obligor or such Member has established adequate reserves therefor in accordance with Relevant GAAP on the books of the Parent Guarantor or the Obligor or such Member or (ii) the failure to file all such returns or the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.	Corporate Existence, Etc.

Subject to Section 10.2, the Parent Guarantor and the Obligor will at all times preserve and keep in full force and effect their respective corporate existences. Subject to Sections 10.2 and 10.5, the Parent Guarantor and the Obligor will at all times preserve and keep in full force and effect ~~its corporate existence. Subject to Sections 10.2 and 10.5, the Obligor will at all times preserve and keep in full force and effect~~ the corporate or other organizational existence of each Member (unless merged into the Parent Guarantor or the Obligor or a Wholly-Owned Subsidiary) and all rights and franchises of the Parent Guarantor and the Obligor and each Member unless, in the good faith judgment of the ~~Obligor~~Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate or other organizational existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.	Books and Records.

The Parent Guarantor and the Obligor will~~, and will cause each Reporting Member to,~~ maintain proper books of record and account in conformity with Relevant GAAP and all applicable material requirements of any Governmental Authority having legal or regulatory jurisdiction over the Parent Guarantor or the Obligor ~~or such Reporting Member~~, as the case may be.

9.7.	Priority of Obligations.

The Parent Guarantor and the Obligor and each Partner will ensure that its payment obligations under the Finance Documents to which it is a party will at all times rank at least pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Parent Guarantor, the Obligor or such Partner, as the case may be.

9.8.	Member Guarantees; Release.

(a)      The Parent Guarantor and the Obligor will ensure that each Member (other than the Parent Guarantor and the Obligor) that has outstanding a Guaranty with respect to any Facility Agreement ~~or the 2009 Note Agreement~~ (or is otherwise a co-obligor or jointly liable with respect to any Indebtedness outstanding under any Facility Agreement ~~or the 2009 Note Agreement~~) will, within 30 days thereafter, become a Member Guarantor.

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(b)      The Parent Guarantor and the Obligor will cause each Member required to become a Member Guarantor after the date of the Closing to execute and deliver a Member Guarantee to each holder of Notes and provide the following to each holder of Notes:

(i)        a certificate signed by a director or an appropriate officer of such Member confirming that such Member is, and after giving the Member Guarantee will be, solvent and able to pay all of its debts as and when they become due and payable; and

(ii)        an opinion in form and substance reasonably satisfactory to the Required Holders from legal counsel to such Member in the appropriate jurisdiction(s) confirming that (A) such Member Guarantee shall have been duly authorized and executed and (B) such Member Guarantee is enforceable in accordance with its terms (subject to any usual and customary exceptions) and covering such other matters incidental thereto as may be reasonably requested by the Required Holders.

(c)      Notwithstanding anything in this Agreement or in any Member Guarantee to the contrary, upon notice by the ~~Obligor~~Parent Guarantor to each holder of a Note (which notice shall contain a certification by the ~~Obligor~~Parent Guarantor as to the matters specified in clauses (i) and (ii) below), any Member Guarantor specified in such notice shall cease to be a Member Guarantor and shall be automatically released from its obligations under its Member Guarantee as of the date of such notice without the need for the consent, execution or delivery of any other document or the taking of any other action by any holder of a Note or any other Person if, as at the date of such notice, after giving effect to such release (i) no Default or Event of Default shall have occurred and be continuing and (ii) the ~~Obligor~~Parent Guarantor shall be in compliance with clause (a) above. If the Parent Guarantor or the Obligor or any Member shall pay any fee or other compensation to any Person party to any Facility Agreement ~~or the 2009 Note Agreement~~ as an inducement to such Person to release any Member from a Guaranty or as a co-obligor or from being jointly liable, in each case, under such Facility Agreement ~~or the 2009 Note Agreement~~ and notification is subsequently given by the Parent Guarantor or the Obligor of the release of such Member from its Member Guarantee pursuant to this Section 9.8(c), such release shall not become effective until the Parent Guarantor or the Obligor shall have paid the same level of fee or other compensation to each holder of Notes (whether a flat fee or flat compensation or based on a percentage or other metric of outstanding obligations).

9.9.	Intellectual Property.

The Parent Guarantor and the Obligor will, and will cause each Member Guarantor to, (i) own or have the right and license to use the Intellectual Property and (ii) maintain, preserve and protect the Intellectual Property, except for a failure to own, license, maintain, preserve or protect such Intellectual Property that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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9.10.	Rating.

(a)       The ~~Obligor~~Parent Guarantor will maintain at all times a credit rating with respect to the Notes from Fitch, Moody’s or S&P.

(b)      At any time that the credit rating of the Notes maintained pursuant to clause (a) above is not a public rating, the Obligor will provide to each holder of a Note that is an Institutional Investor a copy of a letter evidencing such credit rating at least annually, which letter shall (i) include a reference to the Private Placement Number for each series of Notes, (ii) be in a form that may be provided to the SVO and (iii) address the likelihood of payment of both principal and interest on the Notes (which requirement shall be deemed satisfied if such letter is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary).

9.11.	Most Favored Lender Status.

(a)      Subject to the following clause (b), if at any time ~~(i)~~ any Facility Agreement ~~or~~ (~~ii)  the 2009 USPP Note Agreement (each,~~ a “Reference Agreement”) includes provisions requiring compliance with a financial ratio (however expressed, including without limitation as a covenant, as an event of default, as a review event or as a mandatory prepayment provision), in any event that is not otherwise included in this Agreement on a materially equivalent basis or that would be more beneficial to the holders of Notes than the relevant similar covenant or like provisions contained in this Agreement (any such provision, an “Additional Covenant”), then the Obligor shall within 30 days thereafter provide notice thereof to the holders of Notes, which notice shall refer specifically to this Section 9.11 and describe in reasonable detail any Additional Covenants. Unless waived in writing by the Required Holders within five Business Days of the holders’ receipt of such notice, each Additional Covenant set forth in such notice shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein effective as of the date when such Additional Covenants became effective under the applicable Reference Agreement.

(b)      Provided that no Default or Event of Default shall have occurred and be continuing, any Additional Covenant shall be deemed automatically (x) amended, waived or otherwise modified in this Agreement at such time as each holder of Notes shall have received notice in writing from the Obligor certifying that such Additional Covenant shall have been so amended, waived or otherwise modified under the applicable Reference Agreement (including, without limitation, as a result of the application of any provision contained therein with respect to changes in accounting principles) and (y) deleted from this Agreement at such time as each holder of Notes shall have received notice in writing from the Obligor certifying that such Additional Covenant shall have been deleted from the applicable Reference Agreement, or that the applicable Reference Agreement shall have been terminated and that no amounts are outstanding thereunder. If the Parent Guarantor or the Obligor or any Member shall pay any fee or other compensation to any Person party to the applicable Reference Agreement as an inducement to receiving any amendment, waiver, modification, deletion or termination that is the subject of any notice set forth in the foregoing clause (x) or (y), such amendment, waiver, modification, deletion or termination shall not become effective under this Agreement until the Parent Guarantor or the Obligor shall have paid the same level of fee or other compensation to each holder of Notes (whether a flat fee or flat compensation or based on a percentage or other metric of outstanding obligations or otherwise).

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(c)      Notwithstanding anything set forth in this Section 9.11, no covenant (however expressed) contained in this Agreement as of the date of this Agreement shall be deemed deleted from this Agreement or made less restrictive than the level set with respect to such covenant (however expressed) as of such date, unless amended or otherwise modified in accordance with Section 19.

(d)      Upon the request by the Obligor or any holder of a Note, the Obligor and the holders of Notes shall enter into an additional agreement or an amendment to this Agreement (as agreed between the Obligor and the Required Holders working in good faith) evidencing any of the foregoing.

9.12.	Ownership of the Obligor.

The Parent Guarantor will at all times own, directly or indirectly, 100% of the voting equity interests of the Obligor.

10.	NEGATIVE COVENANTS.

The Parent Guarantor and the Obligor ~~covenants~~jointly and severally covenant as set forth below and each Partner covenants in respect of itself as set forth in Sections 10.4, 10.5 and 10.6(b) below, that so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

The Parent Guarantor and the Obligor will not, and will not permit any Member Guarantor to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent Guarantor, the Obligor or any Member Guarantor), except pursuant to the reasonable requirements of the Parent Guarantor’s or the Obligor’s or the applicable Member Guarantor’s business, as the case may be, and upon fair and reasonable terms no less favorable to the Parent Guarantor, the Obligor or such Member Guarantor than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2.	Merger, Consolidation, Etc.

The Parent Guarantor and the Obligor will not, ~~nor~~and will ~~the Obligor~~not permit any Member to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)        in the case of any such transaction involving the Parent Guarantor, the Obligor or either Partner, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Parent Guarantor, the Obligor or such Partner, as the

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case may be, shall be a solvent corporation, partnership or limited liability company organized and existing under the laws of Australia, New Zealand or the United States or any State or political subdivision of any thereof (including in the case of the United States, the District of Columbia) or any other Permitted Jurisdiction, and, if the Parent Guarantor, the Obligor or such Partner, as the case may be, is not such corporation, partnership or limited liability company, (i) such corporation, partnership or limited liability company shall have ~~(i)~~ executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (in the capacity of both the Company and the Guarantor~~) and~~ or the Parent Guarantor or either Partner, as the case may be), the Notes (in the capacity of the Company) and the Parent Guarantee (in the capacity of the Parent Guarantor), (ii) such corporation, partnership or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of internationally recognized independent counsel in the appropriate jurisdiction(s), or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each holder of any Notes shall have received an unconditional affirmation by each Member Guarantor of its obligations under its Member Guarantee and by the Partners of their guarantees set forth herein and by the Parent Guarantor of its Parent Guarantee;

(b)        in the case of any such transaction involving a Member Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Member Guarantor, as the case may be, shall be (1) ~~either~~the Parent Guarantor, the Obligor, such Member Guarantor or another Member Guarantor, (2) a solvent corporation, partnership or limited liability company that is organized and existing under the laws of Australia, New Zealand or the United States or any State or political subdivision of any thereof (including in the case of the United States, the District of Columbia) or any other Permitted Jurisdiction or the jurisdiction of organization of such Member Guarantor and, if such Member Guarantor, the Parent Guarantor, the Obligor or another Member Guarantor is not such corporation, partnership or limited liability company, (i) such corporation, partnership or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Member Guarantee of such Member Guarantor and (ii) the Obligor shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel in the appropriate jurisdiction(s), or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof or (3) any other Person so long as the transaction is treated as a Disposition of all of the assets of such Member Guarantor for purposes of Section 10.5 and, based on such characterization, would be permitted pursuant to Section 10.5;

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(c)        in the case of any such transaction involving a Member (other than the Parent Guarantor, the Obligor, a Partner and any Member Guarantor), the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Member, as the case may be, shall be (i) such Member, the Parent Guarantor, the Obligor or any other Member or (ii) any other Person so long as the transaction is treated as a Disposition of all of the assets of such Member for purposes of Section 10.5 and, based on such characterization, would be permitted pursuant to Section 10.5; and

(d)        immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Parent Guarantor, the Obligor, either Partner or any Member Guarantor shall have the effect of releasing the Parent Guarantor, the Obligor, such Partner or such Member Guarantor, as the case may be, or any successor corporation, partnership or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (~~x~~u) this Agreement or the Notes (in the case of the Obligor) ~~or~~, (~~y~~x) the applicable Member Guarantee (in the case of a Member Guarantor), (y) this Agreement or the Parent Guarantee (in the case of the Parent Guarantor) or (z) this Agreement (in the case of a Partner). To the extent that Section 8.4 would otherwise be applicable with respect to any transaction involving the ~~FOXTEL~~NXEA Consolidated Group, compliance by the Parent Guarantor, the Obligor and the Partners with the provisions of this Section 10.2 shall not be deemed to excuse compliance with or otherwise prejudice Section 8.4.

10.3.	Line of Business.

The Parent Guarantor, the Partners and the Obligor will not, and will not permit any Member Guarantor to, engage in any business if, as a result, the general nature of the business in which the ~~FOXTEL~~NXEA Consolidated Group, taken as a whole, would then be engaged would be substantially changed from the general nature of the Business.

10.4.	Terrorism Sanctions Regulations.

The Parent Guarantor, the Obligor and the Partners will not, and will not permit any Member to, (a) become a Blocked Person or (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person where such investments, dealings, or transactions would result in either (i) the ~~Obligor, any Partner or any Member or any Subsidiary of~~ Parent Guarantor, the Obligor, any Partner or any Member or any Subsidiary of the Parent Guarantor, the Obligor, any Partner or any Member, being in violation of any applicable law, except to the extent such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) any holder of a Note (an “Affected Noteholder”) being in violation of any laws or regulations administered or enforced by OFAC (any such violation described in this clause (ii), a “Noteholder Sanctions Violation”); provided that, a breach of clause (b)(ii) of this Section 10.4 as a result of any OFAC Event shall only occur with respect to any Noteholder Sanctions Violation if (A) the Noteholder Sanctions Violation directly resulted from actions taken by ~~either~~the Parent Guarantor, the Obligor or any Member after the occurrence of such OFAC Event (“Prohibited Subsequent Actions”) or (B) no Prohibited Subsequent Actions have occurred and (1) the Affected Noteholder with respect to

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such Noteholder Sanctions Violation has provided the Company with written notice of such Noteholder Sanctions Violation and such other information contemplated by Section 8.6 with respect thereto and (2) the Company shall have failed to comply with Section 8.6 with respect to such Noteholder Sanctions Violation.

10.5.	Sale of Assets.

The Parent Guarantor, the Obligor and the Partners will not, and ~~the Obligor~~ will not permit any Member to, sell, transfer, or otherwise dispose (collectively, a “Disposition”) of any of their properties or assets ~~(excluding, in the case of any Partner, any such property or assets that do not constitute Partnership Property of such Partner)~~, except:

(a)      Dispositions constituting the creation of a Lien not prohibited under Section 10.6(b);

(b)      Dispositions pursuant to Section 10.2 (excluding Sections 10.2(b)(3) and 10.2(c)(ii));

(c)      Dispositions to the Parent Guarantor, the Obligor or any Member;

(d)      Dispositions in the ordinary course of day to day trading at arm’s length;

(e)      Dispositions of property or assets in exchange for other properties or assets of comparable value and utility or where the proceeds of such Disposition are, within 90 days, used to acquire other properties or assets of comparable value for use in relation to the Business;

(f)      Dispositions of worn out, obsolete or redundant property or assets;

(g)      Dispositions on arm’s length terms of property or assets not required for the efficient operation of the Business;

(h)      ~~Dispositions by a Partner of any of its interest in the FOXTEL Partnership or the FOXTEL Television Partnership provided that such Disposition does not constitute a Change of Control~~[Reserved]; and

(i)      other Dispositions, provided that any such Disposition is for fair market value and (i) the aggregate book value of the properties and assets subject to all such Dispositions pursuant to this clause (i) during any fiscal year of the ~~FOXTEL~~NXEA Consolidated Group does not exceed 10% of Total Assets as at the end of the immediately preceding fiscal year of the ~~FOXTEL~~NXEA Consolidated Group (the “Disposition Cap”) or (ii) within 365 days after any such Disposition or portion thereof that would cause the Disposition Cap to be exceeded, the net after-tax proceeds of such Disposition (or relevant portion thereof, as the case may be) are used to (x) purchase productive assets for use by the Parent Guarantor, the Obligor or any Member Guarantor in the Business or (y) repay or prepay any unsubordinated Indebtedness of the Parent Guarantor, the Obligor or any Member Guarantor or any Indebtedness of any Member that is not a Member Guarantor (other than Indebtedness owing to the Parent Guarantor, the Obligor, a Member or a Partner); provided that, the Obligor has, on or prior to the application of any net after-tax proceeds to the repayment or prepayment of any Indebtedness pursuant to the foregoing

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clause (y), (1) offered to prepay the Notes with such net after- tax proceeds (in whole or, if the aggregate outstanding principal amount of the Notes at such time exceeds such net-after tax proceeds, in part) in accordance with Section 8.5 or (2) offered to prepay the Notes pro rata with all such Indebtedness in accordance with Section 8.5, whereby the aggregate principal amount of the Notes subject to such offer of prepayment shall be equal to the product of (A) the net after-tax proceeds being so applied and (B) a fraction, the numerator of which is the aggregate outstanding principal amount of the Notes at such time and the denominator of which is the aggregate outstanding principal amount of Indebtedness (including the Notes) receiving any repayment or prepayment (or offer thereof) pursuant to the foregoing clause (y); and provided further, that for purposes of this Section 10.5, “net after-tax proceeds” shall mean the gross proceeds from such Disposition net of any taxes, costs and expenses associated therewith.

Any Disposition of shares of stock of any Member shall, for purposes of this Section 10.5, be valued at an amount that bears the same proportion to the total assets of such Member as the number of such shares bears to the total number of shares of stock of such Member.

10.6.	Member Indebtedness; Liens.

(a)      The Parent Guarantor and the Obligor will not permit any Member (other than the Parent Guarantor and the Obligor) to create, assume, incur or guaranty or otherwise be or become liable in respect of any Indebtedness, other than:

(i)        Indebtedness existing on the date of the Closing to the extent such Indebtedness is set forth in Schedule 5.15;

(ii)        Indebtedness secured by Liens of any Member permitted pursuant to Section 10.6(b)(v) or, to the extent applicable to a Lien incurred pursuant to Section 10.6(b)(v), Section 10.6(b)(vi));

(iii)        Indebtedness of any Member Guarantor;

(iv)        Indebtedness owing to the Parent Guarantor or to the Obligor or to any other Member;

(v)        Indebtedness of each Person that becomes a Member or that merges into or consolidates with the Parent Guarantor or the Obligor or any Member, and which Indebtedness (x) was outstanding on the date that such Person so becomes a Member or merges into or consolidates with ~~either~~ the Parent Guarantor or the Obligor or any Member and (y) was not incurred in contemplation of such Person becoming a Member or merging into or consolidating with the Parent Guarantor or the Obligor or any Member;

(vi)        any extension, renewal or refunding of any Indebtedness permitted pursuant to clause (a)(i), (ii) or (v) above, provided that the principal amount of such Indebtedness is not increased; and

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(vii)        Indebtedness incurred by any Member in addition to Indebtedness described in clauses (a)(i) through (vi) above, provided that immediately after giving effect thereto the sum (without duplication) of (i) the aggregate outstanding principal amount of all Indebtedness of all Members incurred pursuant to this clause (a)(vii) plus (ii) the aggregate outstanding principal amount of all Indebtedness of the Parent Guarantor, the Obligor and Members secured by Liens pursuant to Section 10.6(b)(vii), shall not exceed 10% of Total Assets at such time.

(b)      The Parent Guarantor, the Obligor and the Partners will not, and ~~the Obligor~~ will not permit any Member to, create, permit or suffer to exist any Lien over all or any property or assets ~~(excluding, in the case of any Partner, any such property or assets that do not constitute Partnership Property of such Partner)~~, whether now owned or hereafter acquired, of the Parent Guarantor, the Obligor, either Partner or any Member, except for:

(i)        Liens existing on the date of the Closing to the extent such Liens are set forth in Schedule 5.15;

(ii)        Liens of any Member (other than the Parent Guarantor, the Obligor or any Member Guarantor) in favor of the Parent Guarantor, the Obligor or any other Member and Liens of the Parent Guarantor, the Obligor or any Member Guarantor in favor of the Parent Guarantor, the Obligor or any Member Guarantor;

(iii)        Liens arising by operation of law in the ordinary course of its ordinary business securing (A) an obligation that is not yet due or (B) if due but unpaid, Indebtedness which is being contested in good faith;

(iv)        Liens in relation to retention of title arrangements entered into in the ordinary course of its business for a period of not more than 120 days;

(v)        Liens (A) on property or assets acquired, constructed or improved by the Parent Guarantor, the Obligor or any Member after the date of Closing, or in rights relating to such property or assets, which Liens are created at the time of acquisition or completion of construction or improvement of such property or assets or within 365 days thereafter, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price of the acquisition or cost of construction or improvement of such property or assets, (B) on property or assets at the time of the acquisition thereof by the Parent Guarantor, the Obligor or any Member (and not incurred in anticipation thereof), and (C) on property or assets of a Person at the time that such Person becomes a Member, or the Parent Guarantor, the Obligor or any Member acquires or leases the properties or assets of such Person as an entirety or substantially as an entirety, or such Person merges into or consolidates with the Parent Guarantor, the Obligor or any Member (and in each case not incurred in anticipation thereof), provided that (x) in the case of the foregoing clause (A), the aggregate principal amount of Indebtedness secured by any such Lien in respect of any such property or assets shall not exceed the lower

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of the cost and the fair market value of such property (or rights relating thereto) and (y) in the case of the foregoing clauses (A), (B) and (C), no such Lien shall extend to or cover any other property or assets of the Parent Guarantor, the Obligor or any Member;

(vi)        Liens incurred in connection with any extension, renewal, refinancing, replacement or refunding of any Liens (or related Indebtedness) permitted pursuant to clause (b)(i) or (v) above, provided that (A) the principal amount of Indebtedness secured thereby immediately before giving effect to such extension, renewal, refinancing, replacement or refunding is not increased and (B) such Lien is not extended to any other property of the Parent Guarantor, the Obligor or any Member; and

(vii)        Liens securing Indebtedness of the Parent Guarantor, the Obligor or any Member in addition to those described in clauses (b)(i) through (vi) above, provided that (x) immediately after giving effect thereto the sum (without duplication) of (1) the aggregate outstanding principal amount of all Indebtedness of the Parent Guarantor, the Obligor and Members secured by Liens pursuant to this clause (b)(vii) plus (2) the aggregate outstanding principal amount of all Indebtedness of all Members incurred pursuant to Section 10.6(a)(vii) above, shall not exceed 10% of Total Assets at such time and (y) in no event shall the Parent Guarantor, the Obligor or any Member create, permit or suffer to exist any Lien securing any Indebtedness under any Facility Agreement pursuant to this clause (b)(vii).

10.7.	Interest Cover Ratio.

The ~~Obligor~~Parent Guarantor will not permit as of the last day of any fiscal quarter of the ~~FOXTEL Group~~NXEA Consolidated Group (each such date, a “Calculation Date”) the ratio of (a) EBITDA to (b) Interest Service (the “Interest Cover Ratio”), in each case for the twelve month period ending on such ~~day~~Calculation Date, to be less than 3.50:1~~.~~; provided, that, for the purposes of this Section 10.7, (i) if the Parent Guarantor, the Obligor or other Member acquires or disposes of any entity or business or part of a business during any twelve month period ending such Calculation Date, EBITDA and Interest Service for such period shall be determined on a pro forma basis assuming that such acquisition or disposal had occurred as of the first day of such period and (ii) the AASB 16 Change in Lease Treatment will be ignored for the purposes of this Section 10.7. Each relevant Compliance Certificate shall include any reconciliations necessary to enable the calculation of the Interest Cover Ratio on the basis set forth in the foregoing proviso.

10.8.	~~Total~~Net Debt to EBITDA Ratio.

The ~~Obligor~~Parent Guarantor will not permit as of ~~the last day of any fiscal quarter of the FOXTEL Group~~any Calculation Date the ratio of (a) ~~Total~~Net Debt on such ~~day~~Calculation Date to (b) EBITDA for the twelve month period ending on such ~~day, to be greater than 3.75~~Calculation Date (the “Net Debt to EBITDA Ratio”):~~1;~~

(i)        for any Calculation Date on and from the Amendment No. 1 Date to (and including) June 30, 2020, to be greater than 3.75:1;

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(ii)        for any Calculation Date on and from July 1, 2020 to (and including) June 30, 2021, to be greater than 3.50:1; and

(iii)        for any Calculation Date on and from July 1, 2021 and thereafter, to be greater than 3.25:1,

provided, that, for the purposes of this Section 10.8, ~~if any~~(x) if the Parent Guarantor, the Obligor or other Member acquires or disposes of any entity or business or part of a business during any twelve month period ending on the last day of any fiscal quarter of the ~~FOXTEL~~NXEA Consolidated Group, EBITDA for such period shall be determined on a pro forma basis assuming that such acquisition or disposal had occurred as of the first day of such period~~.~~ and (y) the AASB 16 Change in Lease Treatment will be ignored for the purposes of this Section 10.8. Each relevant Compliance Certificate shall include any reconciliations necessary to enable the calculation of the Net Debt to EBITDA Ratio on the basis set forth in the foregoing proviso.

10.9.	Distributions.

The Parent Guarantor and the Obligor will not, and will not permit any Member Guarantor or Partner to:

(a) pay any cash Distribution (other than (i) payments of principal and interest under the Working Capital Facility Agreement at any time that it is not Subordinated Debt as set forth in Section 10.10 and (ii) Distributions to another Transaction Party), if the Net Debt to EBITDA Ratio on the most recent Calculation Date was (or would be taking into account such cash Distribution being paid):

(i)         for any Calculation Date on and from the Amendment No. 1 Date to (and including) June 30, 2020, greater than 2.50:1.00;

(ii)         for any Calculation Date on and from the July 1, 2020 to (and including) June 30, 2021, greater than 2.25:1.00;

(iii)         for any Calculation Date on and from July 1, 2021 and thereafter, greater than 2.00:1.00; and

(b)          ~~The Obligor and the Partners (other than a Partner in respect of assets or funds unrelated to the Partnership Property) will not, and the Obligor will not permit any Member Guarantor to~~at any time, make any Distribution (including in respect of Subordinated Debt) at any time if a Default or an Event of Default is continuing at such time or would result from such Distribution.

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10.10.	Springing Net Debt to EBITDA Ratio.

(a)          If as of any Calculation Date, the Net Debt to EBITDA Ratio is:

(i)          on and from the Amendment No. 1 Date to (and including) June 30, 2020, greater than 3.50:1;

(ii)         on and from July 1, 2020 to (and including) June 30, 2021, greater than 3.25:1; and

(iii)        on and from July 1, 2021 and thereafter, greater than 3.00:1,

the Parent Guarantor must ensure that an amount of the Indebtedness provided under the Working Capital Facility Agreement will be converted into Subordinated Debt (on terms set out in the Working Capital Subordination Deed) to ensure that the Net Debt to EBITDA Ratio, if calculated or recalculated (as applicable) taking into account such conversion, would not result in a breach of the relevant covenant level set forth in clause (i), (ii) or (iii) above, as applicable (the “WC Cure Amount”).

(b)          If the amount drawn under the Working Capital Facility Agreement at any relevant time as set forth in clause (a) above is less than the WC Cure Amount, the Parent Guarantor will draw down any available commitment under the Working Capital Facility Agreement up to the WC Cure Amount (the “WC Cure Amount Drawing”) and cause such amount to be converted into Subordinated Debt in accordance with clause (a) above.

(c)          If the Parent Guarantor has made any WC Cure Amount Drawing, the Parent Guarantor will give prompt written notice thereof to the holders of all Notes then outstanding, which notice shall (i) refer specifically to this Section 10.10(c) and specify (x) the aggregate amount of such WC Cure Amount Drawing and (y) the Aggregate NGA Principal Prepayment Amount with respect thereto, (ii) specify the principal amount of each Note held by such holder to be offered to be prepaid (if the Notes are offered to be prepaid in part, the Parent Guarantor shall offer to prepay the same percentage of the unpaid principal amount of the Notes of each series, and the principal amount of the Notes of each series so to be offered to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment (the “WC Cure Ratable Amount”)), (iii) specify a Business Day for such prepayment not less than 30 days and not more than 60 days after the date of such notice (the “WC Cure Amount Prepayment Date”) and specify the WC Cure Amount Response Date (as defined below) and (iv) offer to prepay on the WC Cure Amount Prepayment Date the outstanding principal amount of each Note (or, if the Notes are offered to be prepaid in part, the WC Cure Ratable Amount of each Note), together with interest accrued thereon to the WC Cure Amount Prepayment Date (the “WC Cure Prepayment Amount”). Each holder of a Note shall notify the Parent Guarantor of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Parent Guarantor on a date at least ten days prior to the WC Cure Amount Prepayment Date (such date ten days prior to the WC Cure Amount Prepayment Date being the “WC Cure Amount Response Date”). The Parent Guarantor shall prepay on the WC Cure Amount Prepayment Date the WC Cure Prepayment Amount with respect to each Note held by the holders who have accepted such offer in accordance with this Section 10.10(c). The failure by a holder of any Note to respond to such offer in writing on or before the WC Cure Amount Response Date shall be deemed to be a rejection of such offer. If any holder of a Note rejects or

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is deemed to have rejected any offer of prepayment with respect to such Note in accordance with this Section 10.10(c), the Parent Guarantor shall utilize or apply the unapplied Aggregate NGA Principal Prepayment Amount to repay other Indebtedness (excluding Subordinated Debt).

(d)          For the purposes of this Section 10.10, (i) if the Parent Guarantor, the Obligor or other Member acquires or disposes of any entity or business or part of a business during any twelve month period ending on the last day of any fiscal quarter of the NXEA Consolidated Group, EBITDA for such period shall be determined on a pro forma basis assuming that such acquisition or disposal had occurred as of the first day of such period and (ii) the AASB 16 Change in Lease Treatment will be ignored for the purposes of this Section 10.10. Each relevant Compliance Certificate shall include any reconciliations necessary to enable the calculation of the Net Debt to EBITDA Ratio on the basis set forth in the foregoing proviso.

(e)          For the avoidance of doubt (but without limiting the requirements of clause (b) above), there will be no breach of this Section 10.10 if all of the Indebtedness provided under the Working Capital Facility Agreement is converted into Subordinated Debt.

(f)         Each holder of Notes agrees that the Foxtel Agent shall be permitted to nominate this Agreement, the Notes and each Member Guarantee as “Senior Debt Documents” as defined under and for purposes of the Working Capital Subordination Deed pursuant to the terms set forth therein (including, without limitation, clause 2.1(c) thereof).

(g)          Notwithstanding Section 19.1, this Section 10.10 may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor, the Obligor, the Partners and the holder of each Note at the time outstanding affected thereby.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)         default shall be made in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)         default shall be made in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c)         default shall be made by the Parent Guarantor, the Obligor or either Partner in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.5 through ~~10.9~~10.10, inclusive, or any Additional Covenant; or

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(d)         default shall be made by the Parent Guarantor, the Obligor or either Partner in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Parent Guarantor, the Obligor or either Partner receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)         any representation or warranty made in writing by or on behalf of any Transaction Party or by any officer of any Transaction Party in any Finance Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)         (i) any Transaction Party or any Member is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least A$25,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) any Transaction Party or any Member is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least A$25,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than (A) the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests or (B) as a result of a Change of Control or any Disposition requiring any purchase or repayment of Indebtedness (or offer therefor) pursuant to Section 8.4 or 8.5, provided that the Obligor is in compliance with the provisions of Section 8.4 or 8.5, as the case may be), (x) any Transaction Party or any Member has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least A$25,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require any Transaction Party or any Member so to purchase or repay such Indebtedness; or

(g)         any Transaction Party (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, other than for the purpose of a reconstruction, amalgamation, merger or consolidation while solvent, (iii) makes an assignment for the benefit of its creditors as a whole in connection with any bankruptcy, insolvency or reorganization, (iv) consents to the appointment of a custodian, receiver, controller, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, other than for the purpose of a reconstruction, amalgamation, merger or consolidation while solvent, (v) is adjudicated as insolvent or to be liquidated or (vi) takes corporate or other organizational action for the purpose of any of the foregoing; or

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(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Transaction Party, a custodian, receiver, controller, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Transaction Party, other than for the purpose of a reconstruction, amalgamation, merger or consolidation while solvent, or any such petition shall be filed against any Transaction Party and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to any Transaction Party which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

(j) a final judgment or judgments for the payment of money aggregating in excess of A$25,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of any Transaction Parties and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor, the Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed A$25,000,000, (iv) the Parent Guarantor, the Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor, the Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Parent Guarantor, the Obligor or any Member establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor, the Obligor or such Member thereunder, (vii) the Parent Guarantor, the

43

Obligor or any Member fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) the Parent Guarantor, the Obligor or any Member becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(l)      (i) all or any material part of the property of the ~~FOXTEL~~NXEA Consolidated Group is compulsorily acquired by, or by order of, a Governmental Authority or under law, (ii) a Governmental Authority orders the sale, vesting or divesting of all or any material part of the property of the ~~FOXTEL~~NXEA Consolidated Group or (iii) a Governmental Authority takes any action for the purpose of any of the foregoing, in each case where the value of the property concerned exceeds A$25,000,000;

(m)      any ~~Person incurring Subordinated Debt~~ party to a Subordination Deed or the Working Capital Subordination Deed breaches any material representation, warranty or undertaking given by it ~~under its Subordination Deed~~thereunder; or

(n)       the Parent Guarantee or any Member Guarantee shall cease to be in full force and effect or the Parent Guarantor or any Member Guarantor or any Person acting on behalf of the Parent Guarantor or any Member Guarantor shall contest in any manner the validity, binding nature or enforceability of the Parent Guarantee or any Member Guarantee or the Guarantor or any Partner shall contest in any manner the validity, binding nature or enforceability of its guarantee herein.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1.	Acceleration.

(a)      If an Event of Default with respect to any Transaction Party described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)      If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)      If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

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Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligor and each Partner acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Finance Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c) (but prior to enforcement being undertaken under any Finance Document), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) no Transaction Party nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

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12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof or by any other Finance Document shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligor under Section 17, the Obligor will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	TAX INDEMNIFICATION.

All payments whatsoever under the Finance Documents to which the Obligor or either Partner is a party will be made by the Obligor or such Partner, as the case may be, in lawful currency of the United States of America (in the case of payments in respect of the U.S. Dollar Notes) or Australia (in the case of payments in respect of the Series G Notes) free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States, Canada (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Canada), Japan (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Japan) or Australia (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Australia) (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Obligor or either Partner under any Finance Document to which it is a party, the Obligor or such Partner, as the case may be, will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of the relevant Finance Document after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of the relevant Finance Document before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)      any Excluded Tax;

(b)      with respect to a holder of any Note, any Tax that would not have been imposed but for any breach by such holder of any representation made or deemed to have been made by such holder pursuant to Section 6.3(a), 6.3(c) or 6.3(d);

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(c)      any Tax that would not have been imposed had any holder of a Note that is an Australian tax resident or holds the Note in connection with a permanent establishment in Australia provided the Company with:

(i)      its Australian business number; or

(ii)      its Australian tax file number or evidence of an exemption from providing an Australian tax file number;

(d)      any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note (with the benefit of the guarantees of the Guarantor and the Partners hereunder) or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Obligor or either Partner, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of any Finance Documents are made to, the Taxing Jurisdiction imposing the relevant Tax;

(e)      any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Obligor or either Partner) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (e) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Obligor or either Partner no later than 45 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any); or

(f)      any combination of clauses (a), (b), (c), (d) and (e) above;

and provided further that in no event shall the Obligor or either Partner be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America, Canada, Japan, Australia or any other jurisdiction in which an original Purchaser is resident for tax

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purposes on the date of the Closing in excess of the amounts that the Obligor or such Partner would be obligated to pay if such holder had been a resident of the United States of America, Canada, Japan, Australia or such other jurisdiction, as applicable (and, to the extent applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America, Canada, Japan, Australia or such other jurisdiction and the relevant Taxing Jurisdiction to the extent that such eligibility would reduce such additional amounts), or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Obligor or such Partner shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (e) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Obligor or either Partner all such forms, certificates, documents and returns provided to such holder by the Obligor or such Partner (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of an applicable tax treaty and (y) provide the Obligor or either Partner with such information with respect to such holder as the Obligor or such Partner may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Obligor or the relevant Partner or mailed to the appropriate taxing authority, whichever is applicable, within 45 days following a written request of the Obligor or either Partner (which request shall be accompanied by copies of such Form) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date of the Closing the Obligor will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the relevant Taxing Jurisdiction pursuant to clause (e) of the second paragraph of this Section 13, if any, and in connection with the transfer of any Note, the Obligor will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by the Obligor or either Partner to or for the account of the holder of any Note after deduction for or on account of any Taxes, and additional amounts are paid by the Obligor or such Partner pursuant to this Section 13, then, if such holder has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Obligor or such Partner such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or

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similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (e) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Obligor or the relevant Partner will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Obligor or such Partner of any Tax in respect of any amounts paid under any Finance Document the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Obligor or such Partner, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Obligor or either Partner is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Obligor or such Partner would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Obligor or such Partner will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Obligor or such Partner) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Obligor or either Partner makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Obligor or such Partner (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Obligor or such Partner, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Obligor and the Partners under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

14.	GUARANTOR AND PARTNER GUARANTEE, LIMITED RECOURSE, CONSENTS, ETC.

14.1.	Guarantee.

The Guarantor and each Partner hereby guarantees to each holder of any Note or Notes at any time outstanding (a) the prompt payment in full, in U.S. Dollars, in the case of U.S. Dollar Notes, or Australian Dollars, in the case of the Series G Notes, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest on the Notes (including,

49

without limitation, any interest on any overdue principal, Make-Whole Amount and Modified Make-Whole Amount, if any, and, to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Section 13) and all other amounts from time to time owing by the Company under this Agreement and the Notes (including, without limitation, costs, expenses and taxes in accordance with the terms hereof), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor and each Partner hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Guarantor and such Partner will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under this Agreement, including, without limitation, reasonable counsel fees.

All obligations of the Guarantor and the Partners under Sections 14.1 and 14.2 shall survive the transfer of any Note, and any obligations of the Guarantor and the Partners under Sections 14.1 and 14.2 with respect to which the underlying obligation of the Company is expressly stated to survive the payment of any Note shall also survive payment of such Note.

14.2.	Obligations Unconditional.

(a)        The obligations of the Guarantor and each Partner under Section 14.1 constitute a present and continuing guaranty of payment and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any Guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.2 that the obligations of the Guarantor and each Partner hereunder shall be absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor and each Partner hereunder which shall remain absolute, unconditional and irrevocable as described above:

(1)        any amendment or modification of any provision of this Agreement (other than Section 14.1 or 14.2), any Member Guarantee or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

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(2)        any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement, the Notes or any Member Guarantee, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3)        any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

(4)        the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes or any other agreement;

(5)        any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any shares of capital stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

(6)        any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of this Agreement, the Notes or any other agreement;

(7)        any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes or any other agreement;

(8)        any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof, and other person providing a Guaranty of, or security for, any of the Guaranteed Obligations; or

(9)        any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full of the Guaranteed Obligations).

(b)        The Guarantor and each Partner hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

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(c)        In the event that the Guarantor or either Partner shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Guarantor or such Partner, as applicable, shall not exercise any subrogation or other rights hereunder or under the Notes and the Guarantor or such Partner, as applicable, hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. Prior to the payment in full of the Guaranteed Obligations, if any amount shall be paid to the Guarantor or either Partner, as applicable, on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Guarantor and each Partner agrees that its obligations under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(d)        If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person (other than the Guarantor or either Partner as to itself) of a case or proceeding under a bankruptcy or insolvency law, the Guarantor and each Partner agrees that, for purposes of the guarantee in this Section 14 and the Guarantor’s and each Partner’s obligations under this Agreement, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of this Agreement, and the Guarantor and each Partner shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amounts and any other amounts guaranteed hereunder without further notice or demand.

(e)        The guarantee in Sections 14.1 and 14.2 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

14.3.	Limited Recourse to the Partners.

(a)        Notwithstanding Sections 14.1 and 14.2 above and any other provisions of the Finance Documents (other than Section 14.3(d) below) the obligation of each Partner to pay any amount under any Finance Document (whether present, future or prospective) is limited to the extent that the amount can be satisfied out of its Partnership Property.

(b)        Each party irrevocably and unconditionally releases all claims it may have against either Partner under or in connection with the Finance Documents except to the extent that such Partner is liable under Section 14.3(a).

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(c)        No party shall have any claim against or recourse to the directors, officers or employees of either Partner, by operation of law or otherwise. Such recourse is irrevocably waived.

(d)        Nothing in Section 14.3(a) or 14.3(c) limits the liability of either Partner in respect of any loss, cost or expense suffered or incurred by any holder of a Note as a result of:

(i)        the fraud or willful default of such Partner or any of its directors, officers or employees under or in connection with the Finance Documents; provided, that, the failure of any Partner to comply with an obligation to pay its Obligations under the Finance Documents will not in itself constitute fraud or willful default of such Partner;

(ii)        any breach of an undertaking given by such Partner in:

(A)        Sections 10.4, 10.5 or 10.6(b) of this Agreement; or

(B)        any Subordination Deed to which such Partner is individually expressed to be a party; or

(iii)        the incorrectness or untruthfulness of any warranty or representation given by such Partner in:

(A)        Sections 5.1, 5.2, 5.6, 5.10, 5.22, 5.23 or clause (i) of Section 5.21; or

(B)        any Subordination Deed to which such Partner is individually expressed to be a party.

(e)        Except to the extent that either Partner is liable under Section 14.3(d), a party may satisfy its rights against such Partner arising from non payment of its Obligations only to the extent that such rights can be satisfied from such Partner’s Partnership Property and no party may, in connection with such Obligations:

(i)        take any action against such Partner, its directors, officers or employees personally to recover any part of its Obligations which cannot be satisfied out of the Partnership Property of such Partner or obtain a judgment for the payment of money or damages by such Partner, its directors, officers or employees;

(ii)         issue any demand under section 459E(1) of the Corporations Act (or any analogous provision under any other law) against such Partner;

(iii)         apply for or prove in (except to the extent that such Partner is liable under Section 14.3(a)) the winding up of such Partner;

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(iv)     levy execution or take any action against any asset of such Partner (other than the Partnership Property of such Partner) to recover any of its Obligations; or

(v)     apply for the appointment of a receiver to any of the assets of such Partner (other than the Partnership Property of such Partner); or

(vi)     take any proceedings for any of the above and each party waives its rights in respect of those actions, applications and proceedings.

(f)     Despite anything in, or in connection with, the Finance Documents, each party hereto agrees that (i) claims under or in connection with the Finance Documents are not claims to which the Telstra Deed of Cross Guarantee applies in any way, and (ii) it may not claim or attempt to claim to have any rights under, or make any claim or seek to enforce any rights, in connection with the Telstra Deed of Cross Guarantee.

(g)     For the avoidance of doubt, nothing in this Section 14.3 prevents or limits any party from obtaining a declaration concerning any of the Finance Documents, an injunction or other order restraining any breach of a Finance Document or otherwise in relation to the Partnership Property of a Partner. This clause operates as a release and a covenant not to sue and may be pleaded in bar to any action brought in breach of it.

(h)     No party in the exercise of any right, power, authority, discretion or remedy conferred on it by any Finance Document or any applicable law, including any voting rights under the Finance Documents, nor any other Person appointed by any party under the Finance Documents (an “Administrator”) has the power or authority to incur obligations binding on a Partner other than obligations the extent and enforcement of which are limited in the same manner as the extent and enforcement of a Partner’s obligations under the Finance Documents are limited by this Section 14.3.

(i)     No party may appoint any Administrator with the power or authority to incur obligations binding on a Partner unless (i) the authority of such Administrator is limited in accordance with this Section 14.3, and (ii) such Administrator executes an agreement acknowledging the limitation.

(j)     This Section 14.3 shall apply despite any other provision in any document or any other thing and, in the event of any inconsistency between this Section 14.3 and another provision of a Finance Document, this Section 14.3 shall prevail.

14.4.	Consent of Partners.

The parties hereto acknowledge and agree that the other parties hereto are entitled to treat any discharge, receipt, waiver, consent, communication, agreement, act or other thing given or effected by the Obligor as having been given or effected for or on behalf of, and with the authority and consent of, the Partners.

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15.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

15.1.	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

15.2.	Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 20) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by (i) a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant beneficial owner’s name, any nominee name, address and other details for notices of each transferee of such Note or part thereof and (ii) a QP Transfer Certificate duly executed by each transferee of such Note) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, 1-B, 1-C or 1-D, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$100,000 in the case of the U.S. Dollar Notes, and A$100,000 in the case of the Series G Notes, provided that if necessary to enable the registration of transfer by a holder of its entire holding of a series of the Notes, one Note of such series may be in a denomination of less than U.S.$100,000 or A$100,000, as the case may be. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have agreed to be bound by the provisions contained herein expressed to be, or that otherwise are, applicable to holders of Notes and to have made (as of the date of such acceptance instead of the date of the Closing) the representations set forth in Section 6, except with respect to Sections 6.1, 6.3(a) and 6.3(d).

15.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 20) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

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(a)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)     in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series and currency, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

16.	PAYMENTS ON NOTES.

16.1.	Place of Payment.

Subject to Section 16.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

16.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligor and the Partners made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its address as set forth in Section 20. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2. The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 16.2.

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17.	EXPENSES, ETC.

17.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Parent Guarantor and the Obligor ~~will~~jointly and severally agree to pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Finance Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Finance Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Finance Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent Guarantor, the Obligor, either Partner or any Member or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes or by any other Finance Document and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed U.S.$4,400. The Parent Guarantor and/or the Obligor will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

17.2.	Certain Taxes.

The Parent Guarantor and the Obligor ~~agrees~~jointly and severally agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of any Finance Document or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States, Australia or any other applicable jurisdiction or of any amendment of, or waiver or consent under or with respect to, any Finance Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Parent Guarantor and/or the Obligor pursuant to this Section 17, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Parent Guarantor, the Obligor or any Partner hereunder or by any Member Guarantor under any Member Guarantee.

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17.3.	Survival.

The obligations of the Parent Guarantor and the Obligor under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Finance Document, and the termination of this Agreement.

18.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent Guarantor, the Obligor or either Partner pursuant to this Agreement shall be deemed representations and warranties of the Parent Guarantor, the Obligor or such Partner, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Finance Documents embody the entire agreement and understanding between each Purchaser, the Parent Guarantor, the Obligor and each Partner, and supersede all prior agreements and understandings relating to the subject matter hereof.

19.	AMENDMENT AND WAIVER.

19.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligor, the Partners and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 23, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 13, 14, 19, 22 or 24.11.

19.2.	Solicitation of Holders of Notes.

(a)     Solicitation. The Obligor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligor will deliver executed or true and correct

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copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)     Payment. No Transaction Party or any Member will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any other Finance Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)     Consent in Contemplation of Transfer. Any consent made pursuant to this Section 19.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Obligor, any Member or any Affiliate of the Obligor or any Member pursuant to an offer made pursuant to clause (b) of the first sentence of Section 8.9 and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

19.3.	Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligor and the Partners without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligor and the holder of any Note or between either Partner and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or under any Member Guarantee shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4.	Notes Held by any Transaction Party or Member, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Transaction Party or any Member or any Affiliate of any Transaction Party or any Member shall be deemed not to be outstanding.

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20.	NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall, to the extent that the recipient has supplied an email address for receipt of such notices and communications, be by way of electronic mail. If any recipient has not supplied an email address for receipt of notices and communications provided for hereunder, notices and communications shall be provided by physical delivery, sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an air express delivery service (charges prepaid), or (b) by an air express delivery service (with charges prepaid).

All notices and communications provided for hereunder shall be sent:

(i)       if to a Purchaser or its nominee, to such Purchaser or nominee at the address (whether email or physical) specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)       if to any other holder of any Note, to such holder at such address (whether email or physical) as such other holder shall have specified to the Company in writing,

(iii)       if to the Company, to the Company at its address (whether email or physical) set forth at the beginning hereof (in the case of physical delivery, to the attention of the Chief Financial Officer), or at such other address as the Company shall have specified to the holder of each Note in writing,

(iv)       if to the Guarantor, to the Guarantor at its address (whether email or physical) set forth at the beginning hereof (in the case of physical delivery, to the attention of the Chief Financial Officer), or at such other address as the Guarantor shall have specified to the holder of each Note in writing,

(v)        if to the Parent Guarantor, to the Parent Guarantor at its address (whether email or physical) set forth at the beginning hereof (in the case of physical delivery, to the attention of the Chief Financial Officer), or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing,

(~~v~~vi)   if to Sky Cable, to Sky Cable at its address (whether email or physical) set forth at the beginning hereof (in the case of physical delivery, to the attention of the Company Secretary), or at such other address as Sky Cable shall have specified to the holder of each Note in writing, and

(~~vi~~vii) if to ~~Telstra~~Foxtel Media, to ~~Telstra~~Foxtel Media at its address (whether email or physical) set forth at the beginning hereof (in the case of physical delivery, to the attention of the Head of Media), or at such other address as ~~Telstra~~Foxtel Media shall have specified to the holder of each Note in writing.

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Notices under this Section 20 will be deemed given only when actually received. All notices related to any Default, Event of Default, acceleration or prepayment shall, in addition to delivery by email (if applicable), be sent by physical delivery as set forth above.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement or any Member Guarantee shall be in English or accompanied by an English translation thereof.

21.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Parent Guarantor, the Obligor and the Partners agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit the Parent Guarantor, the Obligor, either Partner or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

22.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 22, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Transaction Party or any Member in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Transaction Party or such Member, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Transaction Party or any Member or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note

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or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which it offers to purchase any security of the Obligor or either Partner (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Additionally, no Purchaser may disclose any information of the kind referred to in section 275(1) of the PPSA other than where (a) required due to the operation of section 275(7) of the PPSA or (b) otherwise permitted to be disclosed pursuant to this Section 22. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by the Obligor or either Partner in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligor and the Partners embodying the provisions of this Section 22.

23.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 23), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 23), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

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24.	MISCELLANEOUS.

24.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

24.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

24.3.	Accounting Terms.

(a)      All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with Relevant GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with Relevant GAAP, and all financial statements shall be prepared in accordance with Relevant GAAP~~, where applicable for special purpose accounts~~.

(b)      For purposes of determining compliance with the financial covenants contained in this Agreement, any election by ~~an~~the Parent Guarantor, the Obligor or a Partner to measure an item of Indebtedness using fair value (as permitted by International Accounting Standard 39 or any similar accounting standard (the “Relevant Accounting Standard”)) shall be disregarded and such determination shall be made as if such election had not been made. The foregoing restriction shall not apply to any derivative financial instrument and shall not restrict in any way valuations related to hedge accounting under any Relevant Accounting Standard.

24.4.	Change in Relevant GAAP.

If the Obligor notifies the holders of Notes that, in the Obligor’s reasonable opinion, or if the Required Holders notify the Obligor that, in the Required Holders’ reasonable opinion, as a result of changes in Relevant GAAP after the date of this Agreement (“Subsequent Changes”), any of the covenants contained in Sections 10.5, 10.6, 10.7 ~~and~~, 10.8, 10.9 and 10.10, or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the ~~Obligor~~Parent Guarantor than as at the date of this Agreement, the Obligor and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to

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establish alternative covenants or defined terms. Until the Parent Guarantor, the Obligor and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.5, 10.6, 10.7 ~~and~~, 10.8, 10.9 and 10.10, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Obligor shall include relevant reconciliations in reasonable detail between Relevant GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each ~~certificate of a Senior Financial Officer~~Compliance Certificate delivered pursuant to Section 7.2~~(a)~~ during such period. To the extent that a Default or Event of Default shall have occurred and be continuing, any Additional Covenants shall be subject to the effect of this Section 24.4.

24.5.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.6.	Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

24.7.	Ratification.

As a shareholder of any Member Guarantor, the Parent Guarantor, the Obligor and each Partner hereby ratifies and confirms the execution, delivery and performance by such Member Guarantor of its Member Guarantee and all documents, certificates and other agreements related thereto or contemplated thereby.

24.8.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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24.9.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

24.10. Jurisdiction	and Process; Waiver of Jury Trial.

(a)        Each of the Parent Guarantor, the Obligor and each Partner irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Parent Guarantee or the Notes. To the fullest extent permitted by applicable law, each of the Parent Guarantor, the Obligor and each Partner irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)        Each of the Parent Guarantor, the Obligor and each Partner agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.10(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)        Each of the Parent Guarantor, the Obligor and each Partner consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 24.10(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 20, to National Registered Agents, Inc., at 111 Eighth Avenue, New York, NY 10011, as its agent for the purpose of accepting service of any process in the United States. Each of the Parent Guarantor, the Obligor and each Partner agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)        Nothing in this Section 24.10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Parent Guarantor, the Obligor or either Partner in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

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(e)        Each of the Parent Guarantor, the Obligor and each Partner hereby irrevocably appoints National Registered Agents, Inc. to receive for it, and on its behalf, service of process in the United States.

(f)        THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

24.11. Obligation	to Make Payments in Applicable Currency.

(a)        Any payment on account of an amount that is payable under the U.S. Dollar Notes in U.S. Dollars which is made to or for the account of any holder of U.S. Dollar Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Obligor or either Partner, shall constitute a discharge of the obligation of the Obligor or such Partner under this Agreement or the U.S. Dollar Notes, as the case may be, only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Obligor and the Partners agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

(b)        Any payment on account of an amount that is payable under the Series G Notes in Australian Dollars which is made to or for the account of any holder of Series G Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Obligor or either Partner, shall constitute a discharge of the obligation of the Obligor or such Partner under this Agreement or the Series G Notes, as the case may be, only to the extent of the amount of Australian Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Australian Dollars that could be so purchased is less than the amount of Australian Dollars originally due to such holder, the Obligor and the Partners agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

(c)        Costs and expenses payable pursuant to Section 17.1 or 17.2 shall be paid in either U.S. Dollars or Australian Dollars depending on the currency in which such costs and expenses are incurred and billed, subject to the same indemnity set forth in clause (a) above (in the case of U.S. Dollars) or clause (b) above (in the case of Australian Dollars).

(d)        Any payment under any provision of this Agreement (other than as specified in clauses (b) and (c) above) shall be in U.S. Dollars and any such payment made in any other currency, whether as a result of any judgment or order or the enforcement thereof or the

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realization of any security or the liquidation of the Obligor or either Partner, shall constitute a discharge of the obligation of the Obligor or such Partner hereunder only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Obligor and the Partners agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

(e)        The indemnities contained in the foregoing clauses (a) through (d) shall, to the fullest extent permitted by law, constitute obligations separate and independent from the other obligations contained in this Agreement and the Notes and shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Notes or under any judgment or order. As used in this Section 24.11, the term “London Banking Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

24.12. Exchange	Rate.

For the purpose of (i) determining the percentage ownership of Notes under the definition of “Required Holders”, (ii) determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding and (iii) any other determination of the requisite percentage of the principal amount of any Notes of more than one currency, the principal amount of any outstanding Series G Note shall be deemed to be the equivalent amount in U.S. Dollars calculated by converting such principal amount of Series G Notes into U.S. Dollars at a rate of exchange of U.S.$1.00 = A$0.9715.

For the purpose of allocating any partial prepayment of Notes or offer of partial prepayment of Notes pursuant to Section 8.2, the principal amount of any outstanding Series G Note shall be deemed to be the equivalent amount in U.S. Dollars calculated by converting such principal amount of Series G Notes into U.S. Dollars at a rate of exchange indicated on the applicable screen of Bloomberg Financial Markets as of the end of the second Business Day immediately preceding the date of such prepayment or offer.

24.13.  Member Guarantee by any Partner.

Notwithstanding any other provision set forth in this Agreement, any Partner may be a Member Guarantor from time to time, including as required pursuant to Section 9.8. Any rights and obligations of any Partner under a Member Guarantee to which it is a party shall be in

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addition to and distinct from the rights and obligations of such Partner set forth in Section 14.1 and Section 14.2 and shall not be limited by Section 14.3.

*    *    *    *    *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you, the Company, the Guarantor and the Partners.

Very truly yours,

Executed in accordance with

section 127 of the Corporations Act

2001 by FOXTEL MANAGEMENT

PTY LIMITED, in its own capacity:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Executed in accordance with

section 127 of the Corporations Act

2001 by FOXTEL MANAGEMENT

PTY LIMITED, in its capacity as agent

for the Partners as a partnership carrying

on the business of the FOXTEL

Partnership and as agent for the

FOXTEL Television Partnership:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Executed in accordance with

section 127 of the Corporations Act

2001 by SKY CABLE PTY

LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signed Sealed and Delivered for

TELSTRA MEDIA PTY LIMITED

by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Witness Signature	Attorney Signature

Print Name	Print Name

This Agreement is hereby accepted and agreed

to as of the date thereof.

[PURCHASERS]

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Attached.

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

~~“2009 USPP Note Agreement” means the Note and Guarantee Agreement, dated as of September 24, 2009 (as amended on April 2, 2012 pursuant to (i) Waiver, Consent and Amendment Number 1 thereto and (ii) Notice of Security Release and Amendment Number 2 thereto), among the Obligor, the Partners and the purchasers set forth in Schedule A thereto, as may be further amended, restated, supplemented or otherwise modified from time to time.~~

“ AASB 16 Change in Lease Treatment” is defined in the definition of “Indebtedness”.

“Additional Covenant” is defined in Section 9.11(a).

“Affected Noteholder” is defined in Section 10.4.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and, with respect to the ~~FOXTEL~~NXEA Consolidated Group, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of any Member or any corporation or partnership of which any Member beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the ~~Company~~Parent Guarantor.

“Aggregate NGA Principal Prepayment Amount” means the aggregate amount of the Notes required to be offered to be prepaid pursuant to Section 10.10(c) as a result of any WC Cure Amount Drawing, which shall be equal to the product of (a) the aggregate amount of any WC Cure Amount Drawing and (b) a fraction, (i) the numerator of which is the aggregate principal amount of Notes then outstanding and (ii) the denominator of which is the aggregate principal amount of Indebtedness (including the Notes but, for the avoidance of doubt, excluding Subordinated Debt) at such time that requires prepayment or an offer of prepayment out of such WC Cure Amount Drawing.

“ Agreement” means this Agreement, including all Schedules and Exhibits attached to this Agreement, and incorporates the Parent Guarantee, in each case as it may be amended, restated, supplemented or otherwise modified from time to time.

“Amendment and Guarantee Agreement” means that certain Amendment No. 1 and Guarantee Agreement dated as of the Amendment No. 1 Date, among the Parent Guarantor, the Obligor, the Partners, each Member Guarantor and each holder of Notes signatory thereto, substantially in the form attached as Exhibit B-1 to this Agreement.

“ Amendment No. 1 Date” means November 22, 2019.

“AML / Anti-Terrorism Laws” is defined in Section 5.16(c).

~~“Artist Services” means Artist Services Cable Management Pty Limited (ABN 97 072 725 289).~~

“ASIC” means the Australian Securities and Investment Commission.

“Associate” means an associate of the Obligor or either Partner within the meaning of Section 128F(9) of the Australian Tax Act.

“AUSTAR” means AUSTAR United Communications Limited.

“AUSTAR Acquisition” means the acquisition by ~~FOXTEL~~Foxtel Management of all of the issued shares in AUSTAR from Liberty Global, Inc.

“Australia” means the Commonwealth of Australia.

“Australian Dollars” and “A$” means lawful money of Australia.

“Australian Tax Act” means the Australian Income Tax Assessment Act 1936 and the Australia Income Tax Assessment Act 1997, as the context requires, as amended, and a reference to any section of the Australian Income Tax Assessment Act 1936 includes a reference to that section as rewritten in the Australian Income Tax Assessment Act 1997 and any other Act setting the rate of income tax payable and any regulation promulgated thereunder.

“Blocked Person” is defined in Section 5.16(a).

“Business” means the business, conducted from time to time by the ~~FOXTEL~~NXEA Consolidated Group, of video entertainment and related services for delivery on any form of technology for which subscribers must pay a fee (other than in respect of the retransmitted Australian national and commercial television broadcast services)~~, including the right to bundle such services with third party~~ and/or the provision of telecommunications services, ~~provide access to FOXTEL Group STUs to access seekers and~~together with the ability to make the services it provides available on a wholesale basis including to infrastructure operators.

“Business Day” means (a) for the purposes of Section 8.10(a) only, with respect to calculations relating to any U.S. Dollar Note, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, (b) for the purposes of Section 8.10(a) only, with respect to calculations relating to any Series G Note, any day other than a Saturday, a Sunday or a day on which commercial banks in Sydney, New South Wales, Australia are required or authorized to be closed, and (c) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Sydney, New South Wales, Australia are required or authorized to be closed.

“ Calculation Date” is defined in Section 10.7.

“Capital Lease” means, at any time, (a) a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with Relevant GAAP and (b) any “finance lease” (as defined in the “accounting standards” specified in the Corporations Act).

“ Cash” means, as of any Calculation Date, the cash and cash equivalents of the NXEA Consolidated Group as of such Calculation Date and as shown in the Compliance Certificate provided under Section 7.2 with respect to such Calculation Date, which are freely available to a Member (without having any obligation to be applied) for the repayment of Indebtedness at such time.

“Change of Control” means, and shall be deemed to have occurred at any time that, ~~the Shareholders (or any of them) cease~~News Corporation ceases to legally and beneficially own and control (directly or indirectly) at least ~~60~~50.1 % of the ~~FOXTEL Group~~Parent Guarantor.

“Closing” is defined in Section 3.

“CMH” means Consolidated Media Holdings Pty Limited (ABN 52 009 071 167), a company registered under the laws of Australia.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“ Compliance Certificate” means a certificate substantially in the form of Exhibit 7.2 to this Agreement.

“Confidential Information” is defined in Section 22.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Corporations Act” means the Australian Corporations Act 2001 (Cwlth), as amended.

“CTDP” means the Common Terms Deed Poll, dated as of April 10, 2012, as amended on or about the Amendment No. 1 Date, among the Company and the guarantors listed in Schedule 1 thereto, as further amended, varied or restated from time to time, together with any agreement renewing or replacing the foregoing.

“Customer Services” means Customer Services Pty Limited (ACN 069 272 117).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note and (ii) 2.00% over the rate of interest publicly announced by (x) in the case of any U.S. Dollar Note, JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate and (y) in the case of any Series G Note, Commonwealth Bank of Australia in Sydney, Australia as its “reference rate”.

“Disposition” is defined in Section 10.5.

“Distribution” means, with respect to any Person, any payment or distribution (in cash or in kind), including by interest, dividend, return of capital, repayment or redemption, to or for the benefit of any Shareholder~~, Partner or “associate” ( as defined in section 318 of the Australian Tax Act) of such Person (other than any Member)~~or NXEA Associate of any Shareholder, but excluding any payment made as consideration for the supply of goods or services by any Shareholder~~, Partner or “associate” (as defined above)~~or NXEA Associate of any Shareholder which is not made in excess of a payment on arm’s length commercial terms.

“EBITDA” means, with respect to any period, the total amount of consolidated earnings of the ~~FOXTEL Group~~NXEA Consolidated Group as shown in the most recent Compliance Certificate provided under Section 7.2 for such period, in each case before: (a) interest, (b) (i) tax, including GST, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding and (ii) income, stamp or transaction duty, tax or charge, in either case which is assessed, levied, imposed or collected by any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity, including any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above, (c) depreciation and ~~amortisation~~amortization, (d) any amounts relating to the impairment of assets, (e) items of income or expense which are considered to be outside the ordinary course of business and are regarded as “exceptional items” or “significant items” (or another term in place of that term) in the accounts, and (f) fair value adjustments of financial derivatives that are not effective hedging instruments under Relevant GAAP~~.~~; provided that EBITDA will be adjusted for non-cash amortization changes in accounting estimates in relation to the change from straight line to accelerated amortization for certain entertainment programming inventory, provided that such adjustment in aggregate in any fiscal year of the NXEA Consolidated Group is no greater than (w) in the fiscal year ending on June 30, 2020, A$62,000,000, (x) in the fiscal year ending on June 30, 2021, A$30,000,000, (y) in the fiscal year ending on June 30, 2022, A$12,000,000 and (z) thereafter, zero.

For the avoidance of doubt, in respect of any securitization, factoring or similar financing of receivables, EBITDA shall not double count the income from such program and the receivables the subject thereof.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the ~~Obligor~~Parent Guarantor under section 414 of the Code.

“Excluded Tax” means, with respect to any holder of a Note, any Tax imposed by any jurisdiction on the net income of such holder as a consequence of such holder being a resident of or organized or doing business in such jurisdiction (but not any Tax which is imposed as a result of such holder being considered a resident of or organized or doing business in such jurisdiction solely as a result of such holder holding a Note with the benefit of the guarantee of the Guarantor and the Partners under this Agreement and the Parent Guarantee of the Parent Guarantor or being a party to this Agreement or any transaction contemplated by this Agreement or enforcing its rights hereunder or under any Note).

“Event of Default” is defined in Section 11.

“Facility Agreement” means (i) the CTDP, (ii) any facility agreement or other similar agreement issued pursuant to, and with the benefit of, the terms of the CTDP and providing for financing in a principal or notional amount of at least A$50,000,000 (or its equivalent in the relevant currency of payment) and (iii) at any time that the CTDP is not outstanding, the principal bank facility of the ~~FOXTEL~~NXEA Consolidated Group.

“Finance Document” means:

(a)	this Agreement;

(b)	the Notes;

(c)	each Member Guarantee; ~~and~~

(d)	the Parent Guarantee; and

(e) ~~(d)~~ any document or agreement entered into or given under or in connection with, or for the purpose of amending or novating, any document referred to in a clause above.

“Financial Report” means, with respect to any Person, the following financial statements and information with respect to such Person: (a) a statement of financial performance, (b) a statement of financial position and (c) a statement of cashflows.

“Fitch” means Fitch, Inc., together with any relevant local affiliates thereof and any successor to any of the foregoing.

“ Foxtel Agent” means Foxtel Management Pty Limited as agent for the Partners as a partnership carrying on the business of the Foxtel Partnership.

“~~FOXTEL~~Foxtel Cable” means ~~FOXTEL~~Foxtel Cable Television Pty Limited (ACN 069 008 797).

~~“FOXTEL Group” means:~~

“Foxtel Media” means Foxtel Media Pty Limited (ABN 72 069 279 027) (formerly Telstra Media Pty Limited).

~~(a) the FOXTEL Partnership;~~

~~(b) the FOXTEL Television Partnership;~~

~~(c) the Obligor;~~

~~(d) FOXTEL Cable;~~

~~(e) Customer Services; and~~

~~(f) each Wholly-Owned Subsidiary of each of the entities described at paragraphs (a) to (e) above.~~

“~~FOXTEL~~Foxtel Partnership” means the partnership constituted by the ~~FOXTEL~~Foxtel Partnership Agreement.

“~~FOXTEL~~Foxtel Partnership Agreement” means the partnership agreement dated 14 April 1997 as amended and restated on 3 December 1998 and 3 April 2018 between each Partner and the ~~Company as amended by the deed dated 21 November 2002 between the Company, Customer Services, FOXTEL Cable, News Pay TV Pty Limited, PBL Pay TV Pty Limited, CMH, each Partner, Telstra, Telstra Multimedia and News~~Foxtel Agent, and as further amended, restated, supplemented or otherwise modified from time to time.

“~~FOXTEL~~Foxtel Television Partnership” means the partnership constituted by the ~~FOXTEL~~Foxtel Television Partnership Agreement.

“~~FOXTEL~~Foxtel Television Partnership Agreement” means the partnership agreement dated 14 April 1997 as amended and restated on 3 December 1998 and 3 April 2018 between each Partner and ~~FOXTEL Cable as amended by the deed dated 21 November 2002 between the Company, Customer Services, FOXTEL Cable, News Pay TV Pty Limited, PBL Pay TV Pty Limited, CMH, each Partner, Telstra, Telstra Multimedia and News~~Foxtel Cable, and as further amended, restated, supplemented or otherwise modified from time to time.

“Governmental Authority” means

  (a)       the government of

(i)       the United States of America or Australia or any State or other political subdivision of either thereof, or

(ii)       any other jurisdiction in which the Parent Guarantor, the Obligor or any Partner conducts all or any part of its business, or which asserts jurisdiction over any properties of any Transaction Party or any Member, or

  (b)       any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

~~“Group Structure Diagram” means the group structure diagram set forth in Schedule 4.9(b), as amended or updated by the delivery of a new diagram pursuant to Section 7.1(h).~~

“GST” means the goods and services tax levied under the New Tax System (Goods and Services Tax) Act 1999 (Cwth), as amended.

“Guaranteed Obligations” is defined in Section 14.1.

“Guarantor” is defined in the first paragraph of this Agreement.

“Guaranty” means any guaranty, suretyship, letter of credit, letter of comfort or any other obligation (a) to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of, (b) to indemnify any Person against the consequences of default in the payment of or (c) to be responsible for, any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other Person.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 15.1.

“Indebtedness” means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:

  (a)       bill of exchange, bond, debenture, note or similar instrument;

  (b)       acceptance, endorsement or discounting arrangement;

  (c)       Guaranty;

  (d)       Swap Agreement;

  (e)       lease or hire purchase contract, which would, in accordance with Relevant GAAP be treated as a finance or capital lease~~;~~, but excludes any indebtedness in respect of any lease or hire purchase contract which, in accordance with Relevant GAAP prior to January 1, 2019, would have been treated as an operating lease (and for the avoidance of doubt, any change to this treatment pursuant to AASB16 applying after January 1, 2019 shall be ignored) (the foregoing treatment, the “AASB 16 Change in Lease Treatment”);

  (f)       agreement for the deferral (of at least 120 days) of a purchase price or other payment in relation to the acquisition of any asset or service;

  (g)       obligation to deliver goods or provide services paid for in advance by any financier; or

  (h)       agreement for the payment of capital or premium on the redemption of any preference shares;

and irrespective of whether the debt or liability (i) is present or future, (ii) is actual, prospective, contingent or otherwise, (iii) is at any time ascertained or unascertained, (iv) is owed or incurred alone or severally or jointly or both with any other Person or (v) comprises any combination of the above~~.~~, but excluding:

  (i)       any debt or monetary liability in respect of any trade payables facility or arrangement that is non-recourse to the Transaction Parties (other than customary non-recourse exceptions); and

   (ii)      any securitization, factoring or similar financing of receivables that is non-recourse to the Transaction Parties (other than customary non-recourse exceptions).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Intellectual Property” means (a) all trade secrets, confidential information, know-how, patents, trade marks, designs, service marks, business names, copyright and computer programs which are material to the Business, and (b) any interest (including by way of license) in any of the foregoing, in each case whether registered or not and including all applications for same.

“ Interest Cover Ratio” is defined in Section 10.7.

“Interest Expenses” means interest and amounts in the nature of, or having a similar purpose or effect to, interest and includes (a) discount on a bill of exchange (as defined in the Bills of Exchange Act 1909 (Cwth)) or other instrument, (b) fees and amounts incurred on a regular or recurring basis, such as line fees, and (c) capitalized amounts of the same or similar name to the foregoing.

“Interest Service” means, with respect to any period, without double counting, an amount equal to (a) the aggregate amount of all Interest Expenses, rentals, any other recurrent payments of a similar nature (including gross-ups and increased cost payments) and any other recurring fees, costs and expenses paid during such period, in each case under or in relation to any Indebtedness of any Member, including cash interest paid (but not capitalized interest) on any Subordinated Debt, but which shall not include any such payments in respect of transactions between or among Members, plus or minus (b) the net amount of any difference between payments by or to any ~~Members~~Transaction Party under any Swap Agreement relating to interest rates during such period~~.~~, minus (c) the aggregate amount of interest or amounts in the nature of interest or of similar effect to interest received by a Member (excluding any such amount received from another Member) and minus (d) any early termination costs in relation to a Swap Agreement.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements); provided that, for the avoidance of doubt, “Lien” shall exclude any interest that is a “security interest” for the purposes of section 12(3) of the PPSA if such security interest does not in substance secure payment of money or performance of an obligation.

“Make-Whole Amount” is defined in Section 8.10(a).

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the ~~FOXTEL~~NXEA Consolidated Group.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the ~~FOXTEL~~NXEA Consolidated Group; or (b) the ability of the Parent Guarantor or any Transaction Party to perform its obligations under the Finance Documents to which it is a party; or (c) the validity or enforceability of any Finance Document; or (d) the rights and remedies of any holder of a Note under any Finance Document.

“Member” means any Person listed in any of clauses (a) through (~~f~~r) of the defined term “~~FOXTEL~~NXEA Consolidated Group”.

“Member Guarantee” means a guarantee of a Member Guarantor of the obligations of the Company under this Agreement and the Notes, substantially in the form of Exhibit 9.8.

“Member Guarantor” means, as of the date of Closing, each Member identified as a “Member Guarantor” on Schedule 5.4 and, thereafter, each other Member that has executed and delivered a Member Guarantee pursuant to Section 9.8, in each case that has not been released from its Member Guarantee pursuant to Section 9.8(c).

“Memorandum” is defined in Section 5.3.

“Modified Make-Whole Amount” is defined in Section 8.10(a).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, together with any relevant local affiliates thereof and any successor to any of the foregoing.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“ Net Debt” means, as of any Calculation Date, the aggregate amount of all Indebtedness of the NXEA Consolidated Group on a consolidated basis as of such Calculation Date and as shown in the Compliance Certificate provided under Section 7.2 with respect to such Calculation Date (after taking into account the marked to market value of any foreign currency exchange hedging transactions (or, if any actual amount is due as a result of the termination or close-out of any such hedging transaction, such amount)), excluding Subordinated Debt and any non-interest bearing current liabilities existing as at the Amendment No. 1 Date owed to a NXEA Associate or a Shareholder up to an aggregate amount not exceeding A$25,000,000 and less an amount equal to Cash as of such Calculation Date.

“ Net Debt to EBITDA Ratio” is defined in Section 10.8.

“News” means News Australia Pty Limited (ABN 40 007 910 330).

“ News Corporation” means News Corporation or one of its Wholly-Owned Subsidiaries (substituting “News Corporation” for “Member” in such definition).

“ News Pty Limited” means New Pty Limited (ACN 007 871 178).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by any Member primarily for the benefit of employees of one or more Members residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Noteholder Sanctions Violation” is defined in Section 10.4.

“Notes” is defined in Section 1.

“ NXEA Associate” means an associate as defined in section 318 of the Tax Act of (a) a Transaction Party or (b) a Shareholder, in each case other than a Member.

“ NXEA Consolidated Group” means:

(a)	the Parent Guarantor;

(b)	the Obligor;

(c)	Foxtel Media;

(d)	Fox Sports Australia Pty Limited (ACN 065 445 418);

(e)	Sky Cable;

(f)	the Foxtel Partnership;

(g)	the Foxtel Television Partnership;

(h)	Foxtel Cable;

(i)	Customer Services;

(j)	Streamotion;

(k)	Presto Entertainment;

(l)	Foxtel Holdings Pty Limited (ACN 151 690 327);

(m)	Presto TV Pty Limited (ACN 602 519 700);

(n)	Binni Pty Limited (ACN 004 092 648);

(o)	Fox Sports Venues Pty Limited (ACN 110 803 944);

(p)	Sport by Numbers Pty Limited (ACN 065 420 046);

(q)	Fox Sports Streamco Pty Limited (ACN 616 999 243); and

(r)	each Subsidiary of each of the entities described at clauses (a) to (q) above.

“NXEA Group Structure Diagram” means the group structure diagram of the NXEA Consolidated Group delivered pursuant to Section 3.04(b) of the Amendment and Guarantee Agreement, as amended or updated by the delivery of a new diagram pursuant to Section 7.1(i).

“Obligations” means, with respect to any Partner, all debts and monetary liabilities of such Partner to the holders of Notes under or in relation to any Finance Document and in any capacity, irrespective of whether the debts or liabilities:

(a)	are present or future;

(b)	are actual, prospective, contingent or otherwise;

(c)	are at any time ascertained or unascertained;

(d)	are owed or incurred by or on account of any such Partner alone, or severally or jointly with any other person;

(e)

are owed or incurred as principal, interest, fees, premiums, make-whole amounts, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

(f)	comprise any combination of the above.

“Obligor” is defined in the first paragraph of this Agreement.

“OFAC” is defined in Section 5.16(a).

“OFAC Event” means any amendment to, or change after the date of the Closing in, the laws or regulations of OFAC, or any amendment to or change after the date of the Closing in the official administration, interpretation or application of such laws or regulations.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing, as listed at http://www.treasury.gov/resource-center/sanctions/programs/pages/programs.aspx or any successor site or publication.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of ~~either Partner or~~the Parent Guarantor, the Obligor or either Partner, as the context requires, whose responsibilities extend to the subject matter of such certificate.

“ Parent Guarantee” means the Guaranty made by the Parent Guarantor in favor of the holders of Notes from time to time, whereby the Parent Guarantor guarantees the obligations of the Company under this Agreement and the Notes, as set forth in the Amendment and Guarantee Agreement.

“ Parent Guarantor” is defined in the first paragraph of this Agreement.

“Partner” is defined in the first paragraph of this Agreement.

“Partnership Property” means, with respect to a Partner, all of the present and future undertakings, assets and rights of such Partner in and to the undertakings, assets and rights of the ~~FOXTEL~~Foxtel Partnership and the ~~FOXTEL~~Foxtel Television Partnership, as applicable. ~~“Partnership Property” does not include any undertakings, assets or rights of a Partner held in its personal or other capacity.~~

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Jurisdiction” means Canada and any country that on April 30, 2004 was a member of the European Union (excluding Spain, Italy, Portugal, Greece and Ireland).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor, the Obligor or any ERISA Affiliate or with respect to which the Parent Guarantor, the Obligor or any ERISA Affiliate may have any liability.

“PPSA” means the Australian Personal Property Securities Act 2009 (Cwth), as amended.

“ Presto Entertainment” means Presto Entertainment Pty Limited (ABN 91 069 619 307) (f/k/a The Racing Channel Cable-TV Pty Limited).

“Prohibited Subsequent Action” is defined in Section 10.4.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the first paragraph of this Agreement.

“QP Transfer Certificate” means a Qualified Purchaser Transfer Certificate in the form of Exhibit 15.2.

“Qualified Purchaser” means any person who is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder.

~~“Racing Channel” means The Racing Channel Cable-TV Pty Limited (ABN 91 069 619 307).~~

“Relevant GAAP” means, with respect to (i) the ~~FOXTEL~~NXEA Consolidated Group ~~and each Reporting Member~~, generally accepted accounting principles, standards and practices as in effect from time to time in Australia, and (ii) with respect to any Person other than the ~~FOXTEL~~NXEA Consolidated Group ~~and the Reporting Members~~, generally accepted accounting principles (including any applicable application of International Financial Reporting Standards) as in effect from time to time in the jurisdiction under which such Person prepares its books of account and financial records and statements.

~~“Reporting Member” means each Member (other than Artist Services and Racing Channel for so long as such Person remains dormant).~~

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Member, a Partner or any of their respective Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of ~~either Partner or~~the Parent Guarantor, the Obligor or either Partner, as the context requires, with responsibility for the administration of the relevant portion of this Agreement.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., together with any relevant local affiliates thereof and any successor to any of the foregoing.

“SEC” means the United States Securities Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt Nomination Letter” has the meaning set forth in the Shareholder Loan Subordination Deed.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent Guarantor, the Obligor or either Partner, as the context requires.

“Series D Notes” is defined in Section 1.

“Series E Notes” is defined in Section 1.

“Series F Notes” is defined in Section 1.

“Series G Notes” is defined in Section 1.

“Shareholder” means:

(a)       Telstra; or

(b)       News~~; or~~ Corporation.

~~(c)       CMH.~~

“Shareholder Debt” has the meaning set forth in the Shareholder Loan Subordination Deed.

“Shareholder Loan Subordination Deed” means that certain Subordination Deed Poll, dated as of April 10, 2012, among the Company, as borrower, and ~~Telestra~~Telstra, News and CMH, as the subordinated creditors, as amended, restated, supplemented or otherwise modified from time to time.

“Sky Cable” is defined in the first paragraph of this Agreement.

~~“STU” means set top unit (including a refurbished or re-birthed set top unit).~~

“ Streamotion” means Streamotion Pty Ltd (ABN 97 072 725 289) (f/k/a Artist Services Cable Management Pty Limited).

“Subordinated Creditors” means Telstra, News and CMH.

“Subordinated Debt” means (~~i) Indebtedness identified as Subordinated Debt on Schedule 5.15 and (ii) all other~~a) all Indebtedness of any ~~Member~~Transaction Party which is the subject of a Subordination Deed~~.~~ (excluding, for the avoidance of doubt, the Working Capital Subordination Deed) and (b) Indebtedness under the Working Capital Facility Agreement that has been converted to Subordinated Debt under the terms of the Working Capital Subordination Deed as set forth in Section 10.10.

“Subordination Deed” means (a) the Subordination Deed Poll dated on or about the Amendment No. 1 Date between News Pty Limited, FS (Australia) I Pty Limited and the Parent Guarantor and (b) any other subordination deed or deed poll in a form approved by the Required Holders (acting reasonably) between the Person who has incurred or will incur Indebtedness, the entity to whom the Indebtedness is or will be owed and any other relevant Person, in relation to the provision of Subordinated Debt to any ~~Member~~Transaction Party.

“Subsidiary” means a subsidiary as defined in Section 46 of the Corporations Act.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means each interest rate or foreign exchange transaction, including any master agreement and any transaction or confirmation under it, entered into by any Member.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Taxing Jurisdiction” is defined in Section 13.

“Telstra” means Telstra Corporation Limited (ABN 33 051 775 556).

“Telstra Deed of Cross Guarantee” means the ASIC Class Order deed of cross guarantee entered into by Telstra and certain of its subsidiaries on 4 June 1996.

~~“Telstra Media” is defined in the first paragraph of this Agreement.~~

“Total Assets” means, at any time, the aggregate book value of all assets of the ~~FOXTEL~~NXEA Consolidated Group at such time.

~~“Total Debt” means, at any time, the aggregate amount of all Indebtedness of each Member, excluding transactions between or among Members and excluding Subordinated Debt.~~

“Transaction Party” means the Parent Guarantor, the Obligor, each Partner and each Member Guarantor.

“U.S. Dollar” or “U.S.$” means lawful money of the United States of America.

“U.S. Dollar Note” means any Series D Note, Series E Note or Series F Note.

“U.S. Person” means any Person who is a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“WC Cure Amount” is defined in Section 10.10(a).

“ WC Cure Amount Drawing” is defined in Section 10.10(b).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Members and the Members’ other Wholly-Owned Subsidiaries at such time.

“ Working Capital Facility Agreement” means the A$200,000,000 agreement so entitled dated July 24, 2019 between FS (Australia) I Pty Limited and the Foxtel Agent.

“Working Capital Subordination Deed” means the deed poll so entitled dated on or about the Amendment No. 1 Date between FS (Australia) I Pty Limited and the Foxtel Agent.

SCHEDULE 4.9(a)

CHANGES IN CORPORATE STRUCTURE

[TBD]

SCHEDULE 4.9(b)

GROUP STRUCTURE DIAGRAM

[TBD]

SCHEDULE 5.3

DISCLOSURE MATERIALS

[TBD]

SCHEDULE 5.4

MEMBER GUARANTORS, AFFILIATES

AND OWNERSHIP OF MEMBER STOCK

[TBD]

SCHEDULE 5.5

FINANCIAL STATEMENTS

[TBD]

SCHEDULE 5.15

EXISTING INDEBTEDNESS

In accordance with Section 5.15, existing Indebtedness as of June 30, 2012 is as follows:

Nature of Debt	Borrower(s)	Facility Amount (AUD000’s)	Amount Outstanding (AUD000’s)

EXHIBIT 1-A

[FORM OF SERIES D NOTE]

INTERESTS IN THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT “U.S. PERSONS” AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“U.S. PERSONS”), OR, IF TO U.S. PERSONS, TO U.S. PERSONS WHO ARE “QUALIFIED PURCHASERS” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

FOXTEL MANAGEMENT PTY LIMITED

(ABN 65 068 671 938)

3.68% Series D Guaranteed Senior Note Due 2019

No. D-[__]	[Date]
U.S.$[_______]	PPN: Q3946* AD5

FOR VALUE RECEIVED, the undersigned, FOXTEL MANAGEMENT PTY LIMITED (ABN 65 068 671 938), a company registered under the laws of Australia (“FOXTEL Management”), in its individual capacity (in such capacity, herein called the “Company”), hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] UNITED STATES DOLLARS (or so much thereof as shall not have been prepaid) on July 25, 2019 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.68% per annum from the date hereof, payable semiannually, on the 25th day of January and July in each year, commencing with the January 25 or July 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.68% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement, dated as of July 25, 2012 (as amended by that certain Amendment No. 1 and Guarantee Agreement dated as of November 22, 2019, among the Company, NXE Australia Pty Limited (the “Parent Guarantor”), the Member Guarantors signatory thereto and each of the holders of Notes signatory thereto, and as from time to time further amended, the “Note and Guarantee Agreement”), between the Company, the Parent Guarantor, Sky Cable Pty Limited (ABN 14 069 ~~799 640~~279 027) (“Sky Cable”), ~~Telstra~~Foxtel Media Pty Limited (ABN 72 069 799 640) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), ~~FOXTEL~~Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the ~~FOXTEL~~Foxtel Television Partnership (in all such capacities, the “Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to be bound by the provisions of the Note and Guarantee Agreement expressed to be, or that otherwise are, applicable to holders of Notes, and (ii) made (as of the date of such acceptance instead of the date of the Closing) the representations set forth in Section 6 of the Note and Guarantee Agreement, except with respect to Sections 6.1, 6.3(a) and 6.3(d). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guarantee Agreement.

Payment of the principal of, and Make-Whole Amount or Modified Make-Whole Amount, if any, and interest on this Note has been guaranteed by (i) the Guarantor and the Partners in accordance with the terms of the Note and Guarantee Agreement ~~and~~, (ii) each Member Guarantor in accordance with the terms of its Member Guarantee and (iii) the Parent Guarantor in accordance with the Parent Guarantee.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, accompanied by (i) a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing and (ii) in the case any transfer of this Note to a transferee that is a U.S. Person, a QP Transfer Certificate duly executed by such transferee, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Executed in accordance with

section 127 of the Corporations Act

2001 by FOXTEL MANAGEMENT

PTY LIMITED, in its own capacity:

Director Signature	Director/Secretary Signature
Print Name	Print Name

EXHIBIT 1-B

[FORM OF SERIES E NOTE]

INTERESTS IN THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT “U.S. PERSONS” AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“U.S. PERSONS”), OR, IF TO U.S. PERSONS, TO U.S. PERSONS WHO ARE “QUALIFIED PURCHASERS” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

FOXTEL MANAGEMENT PTY LIMITED

(ABN 65 068 671 938)

4.27% Series E Guaranteed Senior Note Due 2022

No. E-[__]	[Date]
U.S.$[_______]	PPN: Q3946* AE3

FOR VALUE RECEIVED, the undersigned, FOXTEL MANAGEMENT PTY LIMITED (ABN 65 068 671 938), a company registered under the laws of Australia (“FOXTEL Management”), in its individual capacity (in such capacity, herein called the “Company”), hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] UNITED STATES DOLLARS (or so much thereof as shall not have been prepaid) on July 25, 2022 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.27% per annum from the date hereof, payable semiannually, on the 25th day of January and July in each year, commencing with the January 25 or July 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.27% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement, dated as of July 25, 2012 (as amended by that certain Amendment No. 1 and Guarantee Agreement dated as of November 22, 2019, among the Company, NXE Australia Pty Limited (the “Parent Guarantor”), the Member Guarantors signatory thereto and each of the holders of Notes signatory thereto, and as from time to time further amended, the “Note and Guarantee Agreement”), between the Company, the Parent Guarantor, Sky Cable Pty Limited (ABN 14 069 ~~799 640~~279 027) (“Sky Cable”), ~~Telstra~~Foxtel Media Pty Limited (ABN 72 069 799 640) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), ~~FOXTEL~~Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the ~~FOXTEL~~Foxtel Television Partnership (in all such capacities, the “Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to be bound by the provisions of the Note and Guarantee Agreement expressed to be, or that otherwise are, applicable to holders of Notes, and (ii) made (as of the date of such acceptance instead of the date of the Closing) the representations set forth in Section 6 of the Note and Guarantee Agreement, except with respect to Sections 6.1, 6.3(a) and 6.3(d). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guarantee Agreement.

Payment of the principal of, and Make-Whole Amount or Modified Make-Whole Amount, if any, and interest on this Note has been guaranteed by (i) the Guarantor and the Partners in accordance with the terms of the Note and Guarantee Agreement ~~and~~, (ii) each Member Guarantor in accordance with the terms of its Member Guarantee and (iii) the Parent Guarantor in accordance with the Parent Guarantee.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, accompanied by (i) a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing and (ii) in the case any transfer of this Note to a transferee that is a U.S. Person, a QP Transfer Certificate duly executed by such transferee, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Executed in accordance with

section 127 of the Corporations Act

2001 by FOXTEL MANAGEMENT

PTY LIMITED, in its own capacity:

Director Signature	Director/Secretary Signature
Print Name	Print Name

EXHIBIT 1-C

[FORM OF SERIES F NOTE]

INTERESTS IN THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT “U.S. PERSONS” AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“U.S. PERSONS”), OR, IF TO U.S. PERSONS, TO U.S. PERSONS WHO ARE “QUALIFIED PURCHASERS” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

FOXTEL MANAGEMENT PTY LIMITED

(ABN 65 068 671 938)

4.42% Series F Guaranteed Senior Note Due 2024

No. F-[__]	[Date]
U.S.$[_______]	PPN: Q3946* AF0

FOR VALUE RECEIVED, the undersigned, FOXTEL MANAGEMENT PTY LIMITED (ABN 65 068 671 938), a company registered under the laws of Australia (“FOXTEL Management”), in its individual capacity (in such capacity, herein called the “Company”), hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] UNITED STATES DOLLARS (or so much thereof as shall not have been prepaid) on July 25, 2024 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.42% per annum from the date hereof, payable semiannually, on the 25th day of January and July in each year, commencing with the January 25 or July 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.42% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement, dated as of July 25, 2012 (as amended by that certain Amendment No. 1 and Guarantee Agreement dated as of November 22, 2019, among the Company, NXE Australia Pty Limited (the “Parent Guarantor”), the Member Guarantors signatory thereto and each of the holders of Notes signatory thereto, and as from time to time further amended, the “Note and Guarantee Agreement”), between the Company, the Parent Guarantor, Sky Cable Pty Limited (ABN 14 069 ~~799 640~~279 027) (“Sky Cable”), ~~Telstra~~Foxtel Media Pty Limited (ABN 72 069 799 640) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), ~~FOXTEL~~Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the ~~FOXTEL~~Foxtel Television Partnership (in all such capacities, the “Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to be bound by the provisions of the Note and Guarantee Agreement expressed to be, or that otherwise are, applicable to holders of Notes, and (ii) made (as of the date of such acceptance instead of the date of the Closing) the representations set forth in Section 6 of the Note and Guarantee Agreement, except with respect to Sections 6.1, 6.3(a) and 6.3(d). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guarantee Agreement.

Payment of the principal of, and Make-Whole Amount or Modified Make-Whole Amount, if any, and interest on this Note has been guaranteed by (i) the Guarantor and the Partners in accordance with the terms of the Note and Guarantee Agreement ~~and~~, (ii) each Member Guarantor in accordance with the terms of its Member Guarantee and (iii) the Parent Guarantor in accordance with the Parent Guarantee.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, accompanied by (i) a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing and (ii) in the case any transfer of this Note to a transferee that is a U.S. Person, a QP Transfer Certificate duly executed by such transferee, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Executed in accordance with

section 127 of the Corporations Act

2001 by FOXTEL MANAGEMENT

PTY LIMITED, in its own capacity:

Director Signature	Director/Secretary Signature

Print Name	Print Name

3

EXHIBIT 1-D

[FORM OF SERIES G NOTE]

INTERESTS IN THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT “U.S. PERSONS” AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“U.S. PERSONS”), OR, IF TO U.S. PERSONS, TO U.S. PERSONS WHO ARE “QUALIFIED PURCHASERS” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

FOXTEL MANAGEMENT PTY LIMITED

(ABN 65 068 671 938)

7.04% Series G Guaranteed Senior Note Due 2022

No. G-[__]	[Date]
A$[_______]	PPN: Q3946* AG8

FOR VALUE RECEIVED, the undersigned, FOXTEL MANAGEMENT PTY LIMITED (ABN 65 068 671 938), a company registered under the laws of Australia (“FOXTEL Management”), in its individual capacity (in such capacity, herein called the “Company”), hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] AUSTRALIAN DOLLARS (or so much thereof as shall not have been prepaid) on July 25, 2022 with interest (computed on the basis of actual days elapsed and a year of 365 days) (a) on the unpaid balance thereof at the rate of 7.04% per annum from the date hereof, payable semiannually, on the 25th day of January and July in each year, commencing with the January 25 or July 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.04% and (ii) 2.00% over the rate of interest publicly announced by Commonwealth Bank of Australia from time to time in Sydney, Australia as its “reference rate”.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of Australia at the principal office of JPMorgan Chase Bank, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement, dated as of July 25, 2012 (as amended by that certain Amendment No. 1 and Guarantee Agreement dated as of November 22, 2019, among the Company, NXE Australia Pty Limited (the “Parent Guarantor”), the Member Guarantors signatory thereto and each of the holders of Notes signatory thereto, and as from time to time further amended, the “Note and Guarantee Agreement”), between the Company, the Parent Guarantor, Sky Cable Pty Limited (ABN 14 069 ~~799 640~~279 027) (“Sky Cable”), ~~Telstra~~Foxtel Media Pty Limited (ABN 72 069 799 640) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), ~~FOXTEL~~Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the ~~FOXTEL~~Foxtel Television Partnership (in all such capacities, the “Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to be bound by the provisions of the Note and Guarantee Agreement expressed to be, or that otherwise are, applicable to holders of Notes, and (ii) made (as of the date of such acceptance instead of the date of the Closing) the representations set forth in Section 6 of the Note and Guarantee Agreement, except with respect to Sections 6.1, 6.3(a) and 6.3(d). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guarantee Agreement.

Payment of the principal of, and Make-Whole Amount or Modified Make-Whole Amount, if any, and interest on this Note has been guaranteed by (i) the Guarantor and the Partners in accordance with the terms of the Note and Guarantee Agreement ~~and~~, (ii) each Member Guarantor in accordance with the terms of its Member Guarantee and (iii) the Parent Guarantor in accordance with the Parent Guarantee.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, accompanied by (i) a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing and (ii) in the case any transfer of this Note to a transferee that is a U.S. Person, a QP Transfer Certificate duly executed by such transferee, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Executed in accordance with

section 127 of the Corporations Act

2001 by FOXTEL MANAGEMENT

PTY LIMITED, in its own capacity:

Director Signature	Director/Secretary Signature

Print Name	Print Name

3

EXHIBIT 4.4(a)(i)

Form of Opinion of U.S. Special Counsel for the Transaction Parties

[Attached]

EXHIBIT 4.4(a)(ii)

Form of Opinion of Australian Special Counsel for the Transaction Parties

[Attached]

EXHIBIT 4.4(b)

Form of Opinion of U.S. Counsel for the Purchasers

[Attached]

EXHIBIT 4.14(a)

[FORM OF SENIOR DEBT NOMINATION LETTER]

EXHIBIT 4.14(b)

Form of Opinion of Allens Linklaters regarding the Shareholder Loan Subordination Deed

[Attached]

EXHIBIT 7.2

[FORM OF COMPLIANCE CERTIFICATE]

To:      [*] (Noteholder)

Compliance Certificate as at [Date]

I refer to the Note and Guarantee Agreement dated July 25, 2012, among the Obligor, each Partner and each Purchaser listed in Schedule A thereto, as amended on the Amendment No. 1 Date pursuant to the Amendment No. 1 and Guarantee Agreement (the “Note Agreement”).

Capitalized terms used in this Compliance Certificate but not defined herein are used as defined in the Note Agreement.

We certify on behalf of the Parent Guarantor as follows, as at [insert date]:

(a)

EBITDA in relation to [insert period] was $[insert EBITDA] and the information and calculations which we used in order to determine EBITDA for the purposes of this Compliance Certificate are set out below:

[insert details of figures and calculations];

(b)

Interest Service for [insert period] was $[insert Interest Service] and the information and calculations which we used in order to determine Interest Service for the purposes of this Compliance Certificate are set out below:

[insert details of figures and calculations];

(c)	Net Debt on that date was $[insert Net Debt] and the information and calculations which we used in order to determine Net Debt for the purposes of this Compliance Certificate are set out below:

[insert details of figures and calculations];

and, based on (a) to (c) above:

(1)	the Interest Cover Ratio in relation to [insert period] was [insert Interest Cover Ratio] which ratio [does/ does not] complies with the provisions of Section 10.7 of the Note Agreement; and

(2)

the Net Debt to EBITDA Ratio in relation to the 12 month period ending on that date was [insert Net Debt to EBITDA Ratio] which ratio [does/does not] comply with the provisions of Section 10.8 of the Note Agreement.

[Insert covenant calculations for any Additional Covenant during applicable period]

We represent and warrant that no Default or Event of Default has occurred and is continuing except as follows: [                 ][, and we have taken/propose the following remedial action [insert action]];

Date: [insert date]

Signed for and on behalf of NXE Australia Pty Limited by:
Senior Financial Officer
Name (please print)

2

EXHIBIT 9.8

[FORM OF MEMBER GUARANTEE]

DEED OF GUARANTEE

DEED POLL DATED:

BY:	The Companies listed in Annex I hereto, whose place of incorporation and address are specified therein (each a “Member Guarantor” and collectively, the “Member Guarantors”).

In favour of each person who is from time to time a Holder of one or more of any of the (i) U.S.$150,000,000 3.68% Series D Guaranteed Senior Notes due 2019, (ii) U.S.$200,000,000 4.27% Series E Guaranteed Senior Notes due 2022, (iii) U.S.$150,000,000 4.42% Series F Guaranteed Senior Notes due 2024 and (iv) A$100,000,000 7.04% Series G Guaranteed Senior Notes due 2022 (collectively, together with all notes delivered in substitution or exchange for any of said notes pursuant to the Note and Guarantee Agreement referred to below, the “Notes”), in each case issued by ~~FOXTEL MANAGEMENT PTY LIMITED~~Foxtel Management Pty Limited (ABN 65 068 671 938), a company registered under the laws of Australia (“~~FOXTEL~~Foxtel Management”), in its own capacity (in such capacity, the “Company”), pursuant to the Note and Guarantee Agreement dated as of 25 July 2012 (as amended pursuant to the Amendment No. 1 and Guarantee Agreement dated as of November 22, 2019, and as further amended, modified or supplemented from time to time, the “Note and Guarantee Agreement”), among ~~the~~NXE Australia Pty Limited (ABN 85 625 190 990) (the “Parent Guarantor”), the Company, Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 ~~799 640~~279 027) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), ~~FOXTEL~~Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the FOXTEL Television Partnership (in all such capacities, the “Guarantor”), and each of the purchasers listed in Schedule A attached thereto.

Section 1. Definitions. Terms defined in the Note and Guarantee Agreement are used herein as defined therein.

Section 2. The Guarantee.

2.01 The Guarantee. It is acknowledged that the Company shall use the proceeds from the sale of the Notes to repay existing Indebtedness and for other general corporate purposes to the benefit of the ~~FOXTEL~~NXEA Consolidated Group, of which the Company and the Member Guarantors are a part. For such valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Member Guarantor hereby unconditionally, absolutely and irrevocably guarantees, on a joint and several basis, to each holder of a Note (each, a “Holder”) (a) the prompt payment in full, in U.S. Dollars, in the case of U.S. Dollar Notes, or Australian Dollars, in the case of the Series G Notes, when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, and interest on the Notes (including, without limitation, any interest on any overdue principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and, to the

extent permitted by applicable law, on any overdue interest and on amounts described in Section 13 of the Note and Guarantee Agreement) and all other amounts from time to time owing by the Company under the Note and Guarantee Agreement and under the Notes (including, without limitation, costs, expenses and taxes), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Note and Guarantee Agreement, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). Each Member Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, each Member Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to any Holder such amounts, to the extent lawful, as shall be sufficient to pay the reasonable costs and expenses of collection or of otherwise enforcing any of such Holder’s rights under the Note and Guarantee Agreement, including, without limitation, reasonable counsel fees.

All obligations of the Member Guarantors under this Section 2.01 shall survive the transfer of any Note, and any obligations of the Member Guarantors under this Section 2.01 with respect to which the related underlying obligation of the Company is expressly stated to survive the payment of any Note shall also survive the payment of such Note.

2.02 Obligations Unconditional. (a) The obligations of the Member Guarantors under Section 2.01 are joint and several and constitute a present and continuing guaranty of payment and not collectibility and are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under the Note and Guarantee Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Member Guarantors hereunder shall be absolute, irrevocable and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Member Guarantor hereunder which shall remain absolute, irrevocable and unconditional as described above:

(1) any amendment or modification of any provision of the Note and Guarantee Agreement or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee (including the release of any other Member Guarantor as contemplated by Section 5.07) so furnished or accepted for any of the Notes;

(2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Note and Guarantee Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

2

(3) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Parent Guarantor, the Company, the Guarantor or any other Person or the properties or creditors of any of them;

(4) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Note and Guarantee Agreement, the Notes or any other agreement;

(5) any transfer or purported transfer of any assets to or from the Parent Guarantor, the Company or the Guarantor, including without limitation, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Parent Guarantor, the Company or the Guarantor with or into any Person, any change in the ownership of any shares of capital stock or other equity interests of the Parent Guarantor, the Company or the Guarantor, or any change whatsoever in the objects, capital structure, constitution or business of the Parent Guarantor, the Company or the Guarantor;

(6) any default, failure or delay, willful or otherwise, on the part of the Parent Guarantor, the Company or the Guarantor or any other Person to perform or comply with, or the impossibility or illegality of performance by the Parent Guarantor, the Company or the Guarantor or any other Person of, any term of the Note and Guarantee Agreement, the Notes or any other agreement;

(7) any suit or other action brought by, or any judgment in favour of, any beneficiaries or creditors of, the Parent Guarantor, the Company or the Guarantor or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note and Guarantee Agreement, the Notes, any other Member Guarantee given by another Member Guarantor or any other agreement;

(8) any lack or limitation of status or of power, incapacity or disability of the Parent Guarantor, the Company or the Guarantor or any trustee or agent thereof; or

(9) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full of the Guaranteed Obligations).

(b) The guarantee under this Section 2 is a guarantee of payment and not collectibility and each Member Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any Holder exhaust any right, power or remedy against the Parent Guarantor, the Company or the Guarantor under the Note and Guarantee Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Member Guarantor, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(c) In the event that any Member Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, such Member Guarantor shall not exercise any subrogation or other rights hereunder ~~or~~, under the Notes or under the Note and Guarantee Agreement and such Member Guarantor hereby

3

waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Parent Guarantor, the Company, the Guarantor or any other Member Guarantor, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to any Member Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Each Member Guarantor agrees that its obligations under this Deed of Guarantee shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Parent Guarantor, the Guarantor or the Company is rescinded or must be otherwise restored by any Holder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

The guarantee in this Section 2 is a continuing guarantee and indemnity and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs. This Section 2 is a principal and independent obligation and, except for stamp duty purposes, is not ancillary or collateral to another document, agreement, right or obligation.

If an event permitting or causing the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Parent Guarantor, the Guarantor or the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Member Guarantor agrees that, for purposes of this Deed of Guarantee and its obligations hereunder, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note and Guarantee Agreement, and each Member Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amount and any other amounts guaranteed hereunder without further notice or demand.

2.03 Exclusion of Subrogation and Other Rights. Until each Holder has received payment of all the Guaranteed Obligations owed to it and each Holder is satisfied that it will not have to repay any money received by it in connection with the Guaranteed Obligations, each Member Guarantor must not (either directly or indirectly):

(a)        claim, exercise or attempt to exercise a right of set-off or any other right which might reduce or discharge such Member Guarantor’s liability under this Deed of Guarantee;

(b)        claim or exercise a right of subrogation or a right of contribution or otherwise claim the benefit of any guarantee, security interest or negotiable instrument held or given, whether before or after this Deed of Guarantee is executed, as security for or otherwise in connection with the Guaranteed Obligations; or

(c)        unless each Holder has given a written direction to do so, (i) prove, claim or exercise voting rights in the winding up of the Parent Guarantor, the Company, the Guarantor or another Member Guarantor in competition with such Holder, (ii) if a demand

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has been made by a Holder hereunder, claim or receive the benefit of a distribution, dividend or payment arising out of the winding up of the Parent Guarantor, the Company, the Guarantor or another Member Guarantor or (iii) if a demand has been made by a Holder hereunder, demand, or accept payment of, any money owed to such Member Guarantor by the Parent Guarantor, the Company, the Guarantor or any other Member Guarantor.

2.04 No Claim in Winding Up; Limitation on Set Off. Despite any liability of the Parent Guarantor, the Company, the Guarantor or any Member Guarantor to any Member Guarantor, no Member Guarantor has a debt provable in the winding up of the Parent Guarantor, the Company, the Guarantor or any Member Guarantor unless:

(a)        each Holder has received all of the Guaranteed Obligations owed to it and has notified the Member Guarantors in writing that it is satisfied that it will not have to repay any money received by it in reduction of the Guaranteed Obligations; or

(b)        each Holder has given a written direction to the Member Guarantors to prove such debt in the winding up of the Parent Guarantor, the Company, the Guarantor or any Member Guarantor, as the case may be.

Each Member Guarantor agrees that if the Parent Guarantor, the Company, the Guarantor or any Member Guarantor is wound up no set-off between mutual debts of any Member Guarantor and the Parent Guarantor, the Company, the Guarantor or any Member Guarantor will occur until any such Member Guarantor has a provable debt.

2.05 No Marshalling. No Holder need resort to any other Member Guarantee, any other guarantee or security interest before exercising a power under this Deed of Guarantee.

2.06 Exercise of Holders’ Rights. (a) Each Holder may in its absolute discretion (i) demand payment of the Guaranteed Obligations from all or any of the Member Guarantors and (ii) proceed against all or any of them; and

(b) No Holder is obligated to exercise any of such Holder’s rights under this Deed of Guarantee against (i) all of the Member Guarantors or (ii) any of the Member Guarantors (even if the Holder has exercised rights against another Member Guarantor) or (iii) two or more of the Member Guarantors at the same time.

2.07 Rescission of Payment. Whenever any of the following occurs for any reason (including under any law relating to bankruptcy, insolvency, liquidation, fiduciary obligations or the protection of creditors generally):

(a)

all or part of any transaction of any nature (including any payment or transfer) made during the term of this Deed of Guarantee which affects or relates in any way to the Guaranteed Obligations is void, set aside or voidable;

(b)	any claim that anything contemplated by paragraph (a) is so upheld, conceded or compromised; or

(c)	any Holder is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset,

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the relevant Holder will immediately become entitled against each Member Guarantor to all rights in respect of the Guaranteed Obligations which it would have had if all or the relevant part of the transaction or receipt had not taken place. Each Member Guarantor shall indemnify each Holder against any resulting loss, cost or expense. This clause shall continue after this Deed of Guarantee is discharged.

2.08 Limitation.  Anything herein to the contrary notwithstanding, the liability of any Member Guarantor under this Deed Guarantee shall in no event exceed an amount equal to the maximum amount which can be guaranteed by such Member Guarantor under applicable laws relating to the insolvency of debtors and fraudulent conveyance.

2.09 Indemnity.   (a) If any Guaranteed Obligations (or moneys which would have been Guaranteed Obligations if it had not been irrecoverable) are irrecoverable by any Holder from (x) any Transaction Party; or (y) any Member Guarantor on the footing of a guarantee, the Member Guarantors jointly and severally, unconditionally and irrevocably, and as a separate and principal obligation shall:

(1)       indemnify each Holder against any loss suffered, paid or incurred by that Holder in relation to the non-payment of such money; and

(2)       pay such Holder an amount equal to such money.

(b)        Section 2.09(a) applies to the Guaranteed Obligations (or money which would have been Guaranteed Obligations if it had not been irrecoverable) which are or may be irrecoverable irrespective of whether:

(1)       they are or may be irrecoverable because of any event described in Section 2.02(a);

(2)       the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable;

(3)       any matters relating to the Guaranteed Obligations are or should have been within the knowledge of any Holder; and

(4)       they are or may be irrecoverable because of any other fact or circumstance (other than the indefeasible payment in full of the Guaranteed Obligations).

Section 3. Representations and Warranties.   Each Member Guarantor represents and warrants to the Holders that:

3.01     Organization; Power and Authority. Such Member Guarantor is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Member Guarantor has the corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Deed of Guarantee and to perform the provisions hereof.

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3.02 Authorization, etc. This Deed of Guarantee has been duly authorized by all necessary corporate or other organizational action on the part of such Member Guarantor, and this Deed of Guarantee constitutes a legal, valid and binding obligation of such Member Guarantor enforceable against such Member Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by such Member Guarantor of this Deed of Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Member Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum or articles of association, partnership agreement, regulations or by-laws or other organizational document, or any other agreement or instrument to which such Member Guarantor is bound or by which such Member Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Member Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Member Guarantor.

3.04 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Member Guarantor of this Deed of Guarantee including, without limitation, any thereof required in connection with the obtaining of U.S. Dollars or Australian Dollars, as applicable, to make payments under this Deed of Guarantee and the payment of such U.S. Dollars or Australian Dollars, as applicable, to Persons resident in the United States of America, Canada, Japan or Australia, as the case may be, except for any consents, approvals, authorizations, registrations, filings or declarations which have been made or obtained and are in full force and effect. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the jurisdiction of organization of such Member Guarantor of this Deed of Guarantee, that this Deed of Guarantee or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax, except for any filings, recordations, enrollments or stamps which have been made or obtained and are in full force and effect.

3.05 Taxes. No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of or in the jurisdiction of organization of such Member Guarantor or any political subdivision thereof or therein will be incurred by such Member Guarantor or any Holder of a Note as a result of the execution or delivery of this Deed of Guarantee, except for any Taxes which have been paid.

3.06 Solvency. Such Member Guarantor is solvent and able to pay all its debts as and when they fall due and such Member Guarantor will not be rendered insolvent as a result of entering into the transactions contemplated by this Deed of Guarantee (after taking into consideration contingencies and contribution from others).

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3.07 Ranking. Such Member Guarantor’s payment obligations under this Deed of Guarantee constitute direct and general obligations of such Member Guarantor and rank at least pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Member Guarantor.

Section 4. Tax Indemnity. All payments whatsoever under this Deed of Guarantee will be made by the relevant Member Guarantor in lawful currency of the United States of America (in the case of payments in respect of the U.S. Dollar Notes) or Australia (in the case of payments in respect of the Series G Notes) free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States, Canada (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Canada), Japan (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Japan) or Australia (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Australia) (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Member Guarantor under this Deed of Guarantee, such Member Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each Holder such additional amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of this Deed of Guarantee, after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Holder under the terms of this Deed of Guarantee before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)         any Excluded Tax;

(b)         with respect to a Holder, provided that such Member Guarantor is registered under the laws of Australia, any Tax that would not have been imposed but for any breach by such Holder of any representation made or deemed to have been made by such Holder pursuant to Section 6.3(a), 6.3(c) or 6.3(d) of the Note and Guarantee Agreement;

(c)         any Tax that would not have been imposed had any such Holder that is an Australian tax resident or holds the Note in connection with a permanent establishment in Australia provided such Member Guarantor with:

(i)         its Australian business number; or

(ii)       its Australian tax file number or evidence of an exemption from providing an Australian tax file number;

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(d)     any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and Australia or any other Taxing Jurisdiction in which such Member Guarantor is organized, other than the mere holding of the relevant Note with the benefit of this Deed of Guarantee or the receipt of payments thereunder or hereunder, including, without limitation, such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Member Guarantor, after the date that such Member Guarantor so became a Member Guarantor, changing its jurisdiction of organization to the Taxing Jurisdiction imposing the relevant Tax;

(e)     any Tax that would not have been imposed but for the delay or failure by such Holder (following a written request by any Member Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such Holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such Holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Holder, and provided further that such Holder shall be deemed to have satisfied the requirements of this clause (e) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of any Member Guarantor no later than 45 days after receipt by such Holder of such written request (accompanied by copies of such Forms and related instructions, if any); or

(f)     any combination of clauses (a), (b), (c), (d) and (e) above;

and provided further that in no event shall any Member Guarantor be obligated to pay such additional amounts to any Holder (i) not resident in the United States of America, Canada, Japan, Australia or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Member Guarantor would be obligated to pay if such holder had been a resident of the United States of America, Canada, Japan, Australia or such other jurisdiction, as applicable (and, to the extent applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America, Canada, Japan, Australia or such other jurisdiction and the relevant Taxing Jurisdiction to the extent that such eligibility would reduce such additional amounts), or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Member Guarantor shall have given timely notice of such law or interpretation to such Holder.

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By acceptance of any Note with the benefit of this Deed of Guarantee, the relevant Holder agrees, subject to the limitations of clause (e) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by any Member Guarantor all such forms, certificates, documents and returns provided to such Holder by such Member Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of an applicable tax treaty and (y) provide any Member Guarantor with such information with respect to such Holder as such Member Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 4 shall require any Holder to provide information with respect to any such Form or otherwise if in the opinion of such Holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder to the relevant Member Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 45 days following a written request of any Member Guarantor (which request shall be accompanied by copies of such Form) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date of this Deed of Guarantee, the relevant Member Guarantor will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the relevant Taxing Jurisdiction pursuant to clause (e) of the second paragraph of this Section 4, if any, and in connection with the transfer of any Note, the relevant Member Guarantor will furnish the transferee of any Note with copies of any Form and English translation then required.

If any payment is made by any Member Guarantor to or for the account of any Holder after deduction for or on account of any Taxes, and additional amounts are paid by such Member Guarantor pursuant to this Section 4, then, if such Holder has received or been granted a refund of such Taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Member Guarantor such amount as such Holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of any Holder to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (e) above) oblige any Holder to disclose any information relating to its tax affairs or any computations in respect thereof.

The relevant Member Guarantor will furnish the Holders, promptly and in any event within 60 days after the date of any payment by such Member Guarantor of any Tax in respect of any amounts paid under this Deed of Guarantee the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Member Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Holder.

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If any Member Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Member Guarantor would be required to pay any additional amount under this Section 4, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against any Holder, and such Holder pays such liability, then such Member Guarantor will promptly reimburse such Holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Member Guarantor) upon demand by such Holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If any Member Guarantor makes payment to or for the account of any Holder and such Holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Holder shall, as soon as practicable after receiving written request from such Member Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Member Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Member Guarantors under this Section 4 shall survive the payment or transfer of any Note and the provisions of this Section 4 shall also apply to successive transferees of the Notes.

Section 5. Miscellaneous.

5.01 Amendments, Etc. This Deed of Guarantee may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Member Guarantor and the Required Holders, except that no such amendment or waiver may, without the written consent of each Holder affected thereby, amend any of Section 2.01, 2.02, 4, this Section 5.01 or Section 5.04.

5.02 Notices. All notices and communications provided for hereunder shall be in writing and sent as provided in Section 20 of the Note and Guarantee Agreement (i) if to any Holder, to the address (whether electronic or physical) specified for such Holder in the Note and Guarantee Agreement and (ii) if to any Member Guarantor, to the address for such Member Guarantor set forth in Annex I hereto.

5.03 Jurisdiction and Process; Waiver of Jury Trial.

(a)        Each Member Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Deed of Guarantee or any other document executed in connection herewith. To the fullest extent permitted by applicable law, each Member Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(b)        Each Member Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 5.03(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)        Each Member Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 5.03(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 5.02, to National Registered Agents, Inc., at ~~111 Eighth Avenue~~28 Liberty Street, New York, NY ~~10011~~10005, as its agent for the purpose of accepting service of any process in the United States. Each Member Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)        Nothing in this Section 5.03 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against any Member Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)        Each Member Guarantor hereby irrevocably appoints National Registered Agents, Inc. to receive for it, and on its behalf, service of process in the United States.

(f)        EACH MEMBER GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS DEED OF GUARANTEE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

5.04  Obligation to Make Payment in Applicable Currency.

(a)        Any payment on account of an amount that is payable by any Member Guarantor under this Deed of Guarantee in respect of any amount owed under the Note and Guarantee Agreement or the Notes shall be made in the respective currency specified in the Note and Guarantee Agreement or the Notes, as the case may be. Costs, expenses and indemnities payable pursuant to any provision of this Deed of Guarantee shall be paid in either U.S. Dollars or Australian Dollars depending on the currency in which such costs and expenses are incurred and billed to the Member Guarantors.

(b)        Any payment on account of an amount that is payable by any Member Guarantor in U.S. Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Member Guarantor, shall constitute a discharge of the obligation of the Member Guarantors under this Deed of Guarantee only to the extent of the amount of U.S. Dollars which such Holder could purchase in the foreign

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exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Holder from any Member Guarantor, such Member Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency.

(c)        Any payment on account of an amount that is payable by any Member Guarantor in Australian Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Member Guarantor, shall constitute a discharge of the obligation of the Member Guarantors under this Deed of Guarantee only to the extent of the amount of Australian Dollars which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Australian Dollars that could be so purchased is less than the amount of Australian Dollars originally due to such Holder from any Member Guarantor, such Member Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency.

(d)        The indemnities contained in the foregoing clauses (a) through (c) shall, to the fullest extent permitted by law, constitute obligations separate and independent from the other obligations contained in this Deed of Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

5.05  Successors and Assigns. All covenants and other agreements of each of the Member Guarantors in this Deed of Guarantee shall bind its respective successors and assigns and shall inure to the benefit of the Holders and their respective successors and assigns.

5.06  Severability. Any provision of this Deed of Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

5.07  Termination. Notwithstanding anything to the contrary contained herein, upon any notice by the Parent Guarantor and the Company with respect to any Member Guarantor as provided in, and satisfying the requirements of, Section 9.8(c) of the Note and Guarantee Agreement, such Member Guarantor shall be automatically released from this Deed of Guarantee and this Deed of Guarantee shall be of no further force and effect with respect to such Member Guarantor as at the date of such notice without the need for the consent, execution or delivery of any other document or the taking of any other action by any Holder or any other Person.

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5.08 Additional Member Guarantors. One or more additional Members may become party to this Deed of Guarantee by executing and delivering to each holder an Accession Deed in the form of Annex II hereto, in which case each such Member shall, from and after the date of the execution and delivery of such Accession Deed, be for all purposes a “Member Guarantor” hereunder, and each such Member Guarantor shall be deemed to have made the representations and warranties in Section 3 hereof to each holder as of such date.

5.09 Shareholder Ratification. Each Member Guarantor that is a shareholder of another Member Guarantor hereby ratifies and confirms the entry by such other Member Guarantor into, and the performance by such other Member Guarantor of all of its obligations under, this Deed of Guarantee.

5.10  Deed Poll. This Deed of Guarantee shall take effect as a Deed Poll for the benefit of the Holders from time to time and for the time being.

5.11  Taxes. The Member Guarantors will pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Deed of Guarantee in the United States, Australia or any other applicable jurisdiction or of any amendment of, or waiver or consent under or with respect to, this Deed of Guarantee, and will save each Holder to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Member Guarantors hereunder.

5.12  Governing Law. This Deed of Guarantee shall be governed by and construed in accordance with the laws of the State of New South Wales in the Commonwealth of Australia.

5.13  Counterparts. This Deed of Guarantee may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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EXECUTED AS A DEED by the Member Guarantors as of the day and year first above written.

[MEMBER GUARANTOR]

By:
Name:
Title:

ANNEX I to

Member Guarantee

Member Guarantors

Name	Place of Incorporation	Address

ANNEX II to

Member Guarantee

[Form of Accession Deed]

ACCESSION DEED

THIS DEED POLL is made on [insert date] by [insert name of Member Guarantor] (ABN ________________) (incorporated in [insert name of jurisdiction]) of [insert address of Member Guarantor] (“Member Guarantor”).

RECITALS:

A.

Under a Deed of Guarantee (“Deed of Guarantee”) dated 25 July 2012 executed by each Initial Member Guarantor in favour of each person who is from time to time a holder (“Holder”) of one or more of any of the (i) U.S.$150,000,000 3.68% Series D Guaranteed Senior Notes due 2019, (ii) U.S.$200,000,000 4.27% Series E Guaranteed Senior Notes due 2022, (iii) U.S.$150,000,000 4.42% Series F Guaranteed Senior Notes due 2024 and (iv) A$100,000,000 7.04% Series G Guaranteed Senior Notes due 2022, in each case issued by ~~FOXTEL MANAGEMENT PTY LIMITED~~Foxtel Management Pty Limited (ABN 65 068 671 938), a company registered under the laws of Australia (“~~FOXTEL~~Foxtel Management”), in its own capacity (in such capacity, the “Company”), pursuant to the Note and Guarantee Agreement dated as of ~~September 24, 2009, among the~~July 25, 2012 (as amended pursuant to the Amendment No. 1 and Guarantee Agreement dated as of November 22, 2019, and as further amended, modified or supplemented from time to time), among NXEA Australia Pty Limited (ABN 85 625 190 990), the Company, Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 ~~799 640~~279 027) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), ~~FOXTEL~~Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the FOXTEL Television Partnership, and each of the purchasers listed in Schedule A attached thereto, a person may become a Member Guarantor by execution of this deed poll.

B.	The Member Guarantor wishes to guarantee to each Holder the Guaranteed Obligations and to become a Member Guarantor.

THIS DEED POLL WITNESSES as follows:

1. Definitions and interpretation

(a)	In this deed poll words and phrases defined in the Deed of Guarantee have the same meaning.

(b)	In this deed poll:

“Additional Member Guarantor” means any person that has become a Member Guarantor (since the date of execution of the Deed of Guarantee) by execution of an Accession Deed;

“Existing Member Guarantor” means an Initial Member Guarantor or an Additional Member Guarantor and which, in either case, has not been released from the Deed of Guarantee;

“Guaranteed Obligations” has the same meaning as in the Deed of Guarantee;

“Holder” has the meaning given in Recital A above; and

“Initial Member Guarantor” means each Person that shall have initially executed and delivered the Deed of Guarantee.

(c)	In this deed poll:

(1) A reference to the Deed of Guarantee includes all amendments or supplements to, or replacements or novations of, either of them; and

(2) a reference to a Holder includes its successors and permitted assigns.

2.  Guarantee

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member Guarantor hereby jointly and severally with each Existing Member Guarantor absolutely, irrevocably and unconditionally guarantees to each Holder the due and punctual payment and performance of the Guaranteed Obligations.

3.  Representations and Warranties

The Member Guarantor represents and warrants as set out in Section 3 of the Deed of Guarantee.

4.  Status of Guarantor

The Member Guarantor agrees that it hereby becomes a “Member Guarantor” as defined in, and for all purposes under, the Deed of Guarantee as if named in and as a party to the Deed of Guarantee, and accordingly is bound by the Deed of Guarantee as a Member Guarantor.

5.  Benefit of deed poll

This deed poll is given in favour of and for the benefit of:

(a)        each Holder; and

(b)        each Existing Member Guarantor;

and their respective successors and permitted assigns.

Annex II - 2

6. Address for notices

The details for the Member Guarantor for service of notices are:

Email:

Address:

Attention:

Facsimile:

7.  Jurisdiction and process

The provisions of Section 5.03 of the Deed of Guarantee shall apply, mutatis mutandis, to this deed poll as if set out in full.

8.  Governing law and jurisdiction

This deed poll shall be governed by and construed in accordance with the laws of the State of New South Wales in the Commonwealth of Australia.

[MEMBER GUARANTOR]

By:
Name:
Title:

Annex II - 3

EXHIBIT 15.2

[FORM OF QP TRANSFER CERTIFICATE]

QP TRANSFER CERTIFICATE

Reference is made to the Note and Guarantee Agreement dated as of July 25, 2012 (as from time to time amended, the “Note and Guarantee Agreement”), between FOXTEL Management Pty Limited (ABN 65 068 671 938), a company registered under the laws of Australia (“FOXTEL Management”), in its own capacity (in such capacity, the “Company”), Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 799 640) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), FOXTEL Management, in its capacity as agent for the Partners as a partnership carrying on the business of the FOXTEL Partnership and as agent for the FOXTEL Television Partnership (in all such capacities, the “Guarantor” and, the Guarantor, together with the Company, collectively, the “Obligor”), and the purchasers listed in Schedule A thereto.

Capitalized terms used in this QP Transfer Certificate but not defined herein are used as defined in the Note and Guarantee Agreement.

The undersigned transferee of Notes hereby represents and warrants to the Obligor as follows:

(1)        The undersigned [circle either clause (a) or clause (b) below]:

(a)        is not a “U.S. person”, as defined in Rule 902(k) under the United States Securities Act of 1933, as amended; or

(b)        is a “qualified purchaser”, as defined in Section 2(a)(51) of the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

(2)        The undersigned will not offer, sell, pledge or otherwise transfer any Note unless the transferee thereof delivers a QP Transfer Certificate to the Obligor, as set forth in Section 15.2 of the Note and Guarantee Agreement.

[INSERT NAME OF TRANSFEREE]

By:
Name:
Title:

Dated:

EXHIBIT B-1

AMENDMENT AND GUARANTEE AGREEMENT

[Attached]

EXECUTION COPY

AMENDMENT NO. 1 AND GUARANTEE AGREEMENT

This AMENDMENT NO. 1 AND GUARANTEE AGREEMENT dated as of November 22, 2019 (this “Agreement”) is entered into by FOXTEL MANAGEMENT PTY LIMITED (ABN 65 068 671 938), a company registered under the laws of Australia (“Foxtel Management”), in its own capacity (in such capacity, the “Company”), Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 279 027) (“Foxtel Media” and, together with Sky Cable, each a “Partner” and collectively the “Partners”) and Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the Foxtel Partnership and as agent for the Foxtel Television Partnership (in all such capacities, the “Guarantor” and, the Guarantor, together with the Company, collectively, the “Obligor”), NXE AUSTRALIA PTY LIMITED (ACN 625 190 990), a company registered under the laws of Australia (the “Parent Guarantor” and, together with the Obligor and the Partners, the “Amendment Parties”), each Member Guarantor set forth in Part 1 of Schedule 1 hereto (the “Current Member Guarantors”) and the Noteholders (as defined below) signatory hereto. The holders of Notes as of the date of this Agreement are referred to herein as the “Noteholders”. Capitalized terms used in this Agreement but not defined in this Agreement are used as defined in the Amended Note Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Obligor and the Partners are parties to the Note and Guarantee Agreement dated as of July 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), among the Obligor, the Partners and the purchasers signatory thereto;

WHEREAS, pursuant to the Note Agreement, the Company issued (i) U.S.$150,000,000 aggregate principal amount of its 3.68% Series D Guaranteed Senior Notes due 2019 (which Notes have been repaid in full), (ii) U.S.$200,000,000 aggregate principal amount of its 4.27% Series E Guaranteed Senior Notes due 2022 (the “Series E Notes”), (iii) U.S.$150,000,000 aggregate principal amount of its 4.42% Series F Guaranteed Senior Notes due 2024 (the “Series F Notes”) and (iv) A$100,000,000 aggregate principal amount of its 7.04% Series G Guaranteed Senior Notes due 2022 (the “Series G Notes” and, together with the Series E Notes and the Series F Notes, the “Notes”, such term to include any such notes issued in exchange or substitution therefor pursuant to Section 15 of the Note Agreement);

WHEREAS, the Parent Guarantor is the head entity of the NXEA Consolidated Group, and accordingly all Members are Subsidiaries of the Parent Guarantor;

WHEREAS, as a condition to the agreement of the Noteholders to amend the Note Agreement as set forth herein, the Parent Guarantor shall guarantee the due and punctual performance and observance of all obligations of the Company under the Note Agreement and the Notes and shall become party to the Note Agreement as the “Parent Guarantor” thereunder;

WHEREAS, each of the Current Member Guarantors is party to the Deed of Guarantee dated as of July 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Member Guarantee”);

WHEREAS, (i) the Amendment Parties and the Required Holders have agreed to amend the Note Agreement as set forth more fully herein and (ii) the Current Member Guarantors and the Noteholders signatory hereto have agreed to amend the Member Guarantee as set forth in the Amendment Deed dated the date hereof, in substantially the form of Exhibit 2 to this Agreement (the “Amendment Deed”), made by the Current Member Guarantors for the benefit of the Noteholders; and

WHEREAS, as a condition to the agreement of the Noteholders to amend the Note Agreement as set forth herein, the Parent Guarantor shall cause each Member of the NXEA Consolidated Group set forth on Part 2 of Schedule 1 hereto (each a “New Guaranteeing Member” and collectively, the “New Guaranteeing Members”) to accede to the Member Guarantee (as amended pursuant to the Amendment Deed) as Member Guarantors thereunder.

NOW THEREFORE, in consideration of the mutual covenants and the promises herein contained and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Amendment Parties, the Current Member Guarantors and the Noteholders hereby agree as follows:

SECTION 1.    Amendments. On and after the Effective Date (as defined below):

(a)        Amendments to the Note Agreement.             The Note Agreement shall be and hereby is amended as set forth in Exhibit 1 to this Agreement, with text marked in bold double underline indicating additions to the Note Agreement and with text marked in ~~bold strikethrough~~ indicating deletions to the Note Agreement (the “Amended Note Agreement”).

(b)        Amendments to the Member Guarantee. The Member Guarantee shall be amended as set forth in Exhibit 1 to the Amendment Deed (the “Amended Member Guarantee”).

SECTION 2.    The Parent Guarantee.

2.01.    Guarantee.        The Parent Guarantor hereby guarantees to each holder of any Note or Notes at any time outstanding (a) the prompt payment in full, in U.S. Dollars, in the case of U.S. Dollar Notes, or Australian Dollars, in the case of the Series G Notes, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest on the Notes (including, without limitation, any interest on any overdue principal, Make-Whole Amount and Modified Make-Whole Amount, if any, and, to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Section 13 of the Note Agreement) and all other amounts from time to time owing by the Company under the Note

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Agreement and the Notes (including, without limitation, costs, expenses and taxes in accordance with the terms hereof), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). The Parent Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Parent Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under the Note Agreement, including, without limitation, reasonable counsel fees (all of the foregoing, the “Parent Guarantee”).

All obligations of the Parent Guarantor under this Section 2.01 shall survive the transfer of any Note, and any obligations of the Parent Guarantor under this Section 2.01 with respect to which the underlying obligation of the Company is expressly stated to survive the payment of any Note shall also survive payment of such Note.

2.02  Obligations Unconditional.

(a)        The obligations of the Parent Guarantor under Section 2.01 constitute a present and continuing guaranty of payment and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under the Note Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any Guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Parent Guarantor hereunder shall be absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent Guarantor hereunder which shall remain absolute, unconditional and irrevocable as described above:

(1)        any amendment or modification of any provision of the Note Agreement, any Member Guarantee or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

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(2)        any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Note Agreement, the Notes or any Member Guarantee, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3)        any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

(4)        the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Note Agreement, the Notes or any other agreement;

(5)        any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any shares of capital stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

(6)        any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of the Note Agreement, the Notes or any other agreement;

(7)        any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note Agreement, the Notes or any other agreement;

(8)        any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof, and other person providing a Guaranty of, or security for, any of the Guaranteed Obligations; or

(9)        any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full of the Guaranteed Obligations).

(b) The Parent Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company under the Note Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

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(c)        In the event that the Parent Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Parent Guarantor shall not exercise any subrogation or other rights hereunder or under the Notes and the Parent Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. Prior to the payment in full of the Guaranteed Obligations, if any amount shall be paid to the Parent Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Parent Guarantor agrees that its obligations under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(d)        If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person (other than the Parent Guarantor) of a case or proceeding under a bankruptcy or insolvency law, the Parent Guarantor agrees that, for purposes of the guarantee in this Section 2 and the Parent Guarantor’s obligations under the Parent Guarantee, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of the Note Agreement, and the Parent Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amounts and any other amounts guaranteed hereunder without further notice or demand.

(e)        The guarantee in this Section 2 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

2.03   Obligation to Make Payments in Applicable Currency.

(a)        Any payment on account of an amount that is payable under the Parent Guarantee in U.S. Dollars which is made to or for the account of any holder of U.S. Dollar Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Parent Guarantor, shall constitute a discharge of the Parent Guarantor under the Parent Guarantee only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Parent Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

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(b)        Any payment on account of an amount that is payable under the Parent Guarantee in Australian Dollars which is made to or for the account of any holder of Series G Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Parent Guarantor, shall constitute a discharge of the obligation of the Parent Guarantor under the Parent Guarantee only to the extent of the amount of Australian Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Australian Dollars that could be so purchased is less than the amount of Australian Dollars originally due to such holder, the Parent Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

(c)        Costs and expenses payable by the Parent Guarantor pursuant to Section 17.1 or 17.2 of the Amended Note Agreement shall be paid in either U.S. Dollars or Australian Dollars depending on the currency in which such costs and expenses are incurred and billed, subject to the same indemnity set forth in clause (a) above (in the case of U.S. Dollars) or clause (b) above (in the case of Australian Dollars).

(d)        Any payment under any provision of the Parent Guarantee (other than as specified in clauses (b) and (c) above) shall be in U.S. Dollars and any such payment made in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Parent Guarantor, shall constitute a discharge of the obligation of the Parent Guarantor under the Parent Guarantee only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Parent Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.

(e)        The indemnities contained in the foregoing clauses (a) through (d) shall, to the fullest extent permitted by law, constitute obligations separate and independent from the other obligations contained in the Parent Guarantee and shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Notes or under any judgment or order. As used in this Section 2.03, the term “London Banking Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

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SECTION 3.    Representations and Warranties of the Amendment Parties and the Member Guarantors. The Parent Guarantor and the Obligor, jointly and severally, in the case of Sections 3.01 through 3.20, inclusive, and Section 3.25, each Partner in respect of itself in the case of Sections 3.01, 3.02, 3.03, 3.09, 3.13, 3.18(a), 3.19 and 3.20 and each Current Member Guarantor (solely in respect of matters related to such Current Member Guarantor and not in relation to any other Person) in the case of Sections 3.20 through 3.24, inclusive, represents and warrants to each Noteholder on the date hereof and on the Effective Date (as defined below) as follows (and the parties hereto agree that the following representations and warranties shall be deemed to have been made in connection with the Note Agreement and the Notes for all relevant purposes thereof, including without limitation Section 11(e) of the Note Agreement):

3.01.    Organization; Power and Authority. Each Amendment Party is a corporation or partnership, as the case may be, duly organized and validly existing under the laws of its jurisdiction of formation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Amendment Party has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the New Subordination Deeds (as defined below) and to perform the provisions hereof, of the Amended Note Agreement and of the New Subordination Deeds.

3.02.    Authorization, Etc. Each of this Agreement, the Amended Note Agreement and each New Subordination Deed has been duly authorized by all necessary corporate or other organizational action on the part of each Amendment Party, and each of this Agreement, the Amended Note Agreement and the News P/L Subordination Deed (and upon the effectiveness thereof as set forth in the Amended Note Agreement, the Working Capital Subordination Deed) constitutes a legal, valid and binding obligation of such Amendment Party, enforceable against such Amendment Party in accordance with its respective terms, except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance of this Agreement and the New Subordination Deeds and the performance of the Amended Note Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Amendment Party or Member Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, partnership agreement, memorandum and articles of association, regulations or by-laws or other organizational document, or any other agreement or instrument to which any Amendment Party or Member Guarantor or any other Member is bound or by which any Amendment Party or Member Guarantor or any other Member or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Amendment Party or Member Guarantor or any other Member or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Amendment Party or Member Guarantor or any other Member.

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3.04.    Organization and Ownership. (a) The Shareholders beneficially own and control (directly or indirectly) 100% of the NXEA Consolidated Group. All of the outstanding shares of capital stock or similar equity interests of each Member shown in Schedule 3.04 as being owned directly or indirectly by the Parent Guarantor and the Members have been validly issued, are fully paid and nonassessable and are owned by the Parent Guarantor or a Member free and clear of any Lien (except as otherwise disclosed in Schedule 3.04).

(b)        All Members and Subsidiaries of Members are listed on the NXEA Group Structure Diagram set forth in Schedule 3.04. The NXEA Group Structure Diagram is true and correct in all material respects and does not omit any material information or details.

(c)        Schedule 3.04 contains (except as noted therein) complete and correct lists of (i) each Member’s Affiliates, other than Subsidiaries, (ii) the Parent Guarantor’s directors and senior officers and (iii) the Member Guarantors and the New Guaranteeing Members.

(d)        Each Member is a corporation, partnership or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, partnership or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Member has the corporate, partnership or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(e)        No Member is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Note Agreement, the agreements listed on Schedule 3.04 and customary limitations imposed by corporate or partnership law or similar statutes) restricting the ability of such Member to pay dividends out of profits or make any other similar distributions of profits to any Member that owns outstanding shares of capital stock or similar equity interests of such Member.

3.05.    Financial Statements.

The Parent Guarantor has delivered to each Noteholder copies of consolidated financial statements of the NXEA Consolidated Group listed on Schedule 3.05. All of said financial statements (including in each case the related schedules and notes) have been prepared in accordance with Relevant GAAP, the Corporations Act and any regulations made under the Corporations Act, in each case consistently applied unless therein expressly noted, and give a true and fair view of (if audited) or fairly present (if unaudited), the consolidated financial position of the NXEA Consolidated Group as of the respective dates and for the respective periods specified in such Schedule (subject, in the case of any interim financial statements, to normal year-end adjustments).

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3.06.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Amendment Party of this Agreement or either New Subordination Deed or the performance of the Amended Note Agreement, including, without limitation, any thereof required in connection with the obtaining of U.S. Dollars or Australian Dollars, as applicable, to make payments under this Agreement and the Amended Note Agreement and the payment of such U.S. Dollars or Australian Dollars, as applicable, to Persons resident in the United States of America, Canada, Japan or Australia, as the case may be. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Australia of this Agreement, the Amended Note Agreement or either New Subordination Deed that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

3.07.    Litigation; Observance of Agreements; Statutes and Orders.    (a)  There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent Guarantor, threatened against or affecting any Member or any property of any Member in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)        No Member is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, but only to the extent applicable thereto, Environmental Laws and any of the laws and regulations that are referred to in Section 3.13) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.08.    Taxes. Each Member has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments or filings related thereto (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the relevant Member has established adequate reserves in accordance with Relevant GAAP. The Parent Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the NXEA Consolidated Group and each Member in respect of federal, state or other taxes for all fiscal periods are adequate.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of Australia or any political subdivision thereof will be incurred by any Amendment Party or any Noteholder as a result of the execution or delivery of this Agreement and the Amended Note Agreement and no deduction or withholding in respect of Taxes imposed by or for the account of Australia or, to the knowledge of any Amendment Party, any other Taxing Jurisdiction, is required to be made from

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any payment by any Amendment Party under this Agreement or the Amended Note Agreement, except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of Australia or any political subdivision thereof arising out of circumstances described in clauses (a) through (f), inclusive, of Section 13 of the Amended Note Agreement or Section 4 of this Agreement, as applicable.

3.09.    Title to Property; Leases. The Parent Guarantor and each Member has good and sufficient title to its respective properties that individually or in the aggregate are Material, in each case free and clear of Liens prohibited by the Amended Note Agreement, except where failure to have such title could not reasonably be expected to have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

3.10.    Licenses, Permits, etc.  (a) Each Member owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto necessary for the conduct of their respective businesses without known conflict in any respect with the rights of others;

(b)        To the best knowledge of the Parent Guarantor, no product of any Member infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person;

(c)        To the best knowledge of the Parent Guarantor, there is no violation by any Person of any right of any Member with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Member;

except in any of the foregoing cases, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

3.11.    Compliance with ERISA; Non-U.S. Plans. (a) Neither the Parent Guarantor nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or section 4975 of the Code. Neither the Parent Guarantor nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in section 4975 of the Code) with respect to any such plan.

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(b)        The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the relevant Member’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)        No Member has incurred any Material obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d)        All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by any Member have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

3.12.    Existing Indebtedness. (a) Except as described therein, Schedule 3.12 sets forth a complete and correct summary list of outstanding Indebtedness of the NXEA Consolidated Group as of November 22, 2019 (including a description of the obligors and obligees, principal amount outstanding, collateral therefor, if any, Guaranty thereof, if any, and whether such Indebtedness is Subordinated Debt), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the NXEA Consolidated Group. No Member is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Member and no event or condition exists with respect to any Indebtedness of any Member that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)        Except as disclosed in Schedule 3.12, no Member has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6(b) of the Amended Note Agreement.

(c)        The Parent Guarantor is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent Guarantor, except as specifically indicated in Schedule 3.12.

3.13.    Foreign Asset Control Regulations, Etc.

(a)        No Amendment Party or any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

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(b)        No Amendment Party or any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Parent Guarantor’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)        The Parent Guarantor and the Obligor have established procedures and controls that they reasonably believe are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and the Obligor and each Controlled Entity are and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(d)        As used in this Section 3.13, the following terms have the respective meanings set forth below:

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the term “Controlled” shall have a correlative meaning.

“Controlled Entity” means any Subsidiary of the Parent Guarantor and any of its or the Parent Guarantor’s respective Controlled Affiliates.

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“OFAC” means the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs as of the date of this Agreement may be found at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

3.14. Status under certain United States Statutes. (a) None of the Parent Guarantor, the Obligor, the FOXTEL Partnership, the FOXTEL Television Partnership, any Current Member Guarantor or any New Guaranteeing Member is required to register as an “investment company” under the United States Investment Company Act of 1940, as amended, and (b) no Member is subject to regulation under the United States Federal Power Act, as amended.

3.15. Environmental Matters. (a) No Member has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Member or any of its real properties now or formerly owned, leased or operated by such Member or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

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(b)        No Member has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)        No Member has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)        All buildings on all real properties now owned, leased or operated by any Member are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

3.16.    Ranking. All liabilities of the Company under the Notes and of each Amendment Party under this Agreement and the Amended Note Agreement rank at least pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company or such Amendment Party.

3.17.    No Defaults. Both immediately prior to and after giving effect to the terms of this Agreement, no Default or Event of Default has occurred and is continuing.

3.18.    Not a Trustee. No Amendment Party (a) enters into this Agreement or the Amended Note Agreement as the trustee of any trust and none of the Partnership Property is held by a Partner as trustee of any trust or (b) holds any assets as the trustee of any trust.

3.19.    No Immunity. No Amendment Party nor any property of any Amendment Party has immunity from the jurisdiction of a court or from legal process.

3.20.    Solvency. Each Amendment Party and each Current Member Guarantor is solvent and able to pay its debts as and when they fall due and no Amendment Party nor any Current Member Guarantor will be rendered insolvent as a result of entering into the transactions contemplated by this Agreement.

3.21.    Organization; Power and Authority. Such Current Member Guarantor is a corporation duly organized and validly existing under the laws of its jurisdiction of formation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Current Member Guarantor has the corporate power and authority to execute and deliver this Agreement and the Amendment Deed and to perform the provisions hereof and thereof and of the Amended Member Guarantee.

3.22.    Authorization, Etc. Each of this Agreement and the Amendment Deed has been duly authorized by all necessary corporate or other organizational action on the part of such Current Member Guarantor and each of this Agreement, the Amendment Deed and the Amended Member Guarantee constitutes a legal, valid and binding obligation of such Current Member Guarantor, enforceable against such Current Member Guarantor in accordance with its terms,

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except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.23.    Compliance with Laws, Other Instruments, Etc. The execution and delivery by such Current Member Guarantor of this Agreement and the Amendment Deed and the performance hereof and thereof and of the Amended Member Guarantee will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Current Member Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, partnership agreement, memorandum and articles of association, regulations or by-laws or other organizational document, or any other agreement or instrument to which such Current Member Guarantor is bound or by which any such Current Member Guarantor or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Current Member Guarantor or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Current Member Guarantor.

3.24.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by such Current Member Guarantor of this Agreement or the Amendment Deed or the performance hereof or thereof or of the Amended Member Guarantee including, without limitation, any thereof required in connection with the obtaining of U.S. Dollars or Australian Dollars, as applicable, to make payments under the Amended Member Guarantee and the payment of such U.S. Dollars or Australian Dollars, as applicable, to Persons resident in the United States of America, Canada, Japan or Australia, as the case may be. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the United States of America or in Australia of this Agreement, the Amendment Deed or the Amended Member Guarantee that this Agreement, the Amendment Deed or the Amended Member Guarantee or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

3.25.    Consideration. No remuneration, whether by way of supplemental or additional interest or any fee or similar payment or security or other credit support, has been provided to or on behalf of any creditor with respect to Indebtedness of the Parent Guarantor, the Obligor or any Member as consideration for such creditor agreeing to the same or similar matters or waivers set forth in this Agreement, and no such remuneration shall be so provided unless the same level of remuneration is paid to each Noteholder (whether as a flat fee or flat compensation or based on a percentage or other metric of outstanding obligations or otherwise). The foregoing representation shall not apply with respect to standard establishment fees paid by the Parent Guarantor, the Obligor or any Member in the ordinary course in connection with entering into any bank facility agreement.

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SECTION 4.    Tax Indemnification.    All payments whatsoever under this Agreement, the Amended Note Agreement and the Parent Guarantee (the “Parent Guarantor Documents”) will be made by the Parent Guarantor in lawful currency of the United States of America (in the case of payments in respect of the U.S. Dollar Notes) or Australia (in the case of payments in respect of the Series G Notes) free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States, Canada (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Canada), Japan (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Japan) or Australia (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Australia) (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Parent Guarantor under any Parent Guarantor Document, the Parent Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of the relevant Parent Guarantor Document after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of the relevant Parent Guarantor Document before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)        any Excluded Tax;

(b)        with respect to a holder of any Note, any Tax that would not have been imposed but for any breach by such holder of any representation made or deemed to have been made by such holder pursuant to Section 6.3(a), 6.3(c) or 6.3(d) of the Amended Note Agreement;

(c)        any Tax that would not have been imposed had any holder of a Note that is an Australian tax resident or holds the Note in connection with a permanent establishment in Australia provided the Company with:

(i)        its Australian business number; or

(ii)        its Australian tax file number or evidence of an exemption from providing an Australian tax file number;

(d)        any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the

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Taxing Jurisdiction, other than the mere holding of the relevant Note (with the benefit of the Parent Guarantee) or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Parent Guarantor, after the date hereof, opening an office in, moving an office to, changing the taxing jurisdiction from or through which payments on account of any Parent Guarantor Documents are made, or changing its jurisdiction of organization, to the Taxing Jurisdiction imposing the relevant Tax;

(e)        any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Parent Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (e) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Parent Guarantor no later than 45 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any); or

(f)        any combination of clauses (a), (b), (c), (d) and (e) above;

and provided further that in no event shall the Parent Guarantor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America, Canada, Japan, Australia or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of Closing in excess of the amounts that the Parent Guarantor would be obligated to pay if such holder had been a resident of the United States of America, Canada, Japan, Australia or such other jurisdiction, as applicable (and, to the extent applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America, Canada, Japan, Australia or such other jurisdiction and the relevant Taxing Jurisdiction to the extent that such eligibility would reduce such additional amounts), or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Parent Guarantor shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note with the benefit of this Parent Guarantee, the holder of such Note agrees, subject to the limitations of clause (e) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Parent

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Guarantor all such forms, certificates, documents and returns provided to such holder by the Parent Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of an applicable tax treaty and (y) provide the Parent Guarantor with such information with respect to such holder as the Parent Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 4 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Parent Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 45 days following a written request of the Parent Guarantor (which request shall be accompanied by copies of such Form) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date hereof, the Parent Guarantor will furnish each Noteholder with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the relevant Taxing Jurisdiction pursuant to clause (e) of the second paragraph of this Section 4, if any, and in connection with the transfer of any Note, the Parent Guarantor will furnish the transferee of any Note with copies of any Form and English translation then required.

If any payment is made by the Parent Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and additional amounts are paid by the Parent Guarantor pursuant to this Section 4, then, if such holder has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Parent Guarantor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (e) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Parent Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Parent Guarantor of any Tax in respect of any amounts paid under any Parent Guarantor Document the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Parent Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

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If the Parent Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Parent Guarantor would be required to pay any additional amount under this Section 4, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Parent Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Parent Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Parent Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Parent Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Parent Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Parent Guarantor under this Section 4 shall survive the payment or transfer of any Note and the provisions of this Section 4 shall also apply to successive transferees of the Notes.

SECTION 5.   Noteholder Representations and Agreements. Each Noteholder signatory hereto agrees and severally represents and warrants on the date hereof and on the Effective Date as follows:

5.01.   Consent to Amend the Member Guarantee. Such Noteholder acknowledges and agrees that its signature to this Agreement shall constitute written consent to the amendment of the Member Guarantee pursuant to the Amendment Deed for purposes of Section 5.01 of the Member Guarantee.

5.02.   Ownership of Notes. Such Noteholder (a) either (i) is the sole legal and beneficial owner of the principal amount of Notes set forth on its signature page hereto or (ii) has investment or voting discretion with respect to such Notes and has the power and authority to bind the beneficial owner(s) of such Notes to the terms of this Agreement and (b) has full power and authority to vote on and consent to matters concerning such Notes.

SECTION 6.   Conditions to Effectiveness. This Agreement shall become effective as of the date when all of the following conditions shall have been fulfilled (such date, the “Effective Date”):

6.01.   Execution and Delivery. This Agreement shall have been duly executed and delivered by the Amendment Parties, each Current Member Guarantor and the Required Holders. The Amendment Deed shall have been duly executed and delivered by each Current Member Guarantor.

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6.02.   Representations.   All representations and warranties set forth in Section 3 of this Agreement are true and correct.

6.03.   Amendment Fee.   The Parent Guarantor shall have paid (or caused to be paid) to each Noteholder (even if such Noteholder is not a party to this Agreement) the full amount of an amendment fee equal to 0.15% (15 basis points) of the outstanding principal amount of the Notes held by such Noteholder as of the date hereof, which fee shall be fully earned upon payment thereof.

6.04.   Accession to the Note Agreement.   Each Noteholder shall have received from the Parent Guarantor a duly executed and delivered accession page to the Note Agreement in the form of Exhibit 3 to this Agreement, whereby the Parent Guarantor shall become party to the Note Agreement.

6.05.   Rating.   Each Noteholder shall have received evidence reasonably satisfactory to it that the Notes will be assigned a credit rating of at least “BBB-” from Fitch after giving effect to this Agreement and the Parent Guarantee (subject only to receipt by Fitch of final documentation relating to this Agreement and the Amended Note Agreement).

6.06.   Opinion Letters.   Each Noteholder shall have received legal opinions in form and substance reasonably satisfactory to such Noteholder from (a) Sidley Austin, U.S. counsel for the Amendment Parties and the Current Member Guarantors, substantially in the form attached as Exhibit 6.06(a), (b) Allens, Australian counsel for the Amendment Parties, the Current Member Guarantors and certain New Guaranteeing Members, substantially in the form attached as Exhibit 6.06(b) and (c) Fennemore Craig Jones Vargas, Nevada legal counsel for certain New Guaranteeing Members, substantially in the form attached as Exhibit 6.06(c).

6.07.   Officer’s Certificate.   Each Noteholder shall have received an Officer’s Certificate of (a) the Parent Guarantor certifying that immediately before and after giving effect to the amendments and guarantee set forth in this Agreement, no Default or Event of Default shall have occurred and be continuing (both as of the Effective Date and, with respect to Sections 10.7 and 10.8 of the Amended Note Agreement, assuming that such amendments and guarantee had occurred on the last day of the immediately preceding fiscal quarter of the NXEA Consolidated Group and giving pro forma effect to such amendments and guarantee for the relevant period), (b) each Amendment Party certifying as to the resolutions attached thereto and other corporate or partnership, as the case may be, proceedings relating to the authorization, execution and delivery of this Agreement and the performance by such Amendment Party of this Agreement and the Amended Note Agreement, (c) each Current Member Guarantor certifying as to the resolutions attached thereto and other corporate or other organizational proceedings relating to the authorization, execution and delivery of this Agreement and the Amendment Deed and the performance by such Current Member Guarantor of this Agreement, the Amendment Deed and the Amended Member Guarantee and (d) each New Guaranteeing Member certifying (i) as to the resolutions attached thereto and other corporate or other organizational proceedings relating to the authorization, execution and delivery of the Accession Deed to the Member Guarantee (the “Accession Deed”) and the performance by such New Guaranteeing Member of the Accession Deed and the Amended Member Guarantee and (ii) that such New Guaranteeing Member is, and after giving effect to the Accession Deed will be, solvent and able to pay all of its debts as and when they become due and payable.

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6.08.   Member Guarantees. Each Noteholder shall have received an Accession Deed, in substantially the form set forth as Annex II to the Amended Member Guarantee, executed by each New Guaranteeing Member, pursuant to Section 9.8 of the Amended Note Agreement, whereby each New Guaranteeing Member shall become a party to the Amended Member Guarantee.

6.09.   Payment of Fees and Expenses. The Amendment Parties shall have paid all reasonable fees and expenses of the Noteholders, including without limitation the reasonable fees and expenses of Chapman and Cutler LLP, United States special counsel to the Noteholders, in connection with the transactions contemplated hereby.

6.10.   Registered Agent. The Amendment Parties shall have delivered to the Noteholders evidence of the acceptance by National Registered Agents, Inc. of the appointment and designation provided for by Section 24.10(e) of the Amended Note Agreement (in the case of the Parent Guarantor) and Section 5.03(e) of the Amended Member Guarantee (in the case of the New Guaranteeing Members), in each case for the period from the date of this Agreement through July 25, 2025 (and the payment in full of all fees in respect thereof).

6.11.   CTDP Amendment and Syndicated Facility Agreement. The Parent Guarantor shall have delivered to the Noteholders a copy of (a) an amendment to the CTDP, which amendment shall incorporate the same or substantially similar amendments as set forth in Section 1(a) of this Agreement and (b) the Syndicated Facility Agreement as of 14 November 2019, among the Foxtel Agent, each MLAB (as defined therein) party thereto, each Initial Financier (as defined therein) party thereto and Commonwealth Bank of Australia as Facility Agent (as defined therein), which Syndicated Facility Agreement shall provide for A$610,000,000 in revolving loan availability to the Company for a term of at least three years.

6.12.   News P/L Subordination Deed, Working Capital Subordination Deed and Senior Debt Nomination Letters. The Parent Guarantor shall have delivered to the Noteholders a copy of the (a) Subordination Deed Poll dated as of 15 November 2019 between News Pty Limited, FS (Australia) I Pty Limited and the Parent Guarantor (the “News P/L Subordination Deed”), providing for the subordination of the (i) A$50,000,000 Subordinated Shareholder Loan Agreement dated 21 December 2018 between News Pty Limited and the Parent Guarantor, (ii) A$250,000,000 Subordinated Shareholder Loan Agreement dated 27 March 2019 between News Pty Limited and the Parent Guarantor, (iii) A$200,000,000 Subordinated Shareholder Loan Agreement dated 29 May 2019 between News Pty Limited and the Parent Guarantor and (iv) A$200,000,000 Subordinated Shareholder Loan Agreement dated 7 November 2019 between FS (Australia) I Pty Limited and the Parent Guarantor, (b) the Working Capital Subordination Deed Poll dated as of 15 November 2019 between FS (Australia) I Pty Limited and the Foxtel Agent (the “Working Capital Subordination Deed” and, together with the News P/L Subordination Deed, each a “New Subordination Deed”), providing for the subordination of the A$200,000,000 Working Capital Facility Agreement dated 24 July 2019 between FS (Australia) I Pty Limited and the Foxtel Agent upon the effectiveness thereof as set forth in the Amended Note Agreement, and the News P/L Subordination Deed shall be in full force and effect and (c) Senior Debt Nomination Letters (as defined in each New Subordination Deed) as of 15

21

November 2019 duly executed by the Parent Guarantor and nominating the Amended Note Agreement, the Notes and each Member Guarantee as “Senior Debt Documents” and otherwise in form and substance reasonably satisfactory to the Required Holders.

SECTION 7.   Miscellaneous.

7.01.   Ratification of Note Agreement and Notes; Agreement Unchanged. The Note Agreement is in all respects ratified and confirmed by each Amendment Party and each Note is in all respects ratified and confirmed by the Company, and the respective terms, covenants and agreements thereof shall remain unchanged and in full force and effect except as otherwise set forth in this Agreement.

7.02.   Ratification of Member Guarantee. Each Current Member Guarantor hereby acknowledges and consents to this Agreement and the Amended Note Agreement and the transactions contemplated thereby and hereby unconditionally affirms such Current Member Guarantor’s obligations under the Amended Member Guarantee.

7.03.   Amendment to Section 2. Section 2 of this Agreement may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor and the holder of each Note at the time outstanding affected thereby.

7.04.   Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

7.05.   Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Remainder of page intentionally blank.]

22

If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement among the parties set forth below.

Very truly yours,

Signed for NXE AUSTRALIA PTY
LIMITED by its attorney under power of attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for FOXTEL MANAGEMENT
PTY LIMITED, in its own capacity, by its attorney under power of attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

Signed for FOXTEL MANAGEMENT PTY LIMITED, in its capacity as agent for the Partners as a partnership carrying on the business of the FOXTEL Partnership and as agent for the
FOXTEL Television Partnership, by its attorney under power of attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for SKY CABLE PTY LIMITED by its attorney under power of attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for FOXTEL MEDIA PTY LIMITED by its attorney under power of attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Tatts 2010 Note Purchase Agreement

Signature page to the

Amendment and Guarantee Agreement

CURRENT MEMBER GUARANTORS

Signed for each of:

LGI Investments 1 Pty Limited

LGI Investments 2 Pty Limited

Austar United Communications Pty Limited

LGI Bidco Pty Limited

Austar United Holdings Pty Limited

STV Pty. Ltd.

Chippawa Pty. Ltd.

Windytide Pty. Ltd.

Selectra Pty. Ltd.

Kidillia Pty. Ltd.

Dovevale Pty. Ltd.

Wollongong Microwave Pty Ltd

CTV Pty. Ltd.

Ilona Investments Pty. Ltd.

Jacolyn Pty. Ltd.

Vinatech Pty. Ltd.

Minorite Pty. Ltd.

Austar United Mobility Pty Ltd

Austar United Broadband Pty Ltd

eisa Finance Pty Limited

Artson System Pty Ltd

Austar United Holdco1 Pty Ltd

Continental Century Pay TV Pty Limited

UAP Australia Programming Pty Ltd

Saturn (NZ) Holding Company Pty Ltd

Century United Programming Ventures Pty Limited

XYZnetworks Pty Limited

Austar Satellite Ventures Pty Ltd

Austar Entertainment Pty Limited

Tatts 2010 Note Purchase Agreement

Signature page to the

Amendment and Guarantee Agreement

Austar Services Pty Ltd

The Country Music Channel Pty Limited

The Weather Channel Australia Pty Ltd

Austar Satellite Pty Ltd

Customer Services Pty Limited

Foxtel Cable Television Pty Limited

Presto Entertainment Pty Limited

Foxtel Finance Pty Limited

Foxtel Holdings Pty Limited

Foxtel Australia Pty Limited

Presto TV Pty Limited

Streamotion Pty Ltd

by its attorney under power of attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Century Programming Ventures Corp. in the presence of:

Witness Signature	Signature of Authorised Signatory

Print Name	Name of Authorised Signatory

Tatts 2010 Note Purchase Agreement

Signature page to the

Amendment and Guarantee Agreement

THE FOREGOING AGREEMENT IS HEREBY ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

[NAME OF INSTITUTION]

By:
Name:
Title:

Notes:

Series	Principal Amount

Foxtel 2012 Note and Guarantee Agreement

Signature page to the

Amendment No. 1 and Guarantee Agreement

SCHEDULE 1

MEMBER GUARANTORS

Part 1 – Current Member Guarantors

Member Guarantor	ACN

LGI Investments 1 Pty Limited	151 765 007

LGI Investments 2 Pty Limited	151 767 421

Austar United Communications Pty Limited	087 695 707

LGI Bidco Pty Limited	151 767 449

Austar United Holdings Pty Limited	146 562 263

STV Pty. Ltd.	065 312 450

Chippawa Pty. Ltd.	068 943 635

Windytide Pty. Ltd.	068 943 546

Selectra Pty. Ltd.	065 367 526

Kidillia Pty. Ltd.	068 943 608

Dovevale Pty. Ltd.	068 943 591

Wollongong Microwave Pty Ltd	065 146 321

CTV Pty. Ltd.	064 416 128

Ilona Investments Pty. Ltd.	068 943 626

Jacolyn Pty. Ltd.	064 744 869

Vinatech Pty. Ltd.	065 366 314

Minorite Pty. Ltd.	068 943 484

Austar United Mobility Pty Ltd	093 217 522

Austar United Broadband Pty Ltd	089 048 439

eisa Finance Pty Limited	086 005 585

Artson System Pty Ltd	054 001 759

Austar United Holdco1 Pty Ltd	093 217 513

Continental Century Pay TV Pty Limited	059 914 840

UAP Australia Programming Pty Ltd	083 851 807

Saturn (NZ) Holding Company Pty Ltd	088 052 000

Century United Programming Ventures Pty Limited	069 957 759

XYZnetworks Pty Limited	066 812 119

Austar Satellite Ventures Pty Ltd	082 617 829

Austar Entertainment Pty Limited	068 104 530

Austar Services Pty Ltd	068 521 880

The Country Music Channel Pty Limited	075 911 554

The Weather Channel Australia Pty Ltd	084 205 587

Austar Satellite Pty Ltd	080 269 030

Customer Services Pty Limited	069 272 117

Foxtel Cable Television Pty Limited	069 008 797

Presto Entertainment Pty Limited	069 619 307

Foxtel Finance Pty Limited	151 691 897

Foxtel Holdings Pty Limited	151 690 327

Foxtel Australia Pty Limited	151 691 753

Century Programming Ventures Corp.	N/A (incorporated in Nevada)

Presto TV Pty Limited	602 519 700

Streamotion Pty Ltd	072 725 289

Part 2 – New Guaranteeing Members

Name	ACN / ABN
Fox Sports Australia Pty Limited	065 445 418
Binni Pty Limited	004 092 648
Fox Sports Venues Pty Limited	110 803 944
Sport by Numbers Pty Limited	065 420 046
Fox Sports Streamco Pty Limited	616 999 243
Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited)	72 069 279 027
Sky Cable Pty Limited	14 069 799 640

SCHEDULE 3.04

Organization and Ownership; NXEA Group Structure Diagram

Ownership of Members:

Member	Member Guarantor?	Percentage of outstanding equity interests owned
NXE Australia Pty Limited	Yes	35% - Telstra Corporation Limited 25.26% - News Pty Limited 25.26% - PBL Pay TV Pty Ltd 14.48% - Pay TV Management Pty Limited
Foxtel Management Pty Limited	No	50% - Sky Cable Pty Limited 50% - Foxtel Media Pty Limited
The FOXTEL Partnership	No	50% - Sky Cable Pty Limited 50% - Foxtel Media Pty Limited
The FOXTEL Television Partnership	No	50% - Sky Cable Pty Limited 50% - Foxtel Media Pty Limited
Sky Cable Pty Limited	Yes	100% - Fox Sports Australia Pty Limited
Foxtel Media Pty Limited	Yes	100% - NXE Australia Pty Limited
LGI Investments 1 Pty Limited	Yes	100% - FOXTEL Australia Pty Ltd
LGI Investments 2 Pty Limited	Yes	100% - LGI Investments 1 Pty Limited
Austar United Communications Pty Limited	Yes	100% - LGI Investments 2 Pty Limited
LGI Bidco Pty Limited	Yes	100% - Austar United Communications Pty Limited
Austar United Holdings Pty Limited	Yes	100% - Austar United Communications Pty Limited
STV Pty. Ltd.	Yes	100% - Austar United Holdings Pty Limited
Chippawa Pty. Ltd.	Yes	100% - STV Pty. Ltd.
Windytide Pty. Ltd.	Yes	100% - STV Pty. Ltd.
Selectra Pty. Ltd.	Yes	100% - STV Pty. Ltd.
Kidillia Pty. Ltd.	Yes	100% - STV Pty. Ltd.
Dovevale Pty. Ltd.	Yes	100% - Kidillia Pty. Ltd.
Wollongong Microwave Pty Ltd	Yes	100% - Kidillia Pty. Ltd.
CTV Pty. Ltd.	Yes	100% - Austar United Holdings Pty Limited
Ilona Investments Pty. Ltd.	Yes	100% - CTV Pty. Ltd.
Jacolyn Pty. Ltd.	Yes	100% - CTV Pty. Ltd.

Member	Member Guarantor?	Percentage of outstanding equity interests owned
Vinatech Pty. Ltd.	Yes	100% - CTV Pty. Ltd.
Minorite Pty. Ltd.	Yes	100% - Jacolyn Pty. Ltd.
Austar United Mobility Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Austar United Broadband Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
eisa Finance Pty Limited	Yes	100% - Austar United Broadband Pty Ltd
Artson System Pty Ltd	Yes	100% - Austar United Broadband Pty Ltd
Austar United Holdco1 Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Continental Century Pay TV Pty Limited	Yes	100% - Austar United Holdings Pty Limited
UAP Australia Programming Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Saturn (NZ) Holding Company Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Century United Programming Ventures Pty Limited	Yes	50% - Austar United Holdings Pty Limited 50% - Century Programming Ventures Corp.
XYZnetworks Pty Limited	Yes	50% - Century United Programming Ventures Pty Limited 50% - FOXTEL Management Pty Limited (held non-beneficially on behalf of the FOXTEL Partnership)
Austar Satellite Ventures Pty Ltd	Yes	100% - Austar United Holdings Pty Limited
Austar Entertainment Pty Limited	Yes	100% - Austar United Holdings Pty Limited
Austar Services Pty Ltd	Yes	100% - Austar Entertainment Pty Limited
The Country Music Channel Pty Limited	Yes	100% - XYZnetworks Pty Limited
The Weather Channel Australia Pty Ltd	Yes	100% - XYZnetworks Pty Limited
Austar Satellite Pty Ltd	Yes	19% - Austar Services Pty Ltd 81% - Austar Satellite Ventures Pty Ltd
Customer Services Pty Limited	Yes	50% - Sky Cable Pty Limited 50% - Foxtel Media Pty Limited
Foxtel Cable Television Pty	Yes	20% - Sky Cable Pty Limited

Member	Member Guarantor?	Percentage of outstanding equity interests owned
Limited		80% - Foxtel Media Pty Limited
Presto Entertainment Pty Limited	Yes	100% - Foxtel Management Pty Limited (held non-beneficially on behalf of the Foxtel Partnership)
Foxtel Finance Pty Limited	Yes	100% - Foxtel Holdings Pty Limited
Foxtel Holdings Pty Limited	Yes	100% - Foxtel Management Pty Limited (held non-beneficially on behalf of the Foxtel Partnership)
Foxtel Australia Pty Limited	Yes	100% - Foxtel Holdings Pty Limited
Century Programming Ventures Corp.	Yes	100% - Austar United Holdings Pty Limited
Presto TV Pty Limited	Yes	100% - Foxtel Management Pty Limited (held non-beneficially on behalf of the Foxtel Partnership)
Streamotion Pty Ltd	Yes	100% - Foxtel Management Pty Limited (held non-beneficially on behalf of the Foxtel Partnership)
Fox Sports Australia Pty Limited	Yes	100% - NXE Australia Pty Limited
Binni Pty Limited	Yes	100% - Fox Sports Australia Pty Limited
Fox Sports Venues Pty Limited	Yes	100% - Fox Sports Australia Pty Limited
Sport by Numbers Pty Limited	Yes	100% - Fox Sports Australia Pty Limited
Fox Sports Streamco Pty Limited	Yes	100% - Fox Sports Australia Pty Limited

Affiliates (other than Subsidiaries):

Telstra Corporation Limited

News Pty Limited

Pay TV Management Pty Ltd as agent for Pay TV Partnership

PBL Pay TV Pty Limited

NXE Australia Pty Limited

Note: this does not include Affiliates above the level of Telstra Corporation Limited, News Pty Limited, Pay TV Management Pty Ltd as agent for Pay TV Partnership or PBL Pay TV Pty Limited.

Parent Guarantor’s Directors and Senior Officers:

Directors	Senior Officers
● Stacey Lee Brown	● Alice Mascia (Chief Product and Strategy Officer)
● Brendon James Riley	● Amanda Laing (Chief Commercial Officer)
● Guy Richard Christian Beresford-Wylie	● Brian Walsh (Executive Director of Television)
● Siobhan Louise McKenna	● Euan Smith (COO)
● Mark Kaner	● James Marsh (CFO)
● Michael Bruce Miller	● Kieren Cooney (Chief Marketing and Sales Officer)
● Julian Ogrin (CEO Streamotion)
● Lynette Ireland (CGC)
● Mark Frain (CEO Foxtel Media)
● Patrick Delany (CEO)
● Paul Edwards (Chief Communications Officer)
● Peter Campbell (Head of Fox Sports)
● Sally Connell (Executive Director of HR)

Distributions by Members are restricted under Clause 5.8 of the Common Terms Deed.

NXEA Group Structure Diagram

[Attached]

SCHEDULE 3.05

NXEA Financial Statements

●	NXEA Australia Pty Limited Annual Financial Report for the period ended on June 30, 2019

●	NXEA Australia Pty Limited Annual Financial Report for the period ended on June 30, 2018

●	NXEA Australia Pty Limited selected pro forma financial statements for the periods ended on June 30, 2017 and June 30, 2018

SCHEDULE 3.12

Existing Indebtedness

In accordance with Section 3.12, existing Indebtedness as of November 22, 2019 is as follows:

Facility	Obligors	Obligees	Drawn amount (m)	Limit under the relevant facility (m)	Collateral / Guaranties

Syndicated	Foxtel Management	Australia and New	AUD 610	AUD 610	No Collateral
Revolving Facility	Pty Limited (in its	Zealand Banking			Same guarantor group
Agreement dated 14	personal capacity)	Group Limited,			as under the Note
November 2019		Commonwealth			Agreement
Bank of Australia,
National Australia
Bank Limited &
Westpac Banking
Corporation
(MLABs)
Australia and New
Zealand Banking
Group Limited,
Commonwealth
Bank of Australia,
National Australia
Bank Limited,
Westpac Banking
Corporation , The
Hongkong and
Shanghai Banking
Corporation
Limited, Sydney
Branch, Bank of
America N.A.
Australian Branch,
Bank of China
Limited, Sydney
Branch, Citicorp
North America,
Inc., Deutsche
Bank AG, Sydney
Branch &
JPMorgan Chase
Bank, N.A.,
Sydney Branch
(Initial Financiers)
Commonwealth
Bank of Australia
(Facility Agent)

Facility	Obligors	Obligees	Drawn amount (m)	Limit under the relevant facility (m)	Collateral / Guaranties

Syndicated Term Facility Agreement dated 15 November	Foxtel Management Pty Limited (in its personal capacity)	Goldman Sachs Australia Pty Ltd (MLAB)	AUD 250	AUD 250	No Collateral Same guarantor group as under the Note
2019		Goldman Sachs			Agreement
Mortgage
Company (Initial
Financier)
NONGHYUP
Bank as trustee of
AI Partners Media
Specialised
Privately Placed
Fund Trust #1
(Initial Financier)
Commonwealth
Bank of Australia
(Facility Agent)
Multi-option Facility Agreement dated 15 November 2019 (as amended)	Foxtel Management Pty Limited (in its personal capacity) Austar Entertainment Pty Limited	Commonwealth Bank of Australia (Lender)	AUD 40	AUD 40	No Collateral
Austar United
Communications Pty
Limited
Customer Services
Pty Limited
Foxtel Finance Pty
Limited
Foxtel Australia Pty
Limited
XYZnetworks Pty
Limited

USPP Note and Guarantee Agreement dated 25 July 2012 (as amended and restated)	Issuer: The Company Guarantors: Please see table of Guarantors below		USD 460	USD 460	No Collateral Same guarantor group as under the Note Agreement

Subordinated	Foxtel Management	FS (Australia) I Pty	AUD 100	AUD 200	No Collateral
Working Capital	Pty Limited as agent	Limited
Facility Agreement	for the Partners as a
dated 24 July 2019	partnership carrying
on the business of the

Facility	Obligors	Obligees	Drawn amount (m)	Limit under the relevant facility (m)	Collateral / Guaranties
Foxtel Partnership
Subordinated	NXE Australia Pty	News Pty Limited	AUD 50	AUD 50	No Collateral
Shareholder Loan	Limited
dated 21 December
2018
Subordinated	NXE Australia Pty	News Pty Limited	AUD 250	AUD 250	No Collateral
Shareholder Loan	Limited
dated 27 March
2019
Subordinated	NXE Australia Pty	News Pty Limited	AUD 200	AUD 200	No Collateral
Shareholder Loan	Limited
dated 29 May 2019
Subordinated	NXE Australia Pty	FS (Australia) I Pty	AUD 200	AUD 200	No Collateral
Shareholder Loan	Limited	Limited
dated 7 November
2019

EXHIBIT 1

AMENDED NOTE AGREEMENT

[Attached]

EXHIBIT 2

AMENDMENT DEED

[Attached]

EXHIBIT 3

Accession Page

The foregoing Agreement as amended from time to time is hereby acknowledged and agreed to by the undersigned and shall be a binding agreement of the undersigned, as the Parent Guarantor under the Agreement, as of [_____], 2019.

PARENT GUARANTOR

Signed for NXE AUSTRALIA PTY LIMITED

by its attorney under power of attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

EXHIBIT 6.06(a)

Form of Opinion of U.S. Counsel for the Amendment Parties and Current Member Guarantors

[Attached]

EXHIBIT 6.06(b)

Form of Opinion of Australian Counsel for the Amendment Parties, the Current Member

Guarantors and the New Guaranteeing Members

[Attached]

EXHIBIT 6.06(c)

Form of Opinion of Nevada legal counsel for certain New Guaranteeing Members

[Attached]

EXHIBIT 2

AMENDMENT DEED

[Attached]

AMENDMENT DEED

This AMENDMENT DEED (this “Deed”) dated as of 22 November 2019 is entered into by each Subsidiary of NXE Australia Pty Limited (ABN 85 625 190 990), a company registered under the laws of Australia (the “Parent Guarantor”), set forth in Schedule 1 hereto (the “Member Guarantors”), in favor of the Noteholders. The holders of Notes as of the date of this Deed are referred to herein as “Noteholders”. Capitalized terms used in this Deed but not defined in this Deed are used as defined in the Member Guarantee (as defined below).

W I T N E S S E T H

WHEREAS, each Member Guarantor, as a “Member Guarantor”, is party to the Deed of Guarantee dated as of 25 July 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Member Guarantee”), made by each Member Guarantor;

WHEREAS, on the date of this Deed an Amendment No. 1 and Guarantee Agreement is being entered into by the Parent Guarantor, Foxtel Management Pty Limited (ABN 65 068 671 938), in its own capacity (in such capacity, the “Company”), Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 279 027) (“Foxtel Media” and, together with Sky Cable, the “Partners”), Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the Foxtel Partnership and as agent for the Foxtel Television Partnership, each Member Guarantor and the Noteholders (the “Amendment and Guarantee Agreement”) pursuant to which, among other matters, the Parent Guarantor is to guarantee the due and punctual payment and performance and observance of all obligations of the Company under the Note and Guarantee Agreement and the Notes; and

WHEREAS, each Member Guarantor has agreed to amend the Member Guarantee as set forth more fully herein and, as set out in the Amendment and Guarantee Agreement, the Noteholders have consented to the amendments set out herein.

NOW THEREFORE, in consideration of the mutual covenants and the promises herein contained and other consideration, the receipt and sufficiency of which are hereby acknowledged, each Member Guarantor hereby agree as follows:

SECTION 1. Amendment of Member Guarantee. On and from the Effective Date (as defined in the Amendment and Guarantee Agreement), the Member Guarantee is amended as set forth in Exhibit 1 to this Deed, with text marked in bold double underline indicating additions to the Member Guarantee and with text marked in ~~bold strikethrough~~ indicating deletions to the Member Guarantee.

SECTION 2. Miscellaneous.

2.01. Ratification of Member Guarantee. The Member Guarantee is in all respects ratified and confirmed by each Member Guarantor, and the terms, covenants and agreements thereof shall remain unchanged and in full force and effect except as otherwise set forth in this Deed.

2.02. Execution in Counterparts. This Deed may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

2.03. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New South Wales in the Commonwealth of Australia.

[Remainder of page intentionally blank.]

2

Executed and delivered as a

deed.

Signed, sealed and delivered for

each of:

LGI Investments 1 Pty Limited

LGI Investments 2 Pty Limited

Austar United Communications Pty Limited

LGI Bidco Pty Limited

Austar United Holdings Pty Limited

STV Pty. Ltd.

Chippawa Pty. Ltd.

Windytide Pty. Ltd.

Selectra Pty. Ltd.

Kidillia Pty. Ltd.

Dovevale Pty. Ltd.

Wollongong Microwave Pty Ltd

CTV Pty. Ltd.

Ilona Investments Pty. Ltd.

Jacolyn Pty. Ltd.

Vinatech Pty. Ltd.

Minorite Pty. Ltd.

Austar United Mobility Pty Ltd

Austar United Broadband Pty Ltd

eisa Finance Pty Limited

Artson System Pty Ltd

Austar United Holdco1 Pty Ltd

Continental Century Pay TV Pty Limited

UAP Australia Programming Pty Ltd

Saturn (NZ) Holding Company Pty Ltd

Century United Programming Ventures Pty Limited

XYZnetworks Pty Limited

Austar Satellite Ventures Pty Ltd

Austar Entertainment Pty Limited

Austar Services Pty Ltd

The Country Music Channel Pty Limited

The Weather Channel Australia Pty Ltd

Austar Satellite Pty Ltd

Customer Services Pty Limited

Foxtel Cable Television Pty Limited

Presto Entertainment Pty Limited

Foxtel Finance Pty Limited

Foxtel Holdings Pty Limited

Foxtel Australia Pty Limited

Presto TV Pty Limited

Streamotion Pty Ltd

by its attorney under power of

attorney in the presence of:

Witness Signature	Attorney Signature
Print Name	Print Name

Signed, sealed and delivered for Century Programming Ventures Corp. in the presence of:

Witness Signature	Signature of Authorised Signatory
Print Name	Name of Authorised Signatory

SCHEDULE 1

MEMBER GUARANTORS

Member Guarantor	ACN

LGI Investments 1 Pty Limited	151 765 007

LGI Investments 2 Pty Limited	151 767 421

Austar United Communications Pty Limited	087 695 707

LGI Bidco Pty Limited	151 767 449

Austar United Holdings Pty Limited	146 562 263

STV Pty. Ltd.	065 312 450

Chippawa Pty. Ltd.	068 943 635

Windytide Pty. Ltd.	068 943 546

Selectra Pty. Ltd.	065 367 526

Kidillia Pty. Ltd.	068 943 608

Dovevale Pty. Ltd.	068 943 591

Wollongong Microwave Pty Ltd	065 146 321

CTV Pty. Ltd.	064 416 128

Ilona Investments Pty. Ltd.	068 943 626

Jacolyn Pty. Ltd.	064 744 869

Vinatech Pty. Ltd.	065 366 314

Minorite Pty. Ltd.	068 943 484

Austar United Mobility Pty Ltd	093 217 522

Austar United Broadband Pty Ltd	089 048 439

eisa Finance Pty Limited	086 005 585

Artson System Pty Ltd	054 001 759

Austar United Holdco1 Pty Ltd	093 217 513

Continental Century Pay TV Pty Limited	059 914 840

UAP Australia Programming Pty Ltd	083 851 807

Saturn (NZ) Holding Company Pty Ltd	088 052 000

Century United Programming Ventures Pty Limited	069 957 759

XYZnetworks Pty Limited	066 812 119

Austar Satellite Ventures Pty Ltd	082 617 829

Austar Entertainment Pty Limited	068 104 530

Austar Services Pty Ltd	068 521 880

The Country Music Channel Pty Limited	075 911 554

The Weather Channel Australia Pty Ltd	084 205 587

Austar Satellite Pty Ltd	080 269 030

Customer Services Pty Limited	069 272 117

Foxtel Cable Television Pty Limited	069 008 797

Presto Entertainment Pty Limited	069 619 307

Foxtel Finance Pty Limited	151 691 897

Foxtel Holdings Pty Limited	151 690 327

Foxtel Australia Pty Limited	151 691 753

Century Programming Ventures Corp.	N/A (incorporated in Nevada)

Presto TV Pty Limited	602 519 700

Streamotion Pty Ltd	072 725 289

EXHIBIT 1

AMENDED MEMBER GUARANTEE

[Attached]

DEED OF GUARANTEE

DEED POLL DATED:             25 July 2012

BY:	The Companies listed in Annex I hereto, whose place of incorporation and address are specified therein (each a “Member Guarantor” and collectively, the “Member Guarantors”).

In favour of each person who is from time to time a Holder of one or more of any of the (i) U.S.$150,000,000 3.68% Series D Guaranteed Senior Notes due 2019, (ii) U.S.$200,000,000 4.27% Series E Guaranteed Senior Notes due 2022, (iii) U.S.$150,000,000 4.42% Series F Guaranteed Senior Notes due 2024 and (iv) A$100,000,000 7.04% Series G Guaranteed Senior Notes due 2022 (collectively, together with all notes delivered in substitution or exchange for any of said notes pursuant to the Note and Guarantee Agreement referred to below, the “Notes”), in each case issued by ~~FOXTEL MANAGEMENT PTY LIMITED~~Foxtel Management Pty Limited (ABN 65 068 671 938), a company registered under the laws of Australia (“~~FOXTEL~~Foxtel Management”), in its own capacity (in such capacity, the “Company”), pursuant to the Note and Guarantee Agreement dated as of 25 July 2012 (as amended pursuant to the Amendment No. 1 and Guarantee Agreement dated as of November 22, 2019, and as further amended, modified or supplemented from time to time, the “Note and Guarantee Agreement”), among ~~the~~NXE Australia Pty Limited (ABN 85 625 190 990) (the “Parent Guarantor”), the Company, Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 ~~799 640~~279 027) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), ~~FOXTEL~~Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the FOXTEL Television Partnership (in all such capacities, the “Guarantor”), and each of the purchasers listed in Schedule A attached thereto.

Section 1. Definitions. Terms defined in the Note and Guarantee Agreement are used herein as defined therein.

Section 2. The Guarantee.

2.01 The Guarantee. It is acknowledged that the Company shall use the proceeds from the sale of the Notes to repay existing Indebtedness and for other general corporate purposes to the benefit of the ~~FOXTEL~~NXEA Consolidated Group, of which the Company and the Member Guarantors are a part. For such valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Member Guarantor hereby unconditionally, absolutely and irrevocably guarantees, on a joint and several basis, to each holder of a Note (each, a “Holder”) (a) the prompt payment in full, in U.S. Dollars, in the case of U.S. Dollar Notes, or Australian Dollars, in the case of the Series G Notes, when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, and interest on the Notes (including, without limitation, any interest on any overdue principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and, to the extent permitted by applicable law, on any overdue interest and on amounts described in Section 13 of the Note and Guarantee Agreement) and all other amounts from time to time owing by the Company under the Note and Guarantee Agreement and under the Notes (including, without limitation, costs, expenses and taxes), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Note and Guarantee Agreement, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). Each Member Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, each Member Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to any Holder such amounts, to the extent lawful, as shall be sufficient to pay the reasonable costs and expenses of collection or of otherwise enforcing any of such Holder’s rights under the Note and Guarantee Agreement, including, without limitation, reasonable counsel fees.

All obligations of the Member Guarantors under this Section 2.01 shall survive the transfer of any Note, and any obligations of the Member Guarantors under this Section 2.01 with respect to which the related underlying obligation of the Company is expressly stated to survive the payment of any Note shall also survive the payment of such Note.

2.02 Obligations Unconditional. (a) The obligations of the Member Guarantors under Section 2.01 are joint and several and constitute a present and continuing guaranty of payment and not collectibility and are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under the Note and Guarantee Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Member Guarantors hereunder shall be absolute, irrevocable and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Member Guarantor hereunder which shall remain absolute, irrevocable and unconditional as described above:

(1) any amendment or modification of any provision of the Note and Guarantee Agreement or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee (including the release of any other Member Guarantor as contemplated by Section 5.07) so furnished or accepted for any of the Notes;

(2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Note and Guarantee Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Parent Guarantor, the Company, the Guarantor or any other Person or the properties or creditors of any of them;

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(4) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Note and Guarantee Agreement, the Notes or any other agreement;

(5) any transfer or purported transfer of any assets to or from the Parent Guarantor, the Company or the Guarantor, including without limitation, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Parent Guarantor, the Company or the Guarantor with or into any Person, any change in the ownership of any shares of capital stock or other equity interests of the Parent Guarantor, the Company or the Guarantor, or any change whatsoever in the objects, capital structure, constitution or business of the Parent Guarantor, the Company or the Guarantor;

(6) any default, failure or delay, willful or otherwise, on the part of the Parent Guarantor, the Company or the Guarantor or any other Person to perform or comply with, or the impossibility or illegality of performance by the Parent Guarantor, the Company or the Guarantor or any other Person of, any term of the Note and Guarantee Agreement, the Notes or any other agreement;

(7) any suit or other action brought by, or any judgment in favour of, any beneficiaries or creditors of, the Parent Guarantor, the Company or the Guarantor or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note and Guarantee Agreement, the Notes, any other Member Guarantee given by another Member Guarantor or any other agreement;

(8) any lack or limitation of status or of power, incapacity or disability of the Parent Guarantor, the Company or the Guarantor or any trustee or agent thereof; or

(9) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full of the Guaranteed Obligations).

(b) The guarantee under this Section 2 is a guarantee of payment and not collectibility and each Member Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any Holder exhaust any right, power or remedy against the Parent Guarantor, the Company or the Guarantor under the Note and Guarantee Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Member Guarantor, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(c) In the event that any Member Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, such Member Guarantor shall not exercise any subrogation or other rights hereunder ~~or~~, under the Notes or under the Note and Guarantee Agreement and such Member Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Parent Guarantor, the Company, the Guarantor or any other Member Guarantor, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to any Member Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such

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amount shall be received in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Each Member Guarantor agrees that its obligations under this Deed of Guarantee shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Parent Guarantor, the Guarantor or the Company is rescinded or must be otherwise restored by any Holder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

The guarantee in this Section 2 is a continuing guarantee and indemnity and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs. This Section 2 is a principal and independent obligation and, except for stamp duty purposes, is not ancillary or collateral to another document, agreement, right or obligation.

If an event permitting or causing the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Parent Guarantor, the Guarantor or the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Member Guarantor agrees that, for purposes of this Deed of Guarantee and its obligations hereunder, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note and Guarantee Agreement, and each Member Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amount and any other amounts guaranteed hereunder without further notice or demand.

2.03 Exclusion of Subrogation and Other Rights. Until each Holder has received payment of all the Guaranteed Obligations owed to it and each Holder is satisfied that it will not have to repay any money received by it in connection with the Guaranteed Obligations, each Member Guarantor must not (either directly or indirectly):

(a)     claim, exercise or attempt to exercise a right of set-off or any other right which might reduce or discharge such Member Guarantor’s liability under this Deed of Guarantee;

(b)     claim or exercise a right of subrogation or a right of contribution or otherwise claim the benefit of any guarantee, security interest or negotiable instrument held or given, whether before or after this Deed of Guarantee is executed, as security for or otherwise in connection with the Guaranteed Obligations; or

(c)     unless each Holder has given a written direction to do so, (i) prove, claim or exercise voting rights in the winding up of the Parent Guarantor, the Company, the Guarantor or another Member Guarantor in competition with such Holder, (ii) if a demand has been made by a Holder hereunder, claim or receive the benefit of a distribution, dividend or payment arising out of the winding up of the Parent Guarantor, the Company, the Guarantor or another Member Guarantor or (iii) if a demand has been made by a Holder hereunder, demand, or accept payment of, any money owed to such Member Guarantor by the Parent Guarantor, the Company, the Guarantor or any other Member Guarantor.

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2.04 No Claim in Winding Up; Limitation on Set Off. Despite any liability of the Parent Guarantor, the Company, the Guarantor or any Member Guarantor to any Member Guarantor, no Member Guarantor has a debt provable in the winding up of the Parent Guarantor, the Company, the Guarantor or any Member Guarantor unless:

(a)     each Holder has received all of the Guaranteed Obligations owed to it and has notified the Member Guarantors in writing that it is satisfied that it will not have to repay any money received by it in reduction of the Guaranteed Obligations; or

(b)     each Holder has given a written direction to the Member Guarantors to prove such debt in the winding up of the Parent Guarantor, the Company, the Guarantor or any Member Guarantor, as the case may be.

Each Member Guarantor agrees that if the Parent Guarantor, the Company, the Guarantor or any Member Guarantor is wound up no set-off between mutual debts of any Member Guarantor and the Parent Guarantor, the Company, the Guarantor or any Member Guarantor will occur until any such Member Guarantor has a provable debt.

2.05 No Marshalling. No Holder need resort to any other Member Guarantee, any other guarantee or security interest before exercising a power under this Deed of Guarantee.

2.06 Exercise of Holders’ Rights. (a) Each Holder may in its absolute discretion (i) demand payment of the Guaranteed Obligations from all or any of the Member Guarantors and (ii) proceed against all or any of them; and

(b) No Holder is obligated to exercise any of such Holder’s rights under this Deed of Guarantee against (i) all of the Member Guarantors or (ii) any of the Member Guarantors (even if the Holder has exercised rights against another Member Guarantor) or (iii) two or more of the Member Guarantors at the same time.

2.07 Rescission of Payment. Whenever any of the following occurs for any reason (including under any law relating to bankruptcy, insolvency, liquidation, fiduciary obligations or the protection of creditors generally):

(a)

all or part of any transaction of any nature (including any payment or transfer) made during the term of this Deed of Guarantee which affects or relates in any way to the Guaranteed Obligations is void, set aside or voidable;

(b)	any claim that anything contemplated by paragraph (a) is so upheld, conceded or compromised; or

(c)	any Holder is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset,

the relevant Holder will immediately become entitled against each Member Guarantor to all rights in respect of the Guaranteed Obligations which it would have had if all or the relevant part of the transaction or receipt had not taken place. Each Member Guarantor shall indemnify each Holder against any resulting loss, cost or expense. This clause shall continue after this Deed of Guarantee is discharged.

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2.08 Limitation.   Anything herein to the contrary notwithstanding, the liability of any Member Guarantor under this Deed Guarantee shall in no event exceed an amount equal to the maximum amount which can be guaranteed by such Member Guarantor under applicable laws relating to the insolvency of debtors and fraudulent conveyance.

2.09 Indemnity.   (a) If any Guaranteed Obligations (or moneys which would have been Guaranteed Obligations if it had not been irrecoverable) are irrecoverable by any Holder from (x) any Transaction Party; or (y) any Member Guarantor on the footing of a guarantee, the Member Guarantors jointly and severally, unconditionally and irrevocably, and as a separate and principal obligation shall:

(1)     indemnify each Holder against any loss suffered, paid or incurred by that Holder in relation to the non-payment of such money; and

(2)     pay such Holder an amount equal to such money.

(b)     Section 2.09(a) applies to the Guaranteed Obligations (or money which would have been Guaranteed Obligations if it had not been irrecoverable) which are or may be irrecoverable irrespective of whether:

(1)     they are or may be irrecoverable because of any event described in Section 2.02(a);

(2)     the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable;

(3)     any matters relating to the Guaranteed Obligations are or should have been within the knowledge of any Holder; and

(4)     they are or may be irrecoverable because of any other fact or circumstance (other than the indefeasible payment in full of the Guaranteed Obligations).

Section 3. Representations and Warranties.   Each Member Guarantor represents and warrants to the Holders that:

3.01 Organization; Power and Authority.   Such Member Guarantor is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Member Guarantor has the corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Deed of Guarantee and to perform the provisions hereof.

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3.02  Authorization, etc. This Deed of Guarantee has been duly authorized by all necessary corporate or other organizational action on the part of such Member Guarantor, and this Deed of Guarantee constitutes a legal, valid and binding obligation of such Member Guarantor enforceable against such Member Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03  Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by such Member Guarantor of this Deed of Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Member Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum or articles of association, partnership agreement, regulations or by-laws or other organizational document, or any other agreement or instrument to which such Member Guarantor is bound or by which such Member Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Member Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Member Guarantor.

3.04  Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Member Guarantor of this Deed of Guarantee including, without limitation, any thereof required in connection with the obtaining of U.S. Dollars or Australian Dollars, as applicable, to make payments under this Deed of Guarantee and the payment of such U.S. Dollars or Australian Dollars, as applicable, to Persons resident in the United States of America, Canada, Japan or Australia, as the case may be, except for any consents, approvals, authorizations, registrations, filings or declarations which have been made or obtained and are in full force and effect. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the jurisdiction of organization of such Member Guarantor of this Deed of Guarantee, that this Deed of Guarantee or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax, except for any filings, recordations, enrollments or stamps which have been made or obtained and are in full force and effect.

3.05  Taxes. No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of or in the jurisdiction of organization of such Member Guarantor or any political subdivision thereof or therein will be incurred by such Member Guarantor or any Holder of a Note as a result of the execution or delivery of this Deed of Guarantee, except for any Taxes which have been paid.

3.06  Solvency. Such Member Guarantor is solvent and able to pay all its debts as and when they fall due and such Member Guarantor will not be rendered insolvent as a result of entering into the transactions contemplated by this Deed of Guarantee (after taking into consideration contingencies and contribution from others).

3.07  Ranking. Such Member Guarantor’s payment obligations under this Deed of Guarantee constitute direct and general obligations of such Member Guarantor and rank at least pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Member Guarantor.

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Section 4.  Tax Indemnity. All payments whatsoever under this Deed of Guarantee will be made by the relevant Member Guarantor in lawful currency of the United States of America (in the case of payments in respect of the U.S. Dollar Notes) or Australia (in the case of payments in respect of the Series G Notes) free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States, Canada (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Canada), Japan (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Japan) or Australia (in the case of any holder of Notes incorporated, organized or resident for tax purposes in Australia) (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Member Guarantor under this Deed of Guarantee, such Member Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each Holder such additional amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of this Deed of Guarantee, after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Holder under the terms of this Deed of Guarantee before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)      any Excluded Tax;

(b)      with respect to a Holder, provided that such Member Guarantor is registered under the laws of Australia, any Tax that would not have been imposed but for any breach by such Holder of any representation made or deemed to have been made by such Holder pursuant to Section 6.3(a), 6.3(c) or 6.3(d) of the Note and Guarantee Agreement;

(c)      any Tax that would not have been imposed had any such Holder that is an Australian tax resident or holds the Note in connection with a permanent establishment in Australia provided such Member Guarantor with:

(i)      its Australian business number; or

(ii)      its Australian tax file number or evidence of an exemption from providing an Australian tax file number;

(d)      any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and Australia or any other Taxing Jurisdiction in which such Member Guarantor

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is organized, other than the mere holding of the relevant Note with the benefit of this Deed of Guarantee or the receipt of payments thereunder or hereunder, including, without limitation, such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Member Guarantor, after the date that such Member Guarantor so became a Member Guarantor, changing its jurisdiction of organization to the Taxing Jurisdiction imposing the relevant Tax;

(e)      any Tax that would not have been imposed but for the delay or failure by such Holder (following a written request by any Member Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such Holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such Holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Holder, and provided further that such Holder shall be deemed to have satisfied the requirements of this clause (e) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of any Member Guarantor no later than 45 days after receipt by such Holder of such written request (accompanied by copies of such Forms and related instructions, if any); or

(f)      any combination of clauses (a), (b), (c), (d) and (e) above;

and provided further that in no event shall any Member Guarantor be obligated to pay such additional amounts to any Holder (i) not resident in the United States of America, Canada, Japan, Australia or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Member Guarantor would be obligated to pay if such holder had been a resident of the United States of America, Canada, Japan, Australia or such other jurisdiction, as applicable (and, to the extent applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America, Canada, Japan, Australia or such other jurisdiction and the relevant Taxing Jurisdiction to the extent that such eligibility would reduce such additional amounts), or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Member Guarantor shall have given timely notice of such law or interpretation to such Holder.

By acceptance of any Note with the benefit of this Deed of Guarantee, the relevant Holder agrees, subject to the limitations of clause (e) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by any Member Guarantor all such forms, certificates, documents and returns provided to such Holder by such Member Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of an applicable tax treaty and (y) provide any

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Member Guarantor with such information with respect to such Holder as such Member Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 4 shall require any Holder to provide information with respect to any such Form or otherwise if in the opinion of such Holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder to the relevant Member Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 45 days following a written request of any Member Guarantor (which request shall be accompanied by copies of such Form) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date of this Deed of Guarantee, the relevant Member Guarantor will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the relevant Taxing Jurisdiction pursuant to clause (e) of the second paragraph of this Section 4, if any, and in connection with the transfer of any Note, the relevant Member Guarantor will furnish the transferee of any Note with copies of any Form and English translation then required.

If any payment is made by any Member Guarantor to or for the account of any Holder after deduction for or on account of any Taxes, and additional amounts are paid by such Member Guarantor pursuant to this Section 4, then, if such Holder has received or been granted a refund of such Taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Member Guarantor such amount as such Holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of any Holder to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (e) above) oblige any Holder to disclose any information relating to its tax affairs or any computations in respect thereof.

The relevant Member Guarantor will furnish the Holders, promptly and in any event within 60 days after the date of any payment by such Member Guarantor of any Tax in respect of any amounts paid under this Deed of Guarantee the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Member Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Holder.

If any Member Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Member Guarantor would be required to pay any additional amount under this Section 4, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against any Holder, and such Holder pays such liability, then such Member Guarantor will promptly reimburse such Holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Member Guarantor) upon demand by such Holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

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If any Member Guarantor makes payment to or for the account of any Holder and such Holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Holder shall, as soon as practicable after receiving written request from such Member Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Member Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Member Guarantors under this Section 4 shall survive the payment or transfer of any Note and the provisions of this Section 4 shall also apply to successive transferees of the Notes.

Section 5.  Miscellaneous.

5.01  Amendments, Etc.     This Deed of Guarantee may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Member Guarantor and the Required Holders, except that no such amendment or waiver may, without the written consent of each Holder affected thereby, amend any of Section 2.01, 2.02, 4, this Section 5.01 or Section 5.04.

5.02  Notices. All notices and communications provided for hereunder shall be in writing and sent as provided in Section 20 of the Note and Guarantee Agreement (i) if to any Holder, to the address (whether electronic or physical) specified for such Holder in the Note and Guarantee Agreement and (ii) if to any Member Guarantor, to the address for such Member Guarantor set forth in Annex I hereto.

5.03  Jurisdiction and Process; Waiver of Jury Trial.

(a)      Each Member Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Deed of Guarantee or any other document executed in connection herewith. To the fullest extent permitted by applicable law, each Member Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)      Each Member Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 5.03(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

11

(c)       Each Member Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 5.03(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 5.02, to National Registered Agents, Inc., at ~~111 Eighth Avenue~~28 Liberty Street, New York, NY ~~10011~~10005, as its agent for the purpose of accepting service of any process in the United States. Each Member Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)       Nothing in this Section 5.03 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against any Member Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)       Each Member Guarantor hereby irrevocably appoints National Registered Agents, Inc. to receive for it, and on its behalf, service of process in the United States.

(f)       EACH MEMBER GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS DEED OF GUARANTEE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

5.04 Obligation to Make Payment in Applicable Currency.

(a)       Any payment on account of an amount that is payable by any Member Guarantor under this Deed of Guarantee in respect of any amount owed under the Note and Guarantee Agreement or the Notes shall be made in the respective currency specified in the Note and Guarantee Agreement or the Notes, as the case may be. Costs, expenses and indemnities payable pursuant to any provision of this Deed of Guarantee shall be paid in either U.S. Dollars or Australian Dollars depending on the currency in which such costs and expenses are incurred and billed to the Member Guarantors.

(b)       Any payment on account of an amount that is payable by any Member Guarantor in U.S. Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Member Guarantor, shall constitute a discharge of the obligation of the Member Guarantors under this Deed of Guarantee only to the extent of the amount of U.S. Dollars which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Holder from any Member Guarantor, such Member Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency.

12

(c)       Any payment on account of an amount that is payable by any Member Guarantor in Australian Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Member Guarantor, shall constitute a discharge of the obligation of the Member Guarantors under this Deed of Guarantee only to the extent of the amount of Australian Dollars which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Australian Dollars that could be so purchased is less than the amount of Australian Dollars originally due to such Holder from any Member Guarantor, such Member Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency.

(d)       The indemnities contained in the foregoing clauses (a) through (c) shall, to the fullest extent permitted by law, constitute obligations separate and independent from the other obligations contained in this Deed of Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

5.05 Successors and Assigns. All covenants and other agreements of each of the Member Guarantors in this Deed of Guarantee shall bind its respective successors and assigns and shall inure to the benefit of the Holders and their respective successors and assigns.

5.06 Severability. Any provision of this Deed of Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

5.07 Termination. Notwithstanding anything to the contrary contained herein, upon any notice by the Parent Guarantor and the Company with respect to any Member Guarantor as provided in, and satisfying the requirements of, Section 9.8(c) of the Note and Guarantee Agreement, such Member Guarantor shall be automatically released from this Deed of Guarantee and this Deed of Guarantee shall be of no further force and effect with respect to such Member Guarantor as at the date of such notice without the need for the consent, execution or delivery of any other document or the taking of any other action by any Holder or any other Person.

5.08 Additional Member Guarantors. One or more additional Members may become party to this Deed of Guarantee by executing and delivering to each holder an Accession Deed in the form of Annex II hereto, in which case each such Member shall, from and after the date of the execution and delivery of such Accession Deed, be for all purposes a “Member Guarantor” hereunder, and each such Member Guarantor shall be deemed to have made the representations and warranties in Section 3 hereof to each holder as of such date.

13

5.09 Shareholder Ratification. Each Member Guarantor that is a shareholder of another Member Guarantor hereby ratifies and confirms the entry by such other Member Guarantor into, and the performance by such other Member Guarantor of all of its obligations under, this Deed of Guarantee.

5.10 Deed Poll. This Deed of Guarantee shall take effect as a Deed Poll for the benefit of the Holders from time to time and for the time being.

5.11 Taxes. The Member Guarantors will pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Deed of Guarantee in the United States, Australia or any other applicable jurisdiction or of any amendment of, or waiver or consent under or with respect to, this Deed of Guarantee, and will save each Holder to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Member Guarantors hereunder.

5.12 Governing Law. This Deed of Guarantee shall be governed by and construed in accordance with the laws of the State of New South Wales in the Commonwealth of Australia.

5.13 Counterparts. This Deed of Guarantee may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

[Signature pages follow]

14

EXECUTED AS A DEED by the Member Guarantors as of the day and year first above written.

Executed as a deed in accordance with

section 127 of the Corporations Act

2001 by LGI INVESTMENTS 1 PTY

LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with

section 127 of the Corporations Act

2001 by LGI INVESTMENTS 2 PTY

LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with

section 127 of the Corporations Act

2001 by AUSTAR UNITED

COMMUNICATIONS PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with

section 127 of the Corporations Act

2001 by LGI BIDCO PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with

section 127 of the Corporations Act

2001 by AUSTAR UNITED HOLDINGS

PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with

section 127 of the Corporations Act

2001 by STV PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with

section 127 of the Corporations Act

2001 by CHIPPAWA PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by WINDYTIDE PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by SELECTRA PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by KIDILLIA PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by DOVEVALE PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by WOLLONGONG MICROWAVE PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by CTV PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by ILONA INVESTMENTS PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by JACOLYN PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by VINATECH PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by MINORITE PTY. LTD.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by AUSTAR UNITED MOBILITY PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by AUSTAR UNITED BROADBAND PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by EISA FINANCE PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by ARTSON SYSTEM PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by AUSTAR UNITED HOLDCO1 PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by CONTINENTAL CENTURY PAY TV PTY LIMITED:
Director Signature	Director/Secretary Signature
Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by UAP AUSTRALIA PROGRAMMING PTY LTD:
Director Signature	Director/Secretary Signature
Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by SATURN (NZ) HOLDING COMPANY PTY LTD:
Director Signature	Director/Secretary Signature
Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by CENTURY UNITED PROGRAMMING VENTURES PTY LIMITED:
Director Signature	Director/Secretary Signature
Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by XYZNETWORKS PTY LIMITED:
Director Signature	Director/Secretary Signature
Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by AUSTAR SATELLITE VENTURES PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by AUSTAR ENTERTAINMENT PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by AUSTAR SERVICES PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by THE COUNTRY MUSIC CHANNEL PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by THE WEATHER CHANNEL AUSTRALIA PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by AUSTAR SATELLITE PTY LTD:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by ARTIST SERVICES CABLE MANAGEMENT PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by CUSTOMER SERVICES PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by FOXTEL CABLE TELEVISION PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by THE RACING CHANNEL CABLE-TV PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by FOXTEL FINANCE PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by FOXTEL HOLDINGS PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by FOXTEL AUSTRALIA PTY LIMITED:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Signature Page to Deed of Guarantee

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by CENTURY PROGRAMMING VENTURES CORP.:

Director Signature	Director/Secretary Signature

Print Name	Print Name

~~Signature Page to Deed of Guarantee~~

ANNEX I to

Member Guarantee

Member Guarantors

	Company Name	Jurisdiction of Organization	Address

1.	LGI Investments 1 Pty Limited (ACN 151 765 007)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

2.	LGI Investments 2 Pty Limited (ACN 151 767 421)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

3.	Austar United Communications Pty Limited (ACN 087 695 707)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

4.	LGI Bidco Pty Limited (ACN 151 767 449)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

5.	Austar United Holdings Pty Limited (ACN 146 562 263)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

6.	STV Pty. Ltd. (ACN 065 312 450)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

	Company Name	Jurisdiction of Organization	Address

7.	Chippawa Pty. Ltd. (ACN 068 943 635)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

8.	Windytide Pty. Ltd. (ACN 068 943 546)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

9.	Selectra Pty. Ltd. (ACN 065 367 526)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

10.	Kidillia Pty. Ltd. (ACN 068 943 608)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

11.	Dovevale Pty. Ltd. (ACN 068 943 591)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

12.	Wollongong Microwave Pty Ltd (ACN 065 146 321)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

13.	CTV Pty. Ltd. (ACN 064 416 128)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

14.	Ilona Investments Pty. Ltd. (ACN 068 943 626)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

Annex I - 2

	Company Name	Jurisdiction of Organization	Address

15.	Jacolyn Pty. Ltd. (ACN 064 744 869)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

16.	Vinatech Pty. Ltd. (ACN 065 366 314)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

17.	Minorite Pty. Ltd. (ACN 068 943 484)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

18.	Austar United Mobility Pty Ltd (ACN 093 217 522)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

19.	Austar United Broadband Pty Ltd (ACN 089 048 439)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

20.	eisa Finance Pty Limited (ACN 086 005 585)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

21.	Artson System Pty Ltd (ACN 054 001 759)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

22.	Austar United Holdco1 Pty Ltd (ACN 093 217 513)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

Annex I - 3

	Company Name	Jurisdiction of Organization	Address

23.	Continental Century Pay TV Pty Limited (ACN 059 914 840)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

24.	UAP Australia Programming Pty Ltd (ACN 083 851 807)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

25.	Saturn (NZ) Holding Company Pty Ltd (ACN 088 052 000)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

26.	Century United Programming Ventures Pty Limited (ACN 069 957 759)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

27.	XYZnetworks Pty Limited (ACN 066 812 119)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

28.	Austar Satellite Ventures Pty Ltd (ACN 082 617 829)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

29.	Austar Entertainment Pty Limited (ACN 068 104 530)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

30.	Austar Services Pty Ltd (ACN 068 521 880)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

Annex I - 4

	Company Name	Jurisdiction of Organization	Address

31.	The Country Music Channel Pty Limited (ACN 075 911 554)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

32.	The Weather Channel Australia Pty Ltd (ACN 084 205 587)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

33.	Austar Satellite Pty Ltd (ACN 080 269 030)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

34.	Streamotion Pty Ltd (f/k/a Artist Services Cable Management Pty Limited) (ACN 072 725 289)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

35.	Customer Services Pty Limited (ACN 069 272 117)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

36.	FOXTEL Cable Television Pty Limited (ACN 069 008 797)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

37.	Presto Entertainment Pty Limited (f/k/a The Racing Channel Cable- TV Pty Limited) (ACN 069 619 307)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

38.	FOXTEL Finance Pty Limited (ACN 151 691 897)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

Annex I - 5

	Company Name	Jurisdiction of Organization	Address

39.	FOXTEL Holdings Pty Limited (ACN 151 690 327)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

40.	FOXTEL Australia Pty Limited (ACN 151 691 753)	Australia	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

41.	Century Programming Ventures Corp.	Nevada, United States of America	5 Thomas Holt Drive North Ryde NSW 2113 Australia Attention: ~~Peter Tonagh,~~ Chief Operating Officer

Annex I - 6

ANNEX II to

Member Guarantee

[Form of Accession Deed]

ACCESSION DEED

THIS DEED POLL is made on [insert date] by [insert name of Member Guarantor] (ABN ________________) (incorporated in [insert name of jurisdiction]) of [insert address of Member Guarantor] (“Member Guarantor”).

RECITALS:

A.

Under a Deed of Guarantee (“Deed of Guarantee”) dated 25 July 2012 executed by each Initial Member Guarantor in favour of each person who is from time to time a holder (“Holder”) of one or more of any of the (i) U.S.$150,000,000 3.68% Series D Guaranteed Senior Notes due 2019, (ii) U.S.$200,000,000 4.27% Series E Guaranteed Senior Notes due 2022, (iii) U.S.$150,000,000 4.42% Series F Guaranteed Senior Notes due 2024 and (iv) A$100,000,000 7.04% Series G Guaranteed Senior Notes due 2022, in each case issued by ~~FOXTEL MANAGEMENT PTY LIMITED~~Foxtel Management Pty Ltd (ABN 65 068 671 938), a company registered under the laws of Australia (“~~FOXTEL~~Foxtel Management”), in its own capacity (in such capacity, the “Company”), pursuant to the Note and Guarantee Agreement dated as of ~~September 24, 2009, among the~~July 25, 2012 (as amended pursuant to the Amendment No. 1 and Guarantee Agreement dated as of November 22, 2019, and as further amended, modified or supplemented from time to time), among NXEA Australia Pty Limited (ABN 85 625 190 990), the Company, Sky Cable Pty Limited (ABN 14 069 799 640) (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (ABN 72 069 ~~799 640~~279 027) (“~~Telstra~~Foxtel Media” and, together with Sky Cable, the “Partners”), ~~FOXTEL~~Foxtel Management, in its capacity as agent for the Partners as a partnership carrying on the business of the ~~FOXTEL~~Foxtel Partnership and as agent for the ~~FOXTEL~~Foxtel Television Partnership, and each of the purchasers listed in Schedule A attached thereto, a person may become a Member Guarantor by execution of this deed poll.

B.	The Member Guarantor wishes to guarantee to each Holder the Guaranteed Obligations and to become a Member Guarantor.

THIS DEED POLL WITNESSES as follows:

1. Definitions and interpretation

(a)	In this deed poll words and phrases defined in the Deed of Guarantee have the same meaning.

(b)	In this deed poll:

“Additional Member Guarantor” means any person that has become a Member Guarantor (since the date of execution of the Deed of Guarantee) by execution of an Accession Deed;

“Existing Member Guarantor” means an Initial Member Guarantor or an Additional Member Guarantor and which, in either case, has not been released from the Deed of Guarantee;

“Guaranteed Obligations” has the same meaning as in the Deed of Guarantee;

“Holder” has the meaning given in Recital A above; and

“Initial Member Guarantor” means each Person that shall have initially executed and delivered the Deed of Guarantee.

(c)	In this deed poll:

(1)  A reference to the Deed of Guarantee includes all amendments or supplements to, or replacements or novations of, either of them; and

(2) a reference to a Holder includes its successors and permitted assigns.

2. Guarantee

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member Guarantor hereby jointly and severally with each Existing Member Guarantor absolutely, irrevocably and unconditionally guarantees to each Holder the due and punctual payment and performance of the Guaranteed Obligations.

3. Representations and Warranties

The Member Guarantor represents and warrants as set out in Section 3 of the Deed of Guarantee.

4. Status of Guarantor

The Member Guarantor agrees that it hereby becomes a “Member Guarantor” as defined in, and for all purposes under, the Deed of Guarantee as if named in and as a party to the Deed of Guarantee, and accordingly is bound by the Deed of Guarantee as a Member Guarantor.

5. Benefit of deed poll

This deed poll is given in favour of and for the benefit of:

(a)	each Holder; and

(b)	each Existing Member Guarantor;

and their respective successors and permitted assigns.

Annex II - 2

6. Address for notices

The details for the Member Guarantor for service of notices are:

Email:

Address:

Attention:

Facsimile:

7. Jurisdiction and process

The provisions of Section 5.03 of the Deed of Guarantee shall apply, mutatis mutandis, to this deed poll as if set out in full.

8. Governing law and jurisdiction

This deed poll shall be governed by and construed in accordance with the laws of the State of New South Wales in the Commonwealth of Australia.

[MEMBER GUARANTOR]

By:
Name:
Title:

Annex II - 3

EXHIBIT 3

Accession Page

The foregoing Agreement as amended from time to time is hereby acknowledged and agreed to by the undersigned and shall be a binding agreement of the undersigned, as the Parent Guarantor under the Agreement, as of [_____], 2019.

PARENT GUARANTOR

Signed for NXE AUSTRALIA PTY LIMITED

by its attorney under power of attorney in the presence of:
Witness Signature	Attorney Signature
Print Name	Print Name

EXHIBIT 6.06(a)

Form of Opinion of U.S. Counsel for the Amendment Parties and Current Member Guarantors

[Attached]

SIDLEY AUSTIN	BEIJING	HONG KONG	SAN FRANCISCO
LEVEL 10, 7 MACQUARIE PLACE	BOSTON	HOUSTON	SHANGHAI
SYDNEY NSW 2000	BRUSSELS	LONDON	SINGAPORE
612 8214 2200	CHICAGO	LOS ANGELES	SYDNEY
612 8214 2211 FAX	DALLAS	NEW YORK	TOKYO
	GENEVA	PALO ALTO	WASHINGTON, D.C.

FOUNDED 1866

November [    ], 2019

To each of the holders of Notes (as defined herein)

under the below referenced Amended Note Agreement

Re:	FOXTEL Management Pty Limited
4.27% Series E Guaranteed Senior Notes due 2022
4.42% Series F Guaranteed Senior Notes due 2024
7.04% Series G Guaranteed Senior Notes due 2022

Ladies and Gentlemen:

We have acted as special New York counsel to Sky Cable Pty Limited (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited) (“Foxtel Media” and, together with Sky Cable, the “Partners”), FOXTEL Management Pty Limited, a company registered under the laws of the Commonwealth of Australia (“FOXTEL Management”), in its own capacity (in such capacity, the “Company”), and in its capacity as agent for the Partners as a partnership carrying on the business of the FOXTEL Partnership and as agent for the FOXTEL Television Partnership (in such capacities, the “Guarantor” and, the Guarantor, together with the Company, collectively, the “Obligor”), NXE Australia Pty Limited, a company registered under the laws of the Commonwealth of Australia (the “Parent Guarantor” and, together with the Obligor and the Partners, the “Amendment Parties”), and each Member Guarantor listed in Annex I hereto (the “Member Guarantors” and, together with the Amendment Parties, the “Transaction Parties”), in connection with the Amendment No. 1 and Guarantee Agreement dated as of November [___], 2019 (the “Amendment Agreement”), among the Transaction Parties and the holders of Notes (as defined below) party thereto, to the Note and Guarantee Agreement dated as of July 25, 2012 (the “Note Agreement” and, the Note Agreement as amended by the Amendment Agreement, the “Amended Note Agreement”), among the Obligor, the Partners and the purchasers of the Notes listed on Schedule A thereto, pursuant to which, among other things, the Company issued (a) U.S.$150,000,000 aggregate principal amount of its 3.68% Series D Guaranteed Senior Notes due 2019, (b) U.S.$200,000,000 aggregate principal amount of its 4.27% Series E Guaranteed Senior Notes due 2022 (the “Series E Notes”), (c) U.S.$150,000,000 aggregate principal amount of its 4.42% Series F Guaranteed Senior Notes due 2024 (the “Series F Notes”) and (d) A$100,000,000 aggregate principal amount of its 7.04% Series G Guaranteed Senior Notes due 2022 (the “Series G Notes” and, together with the Series E Notes and the Series F Notes, the “Notes”). Capitalized terms used herein but not defined herein have the respective meanings assigned thereto in the Amended Note Agreement.

This letter is being furnished to you pursuant to Section 6.06(a) of the Amendment Agreement.

Sidley Austin is a partnership of registered foreign lawyers and is entitled to practice foreign law only.

November [__], 2019

In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and have satisfied ourselves as to such other matters as we have deemed necessary or appropriate, including without limitation the following:

1.	the Amendment Agreement;

2.	the Amended Note Agreement; and

3.	such other documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of the opinions set forth below.

Items (1) and (2) above are collectively referred to as the “Transaction Documents” and items (1) through (3) above are collectively referred to as the “Opinion Documents”.

As to certain matters of fact, we have also relied, without independent investigation and with the express permission of the addressees hereof, on the representations made in the Opinion Documents and on statements and representations of officers and other representatives of the Transaction Parties.

In rendering the opinions expressed below, we have assumed without independent investigation or verification (but with your permission):

(a)

the accuracy, completeness and authenticity of all original certificates, agreements, documents, records and other materials, the conformity with originals of any copies, the genuineness of all signatures and the legal capacity of all natural persons;

(b)

that each party to the Transaction Documents has been duly organized, is validly existing under the laws of its respective jurisdiction of organization, has full power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party, and has duly authorized by all requisite action, corporate, partnership or otherwise, and validly executed and delivered the Transaction Documents to which it is a party and, except with respect to the Transaction Parties, the Transaction Documents to which it is a party constitute the valid and binding obligations of such party enforceable against it in accordance with their respective terms;

(c)

with respect to opinions (1) and (2) below, that (i) the execution and delivery by each Transaction Party of the Transaction Documents to which it is a party and (ii) the consummation by each Transaction Party of the transactions contemplated by the Transaction Documents to which it is a party and the performance by each Transaction Party of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (x) the constitution and other organizational documents of each Transaction Party or any other agreement or instrument to which any Transaction Party or any of its affiliates is a party or by which any Transaction Party or any of its affiliates or any of their respective

November [__], 2019

properties may be bound, (y) any law to which any Transaction Party is subject (other than the Relevant Laws (as defined below)) or (z) any judicial or regulatory order, judgment or decree that may be applicable to any Transaction Party or any of its affiliates or any of their respective properties;

(d)

except as set forth in opinions (3) and (4) below, that all consents, approvals, licenses, authorizations and exemptions of, and all filings, recordings and registrations with, any governmental authority that may be applicable in connection with the making and performance by any party to the Transaction Documents have been obtained or made and are in effect;

(e)

that, in connection with the transactions contemplated by the Transaction Documents, each party thereto has complied with all aspects of all applicable laws (including without limitation the Commonwealth of Australia and the states and territories thereof), other than, in the case of each Transaction Party, the Relevant Laws; and

(f)

that the choice of New York law in the Transaction Documents is legal and valid under the laws of the Commonwealth of Australia and any other applicable jurisdiction (other than the State of New York) and, insofar as any obligation under any Transaction Document is to be performed in such jurisdictions, its performance will not be illegal or ineffective by virtue of the laws of such jurisdictions.

We express no opinion as to the laws of any jurisdiction (including without limitation the Commonwealth of Australia and the states and territories thereof) other than (i) the Applicable Laws of the State of New York and (ii) the Applicable Laws of the United States of America. “Applicable Laws” means those laws, rules and regulations that are the subject of a specific opinion herein referring expressly to a particular law or laws and those other laws, rules and regulations that in our experience are normally applicable to transactions of the type contemplated by the Transaction Documents; provided, however, that the term “Applicable Laws” does not include (a) any antifraud laws of any jurisdiction or (b) municipal laws or the laws, rules and regulations of any local agencies or local governmental authorities of or within the State of New York. “Relevant Laws” means the Applicable Laws of the State of New York and the Applicable Laws of the United States of America. “Governmental Approval” means any consent, approval, license, authorization, exemption of, or filing, recording or registration with, any governmental authority pursuant to any Relevant Law.

Opinions (1) and (2) below are subject to and limited by (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws affecting or relating to the rights of creditors generally, (ii) general equitable principles, regardless of whether considered in a proceeding in equity or at law and (iii) requirements of reasonableness, good faith and fair dealing.

November [__], 2019

We express no opinion as to whether the waiver with respect to inconvenient forum referred to in Section 24.10(a) of the Amended Note Agreement would be binding upon a United States federal court or whether a United States federal court would have jurisdiction over any action, suit or proceeding referred to in Section 24.10(a) of the Amended Note Agreement and we note that such issues may be raised by a United States federal court sua sponte. We express no opinion as to the enforceability of Section 24.10(f) of the Amended Note Agreement insofar as such Section is sought to be enforced in a United States federal court. We express no opinion with respect to the enforceability of Section 24.5 of the Amended Note Agreement. Finally, we express no opinion with respect to the enforceability of Section 24.11 of the Amended Note Agreement or Section 2.03 of the Amendment Agreement, in each case with respect to payments of any currency other than United States dollars.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)        The Amendment Agreement constitutes a valid and legally binding agreement of each Transaction Party, enforceable against each Transaction Party in accordance with its terms.

(2)        The Amended Note Agreement constitutes a valid and legally binding agreement of each Amendment Party, enforceable against each Amendment Party in accordance with its terms.

(3)        No Governmental Approval is required for the valid execution, delivery and performance of any Transaction Document by any Transaction Party party thereto.

(4)        The Parent Guarantor is not required to be registered as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended.

This letter is solely for your use and benefit in connection with the transactions contemplated under the Transaction Documents and may not be used for any other purpose, or furnished to any other person or entity, without our prior written consent. However, you may disclose or furnish a copy of this letter to the National Association of Insurance Commissioners, state insurance commissioners and other governmental entities for use in their regulatory capacity and as may otherwise be required pursuant to applicable law or regulation, to your attorneys, accountants and other professional advisors and to proposed permitted transferees of any Note; provided, however, that this letter only speaks as of the date hereof and is not to be relied upon by any other person other than any permitted transferee of any Note.

Very truly yours,

ANNEX I

MEMBER GUARANTORS

	Company Name	Jurisdiction of Organization

1.	LGI Investments 1 Pty Limited	Australia

2.	LGI Investments 2 Pty Limited	Australia

3.	Austar United Communications Pty Limited	Australia

4.	LGI Bidco Pty Limited	Australia

5.	Austar United Holdings Pty Limited	Australia

6.	STV Pty. Ltd.	Australia

7.	Chippawa Pty. Ltd.	Australia

8.	Windytide Pty. Ltd.	Australia

9.	Selectra Pty. Ltd.	Australia

10.	Kidillia Pty. Ltd.	Australia

11.	Dovevale Pty. Ltd.	Australia

12.	Wollongong Microwave Pty Ltd	Australia

13.	CTV Pty. Ltd.	Australia

14.	Ilona Investments Pty. Ltd.	Australia

15.	Jacolyn Pty. Ltd.	Australia

16.	Vinatech Pty. Ltd.	Australia

17.	Minorite Pty. Ltd.	Australia

18.	Austar United Mobility Pty Ltd	Australia

19.	Austar United Broadband Pty Ltd	Australia

20.	eisa Finance Pty Limited	Australia

	Company Name	Jurisdiction of Organization

21.	Artson System Pty Ltd	Australia

22.	Austar United Holdco1 Pty Ltd	Australia

23.	Continental Century Pay TV Pty Limited	Australia

24.	UAP Australia Programming Pty Ltd	Australia

25.	Saturn (NZ) Holding Company Pty Ltd	Australia

26.	Century United Programming Ventures Pty Limited	Australia

27.	XYZnetworks Pty Limited	Australia

28.	Austar Satellite Ventures Pty Ltd	Australia

29.	Austar Entertainment Pty Limited	Australia

30.	Austar Services Pty Ltd	Australia

31.	The Country Music Channel Pty Limited	Australia

32.	The Weather Channel Australia Pty Ltd	Australia

33.	Austar Satellite Pty Ltd	Australia

34.	Streamotion Pty Ltd (f/k/a Artist Services Cable Management Pty Limited)	Australia

35.	Customer Services Pty Limited	Australia

36.	FOXTEL Cable Television Pty Limited	Australia

37.	Presto Entertainment Pty Limited (f/k/a The Racing Channel Cable-TV Pty Limited)	Australia

38.	Presto TV Pty Limited	Australia

39.	FOXTEL Finance Pty Limited	Australia

40.	FOXTEL Holdings Pty Limited	Australia

	Company Name	Jurisdiction of Organization

41.	FOXTEL Australia Pty Limited	Australia

42.	Century Programming Ventures Corp.	Nevada, United States of America

EXHIBIT 6.06(b)

Form of Opinion of Australian Counsel for the Amendment Parties, the Current Member

Guarantors and the New Guaranteeing Members

[Attached]

21 November 2019

Each holder of Notes under the Amended Note

and Guarantee Agreement (as defined below)

(including their substitutes and assigns)

Dear Addresses

US$500,000,000 and A$100,000,000 Guaranteed Senior Notes

We have been retained to act as Australian lawyers for Foxtel Management Pty Limited (Foxtel) in connection with the amendment of the Note and Guarantee Agreement and the amendment to and the accession of certain entities to the Deed of Guarantee dated 25 July 2012 executed by each entity listed in Annex 1 thereto in favour of each person who is from time to time a holder of one or more of any Notes (as defined therein) (the Deed of Guarantee).

1	Definitions

In this opinion:

(a)

Accession Deed means the Accession Deed dated [*] 2019 executed by Fox Sports Australia Pty Limited, Binni Pty Limited, Fox Sports Venues Pty Limited, Sport by Numbers Pty Limited, Fox Sports Streamco Pty Limited, Foxtel Media Pty Limited and Sky Cable Pty Limited;

(b)	Amended Note and Guarantee Agreement means the Note and Guarantee Agreement as amended by the Amendment Agreement;

(c)

Amendment Agreement means Amendment No. 1 and Guarantee Agreement dated [*] 2019 between, among others, Foxtel, Sky Cable Pty Limited, Foxtel Media Pty Limited and each Current Member Guarantor in respect of the Note and Guarantee Agreement;

(d)	Amendment Deed means the Amendment Deed dated [*] 2019 to the Deed of Guarantee between, among others, each Current Member Guarantor party thereto;

(e)	Amended Guarantee Deed means the Deed of Guarantee as amended by the Amendment Deed;

(f)	ASIC means the Australian Securities and Investments Commission;

(g)	Australian Relevant Company means each entity listed in the schedule to this opinion;

(h)	Corporations Act means the Corporations Act 2001 (Cth);

(i)	Current Member Guarantor means each Australian Relevant Company party to the Amendment Deed and the Foreign Relevant Company;

(j)	Document means:

(i)	the Amendment Agreement;

(ii)	the Amended Note and Guarantee Agreement;

(iii)	the Amendment Deed;

KYWB 507266561v4 205151388    21.11.2019

(iv)	the Amended Guarantee Deed;

(v)	the Accession Deed;

(vi)	the Senior Debt Nomination Letter (as that term is defined in the Subordination Deed Poll) dated 15 November 2019 (the SD Nomination Letter); and

(vii)	the Senior Debt Nomination Letter (as that term is defined in the Working Capital Subordination Deed Poll) dated 15 November 2019 (the WCSD Nomination Letter);

(k)	Establishment Agreement means:

(i)	the Foxtel Partnership Agreement;

(ii)	the Foxtel Television Partnership Agreement; and

(iii)	the Management Agreement dated 14 April 1997 between the Foxtel Television Partnership, Foxtel and Foxtel Cable as amended from time to time;

(l)	Foreign Relevant Company means Century Programming Ventures Corp.;

(m)	law of a Relevant Jurisdiction means the common law, principles of equity and laws constituted by legislation that is available to the public generally, in force in the Relevant Jurisdictions;

(n)	Nomination Letter means the SD Nomination Letter and the WCSD Nomination Letter;

(o)

Note and Guarantee Agreement means the agreement so entitled, dated 25 July 2012 between, among others, Foxtel, Sky Cable Pty Limited (ABN 14 069 799 640), Foxtel Media Pty Limited (ABN 72 069 279 027) (formerly Telstra Media Pty Limited) and Foxtel in its capacity as agent for the Partners as a partnership carrying on the business of the Foxtel Partnership;

(p)	Power of Attorney means:

(i)	the power of attorney of each Australian Relevant Company (other than NXE Australia Pty Limited (ACN 625 190 990)) dated 15 November 2019; and

(ii)	the power of attorney of NXE Australia Pty Limited (ACN 625 190 990) dated 15 November 2019;

(q)	PPSA means the Personal Property Securities Act 2009 (Cth);

(r)	Relevant Company means:

(i)	each Australian Relevant Company; and

(ii)	the Foreign Relevant Company;

(s)	Relevant Jurisdictions mean New South Wales or the federal jurisdiction of the Commonwealth of Australia; and

(t)

Shareholders’ Agreement means the Shareholders’ Agreement dated 3 April 2018 between, among others, News Limited (ACN 007 871 178), Telstra Corporation Limited (ACN 051 775 556) and NXE Australia Pty Limited (ACN 625 190 990),

and other terms defined in the Amended Note and Guarantee Agreement have the same meaning.

2	Documents

We have examined and rely on:

(a)	a pdf copy of each Document;

(b)	a pdf copy of each Australian Relevant Company’s constitution;

KYWB 507266561v4 205151388 21.11.2019	page 2

(c)	a pdf copy of each Australian Relevant Company’s extract of minutes of meeting;

(d)	a pdf copy of the Shareholders’ Agreement;

(e)	a pdf copy of each Establishment Agreement; and

(f)	a pdf copy of each Power of Attorney.

3	Scope

This opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by courts of the Relevant Jurisdictions, at 9am (Sydney time) on the date of this opinion. Other than the opinion in paragraphs 5(k) and 5(o), we express no opinion on the impact of any revenue laws.

This opinion is given on the basis that it will be construed in accordance with the laws of New South Wales. Anyone relying on this opinion agrees that this opinion and all matters (including, without limitation, any liability) arising in any way from it are to be governed by the laws of New South Wales.Anyone relying on this opinion agrees to the following.

Without prejudice to any rights we have and to the maximum extent permitted by law, we are only liable for any loss or damage in the proportion and to the extent it was caused or contributed to by us and we are not liable to the extent it was caused or contributed to by anyone else.

4	Searches

We have relied on:

(a)	an extract of the public records of each Australian Relevant Company produced by ASIC on the date of this opinion; and

(b)	a search of the insolvency notices website maintained by ASIC in respect of each Australian Relevant Company on the date of this opinion.

We have assumed that the extracts produced by ASIC are the same as information provided by each Relevant Company to ASIC. We have not examined any documents that any Relevant Company may have filed with ASIC. The information in the extracts, or produced by the searches, may not be correct, complete or up to date.

We have not conducted any other searches or investigations for the purposes of this opinion.

5	Opinion

Our opinion is as follows, subject to the assumptions in Schedule 1 and the qualifications in Schedule 2.

(a)	Each Australian Relevant Company is incorporated and exists under the laws in force in Australia and is capable of suing and being sued in its corporate name.

(b)	Each Australian Relevant Company has the corporate power to enter into and to perform its obligations under each Document to which it is a party.

(c)

Each Australian Relevant Company which is party to an Establishment Agreement to the extent required has power under that Establishment Agreement to execute and deliver, and perform its obligations under, the Documents to which it is a party.

(d)	NXE Australia Pty Limited has the power under the Shareholders’ Agreement to enter into and perform its obligations under each Document to which it is a party.

(e)

The entry by each Relevant Company into and the performance by each Relevant Company of its obligations under each Document to which it is a party does not and will not breach any law of the Relevant Jurisdictions or, in the case of each Australian Relevant Company, its constitution or any Establishment Agreement, or, in the case of NXE Australia Pty Limited, the Shareholders’ Agreement.

KYWB 507266561v4 205151388 21.11.2019	page 3

(f)

Each Document has been validly executed by each Australian Relevant Company party to it and the Amendment Deed, the Amended Guarantee Deed, the Accession Deed and the Nomination Letters constitute binding obligations of each Relevant Company which is party to it enforceable against it in competent courts of the Relevant Jurisdictions.

(g)

No Relevant Company requires any authorisation from any government agency of the Relevant Jurisdictions to enable it to enter into or to perform its obligations under any Document to which it is a party, or to make its obligations under any Document to which it is a party binding, enforceable and admissible in evidence against it in competent courts of the Relevant Jurisdictions.

(h)

It is not necessary to file, register or record any Document or either Power of Attorney with any government agency of the Relevant Jurisdictions to ensure that a Document is binding, enforceable and admissible in evidence against any Relevant Company party to it in competent courts of the Relevant Jurisdictions.

(i)	Courts of the Relevant Jurisdictions will give effect to:

(i)

the choice of the laws of the State of New York as the governing law of the Amendment Agreement and the Amended Note and Guarantee Agreement, but will apply the Relevant Jurisdiction’s procedural laws and other laws which apply regardless of the choice of law; and

(ii)

the submission by each Australian Relevant Company that is party to the Amendment Agreement to the jurisdiction of the New York State or federal courts sitting in the Borough of Manhattan, the City of New York in the Amendment Agreement.

(j)

The payment obligations of each Australian Relevant Company under the Documents to which it is a party rank at least equally with its other unsecured and unsubordinated payment obligations, other than payment obligations that are mandatorily preferred by law.

(k)	No stamp duty or other documentary tax is payable on any Document or in respect of any transaction effected by any Document, other than any nominal duty.

(l)	No Australian Relevant Company is entitled to claim sovereign or other general immunity from suit or execution for itself or its assets.

(m)

It is not necessary that a holder of Notes should be licensed, qualified or otherwise entitled to carry on business under the laws of the Relevant Jurisdictions in order to enforce its rights under any Document or by reason only of the entry into and performance of any Document.

(n)	A judgment of a superior court of the State of New York against an Australian Relevant Company in relation to the Amendment Agreement or the Amended Note and Guarantee Agreement that is:

(i)	enforceable in that jurisdiction; and

(ii)	a final and conclusive unsatisfied judgment for a fixed or readily calculable amount of money (excluding amounts in respect of taxes, fines or penalties),

will give rise to a cause of action for that amount enforceable in proceedings in the Supreme Court of New South Wales without a re-examination of the merits of the issues determined by the judgment.

KYWB 507266561v4 205151388 21.11.2019	page 4

(o)

All amounts payable by an Australian Relevant Company under the Documents may be paid free and clear of and without deduction for or on account of any Australian tax. Our opinion in the preceding sentence is the better view. The law is not settled insofar as it relates to payments by an Australian guarantor in relation to interest but the Commissioner of Taxation has expressed the view that payments by an Australian resident guarantor in relation to interest which would itself be exempt from interest withholding tax should also be exempt from interest withholding tax.

6	Benefit

We are providing this opinion for your sole benefit in connection with the Documents. It is not to be used or relied on by any other person or for any other purpose without our written consent.

This opinion is confidential. It may not be disclosed to any government agency or other person, quoted in any public document or otherwise referred to without our written consent, except that it may be disclosed (on a no-reliance basis):

(a)

as required by law (including, without limitation, the rules of a recognised stock exchange) or to any regulator having jurisdiction over your affairs (including the National Association of Insurance Commissioners);

(b)	to any person who in the ordinary course has access to your papers and records on the basis that the person makes no further disclosure;

(c)	to any proposed transferee of a Note on the basis that they are obliged to make no further disclosure; or

(d)	as required in connection with any actual or contemplated legal proceedings relating to a Document or this opinion.

Yours faithfully

Allens

Alan Maxton

Partner

Alan.Maxton@allens.com.au

T + 61 2 9230 4126

KYWB 507266561v4 205151388 21.11.2019	page 5

Schedule 1

Assumptions

(a)	All dates, signatures, seals and duty markings are authentic.

(b)	If we have reviewed a copy of a document, it is a correct, complete and up-to-date copy of the original.

(c)	If we have reviewed only a draft of a document, it has been or will be executed in the form of that draft.

(d)	No Document has been amended, released or terminated.

(e)

No person has engaged or will engage in unconscionable, misleading or deceptive conduct (by act or omission) that might make any part of this opinion incorrect. No person has engaged or will engage in any other conduct, and there are no facts or circumstances not evident from the face of the documents listed in section 2 of this opinion, that might make any part of this opinion incorrect

(f)	Each Relevant Company (other than Foxtel and the Partners) enters into each Document to which it is a party in its personal capacity, and not as trustee or agent or in any other capacity.

(g)	Each of the assumptions set out in section 129 of the Corporations Act is correct in relation to each Document, each Power of Attorney and each Relevant Company.

(h)	Each person who executed any Document on behalf of any Relevant Company held the position they purported to hold. No Power of Attorney has been amended or revoked.

(i)	Each Document:

(i)	has been or will be validly authorised and entered into by each party to it other than each Australian Relevant Company, and is binding on each such party under all applicable laws; and

(ii)	is binding on each Relevant Company which is party to it under all applicable laws other than the laws of the Relevant Jurisdictions.

(j)	If a Document is to be performed in a jurisdiction other than New South Wales, its performance will not be illegal under the laws of that jurisdiction.

(k)	Each Relevant Company was solvent when and immediately after it entered each Document to which it is a party.

(l)	Each Australian Relevant Company other than NXE Australia Pty Limited is a wholly owned subsidiary of NXE Australia Pty Limited.

(m)	The Banking Code of Practice of the Australian Banking Association does not apply to a Document.

(n)

The Amendment Agreement constitutes or will on execution constitute binding obligations of each Relevant Company under the laws of the State of New York enforceable in competent courts of that jurisdiction.

(o)	Formalities for execution required by the law of the place of execution (other than a Relevant Jurisdiction) of each Document have been or will be complied with.

(p)	The choice of the laws of the State of New York to govern the Amendment Agreement, and the submission to courts of that jurisdiction, are in good faith and are not contrary to public policy.

(q)	Each person who signs a Document which is a deed signed a full counterpart of the Document.

(r)	The execution and performance of each Document is in the best interests, and for the commercial benefit, of each Relevant Company which is a party to that Document.

KYWB 507266561v4 205151388 21.11.2019	page 6

(s)	The Notes were offered for issue in a manner which satisfied the public offer test in section 128F of the Income Tax Assessment Act 1936 (Cth).

We have not taken any step to investigate whether the assumptions in this opinion are correct, except as expressly stated in this opinion. However, without making any enquiries beyond the steps stated in this opinion, the people primarily responsible for the preparation of this opinion (being Alan Maxton, Katharine Ward and Carolyn Loh) are not actually aware that any of the assumptions is incorrect.

KYWB 507266561v4 205151388 21.11.2019	page 7

Schedule 2

Qualifications

(a)

A statement that an obligation is ‘binding’ or ‘enforceable’ means that the obligation is of a type and form that courts of the Relevant Jurisdictions will generally enforce. It does not mean that the obligation and the rights of a creditor with respect to it can be enforced, or that the obligation is binding, in all circumstances. For example:

(i)	equitable remedies, such as injunction and specific performance, are discretionary;

(ii)

an obligation and the rights of a creditor with respect to it may be affected by laws relating to insolvency (including, without limitation, administration and ipso facto stay provisions) or other laws that affect creditors’ rights generally; and

(iii)

an obligation and the rights of a creditor with respect to it may be affected by general law doctrines or statutory relief in relation to matters such as fraud, misrepresentation, mistake, duress, unconscionable conduct, unfair contracts legislation, frustration, estoppel, waiver, lapse of time, penalties, courts retaining their ability to adjudicate, public policy or illegality.

(b)	A court might decline to exercise jurisdiction (for example, if it considers that it is not the most appropriate forum, or if the subject matter is concurrently before another court).

(c)

The laws of the Relevant Jurisdictions may require that parties act reasonably or in good faith in their dealings with each other, including, without limitation, in exercising rights, powers or discretions or forming opinions.

(d)

As each Relevant Company’s obligations under the Documents are intended to be unsecured, we express no opinion as to whether any security interest that may be granted under any Document is attached, enforceable against third parties or perfected, in each case for the purposes of the PPSA.

(e)	We express no opinion on any provision of a document that requires a person to do or not do something that is not clearly identified in the provision, or to comply with another document.

(f)	Laws in connection with sanctions, terrorism or money laundering may restrict or prohibit payments, transactions and dealings in certain cases.

(g)

Proceedings in a Relevant Jurisdiction to enforce a judgment will not be successful if the rules governing proceedings in the Relevant Jurisdiction have not been satisfied, or there are grounds to deny enforcement, such as:

(i)	the party in whose favour the judgment is given and the applicant in the proceedings are not the same;

(ii)	the court giving the judgment lacked jurisdiction to give the judgment;

(iii)	the judgment was obtained by fraud or duress or in a manner contrary to natural justice or public policy; or

(iv)	the matter determined by the judgment was the subject of an earlier final and conclusive judgment by another court having jurisdiction.

(h)

We express no opinion as to whether a court in the Relevant Jurisdictions will give a judgment for a monetary obligation expressed in a foreign currency in that currency, or as to the rate of exchange at which such monetary obligation would be converted to Australian dollars for the purposes of enforcement.

(i)

The Commissioner of Taxation of Australia will not give any direction under s255 of the Income Tax Assessment Act 1936 (Cth) or s260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) or any similar provision requiring the Relevant Company to deduct from any payment to any other party to a Document (including any holder of a Note) any amount in respect of tax payable by that other party.

KYWB 507266561v4 205151388 21.11.2019	page 8

Schedule 3

Relevant Companies

	Relevant Company	ABN/ACN/ARBN
1.	Artson System Pty Ltd	054 001 759
2.	Austar Entertainment Pty Limited	068 104 530
3.	Austar Satellite Pty Ltd	080 269 030
4.	Austar Satellite Ventures Pty Ltd	082 617 829
5.	Austar Services Pty Ltd	068 521 880
6.	Austar United Broadband Pty Ltd	089 048 439
7.	Austar United Communications Pty Limited	087 695 707
8.	Austar United Holdco1 Pty Ltd	093 217 513
9.	Austar United Holdings Pty Limited	146 562 263
10.	Austar United Mobility Pty Ltd	093 217 522
11.	Century United Programming Ventures Pty Limited	069 957 759
12.	Chippawa Pty. Ltd.	068 943 635
13.	Continental Century Pay TV Pty Limited	059 914 840
14.	CTV Pty. Ltd.	064 416 128
15.	Customer Services Pty Limited	76 069 272 117
16.	Dovevale Pty. Ltd.	068 943 591
17.	eisa Finance Pty Limited	086 005 585
18.	Foxtel Australia Pty Limited	151 691 753
19.	Foxtel Cable Television Pty Limited	45 069 008 797
20.	Foxtel Finance Pty Limited	151 691 897
21.	Foxtel Holdings Pty Limited	151 690 327
22.	Foxtel Management Pty Limited in its own capacity and as agent of the Foxtel Partnership and as agent for the Foxtel Television Partnership, as relevant	65 068 671 938
23.	Foxtel Media Pty Limited	72 069 279 027
24.	Ilona Investments Pty. Ltd.	068 943 626
25.	Jacolyn Pty. Ltd.	064 744 869
26.	Kidillia Pty. Ltd.	068 943 608
27.	LGI Bidco Pty Limited	151 767 449
28.	LGI Investments 1 Pty Limited	151 765 007
29.	LGI Investments 2 Pty Limited	151 767 421

KYWB 507266561v4 205151388 21.11.2019	page 9

30.	Minorite Pty. Ltd.	068 943 484
31.	Presto Entertainment Pty Limited	91 069 619 307
32.	Presto TV Pty Limited	56 602 519 700
33.	Saturn (NZ) Holding Company Pty Ltd	088 052 000
34.	Selectra Pty. Ltd.	065 367 526
35.	Sky Cable Pty Limited	14 069 799 640
36.	Streamotion Pty Ltd	97 072 725 289
37.	STV Pty. Ltd.	065 312 450
38.	The Country Music Channel Pty Limited	075 911 554
39.	The Weather Channel Australia Pty Ltd	084 205 587
40.	UAP Australia Programming Pty Ltd	083 851 807
41.	Vinatech Pty. Ltd.	065 366 314
42.	Windytide Pty. Ltd.	068 943 546
43.	Wollongong Microwave Pty Ltd	065 146 321
44.	XYZnetworks Pty Limited	066 812 119
45.	NXE Australia Pty Limited	625 190 990
46.	Fox Sports Australia Pty Limited	065 445 418
47.	Binni Pty Limited	004 092 648
48.	Fox Sports Venues Pty Limited	110 803 944
49.	Sport by Numbers Pty Limited	065 420 046
50.	Fox Sports Streamco Pty Limited	616 999 243

KYWB 507266561v4 205151388 21.11.2019	page 10

EXHIBIT 6.06(c)

Form of Opinion of Nevada legal counsel for certain New Guaranteeing Members

[Attached]

300 E. Second Street, Suite 1510 Reno, Nevada 89501 PH (775) 788-2200 fennemorecraig.com

November 22, 2019

To each holder of Notes (the “Noteholders”)

under the Amended Note and Guarantee Agreement

(as defined below) and their permitted

transferees and assigns.

Re:	Century Programming Ventures Corp. - 2019 Amended USPP Guaranty Opinion
Our File No. 031692.0002

Ladies and Gentlemen:

We have acted as special counsel in the State of Nevada (“Nevada”) to Century Programming Ventures Corp., a Nevada corporation (the “Company”), in connection with its execution and delivery of the Amendment No. 1 and Guarantee Agreement (as below defined).

Capitalized terms used and not defined otherwise herein shall have the meanings ascribed to such terms in the Amendment No. 1 and Guarantee Agreement (as below defined) and the Amended Note and Guarantee Agreement (as below defined).

You have requested our opinion as to the issues more specifically described herein. In that connection, we have examined an original, or copy certified or otherwise identified to our satisfaction, of the following documents:

(i)        Copy of a certain Amendment No. 1 and Guarantee Agreement, dated as of or about even date herewith, and entered into by, among others, Foxtel Management Pty Limited (“Foxtel”), Sky Cable Pty Limited (“Sky Cable”), Foxtel Media Pty Limited (f/k/a Telstra Media Pty Limited), (“Foxtel Media and, together with Sky Cable, collectively the “Partners”), and Foxtel in its own capacity and in its capacity as agent for the Partners as a partnership carrying on the business of the Foxtel Partnership and as agent for the Foxtel Television Partnership (in all such capacities, the “Guarantor” and the Guarantor, together with Foxtel, the “Obligor”), NXE Australia Pty Limited (the “Parent Guarantor”), the Company and each Noteholder party thereto (the “Amendment No. 1 and Guarantee Agreement”), in respect of the Note and Guarantee Agreement, dated as of July 25, 2012, and entered into among the Obligor, the Partners and the purchasers signatory thereto (the “Note Agreement” and the Note Agreement as amended by the Amendment No. 1 and Guarantee Agreement, the “Amended Note and Guarantee Agreement”);

(ii)         Copy of a certain Amendment Deed, dated as of or about even date herewith, and entered into by, the Company and each other Member Guarantor party thereto (the “Amendment Deed”), to a certain Deed of Guarantee, dated as of July 25, 2012, and entered into among the Company and the other Member Guarantors signatory thereto (the “Member Guarantee” and the Member Guarantee as amended by the Amendment Deed, the “Amended Member Guarantee”);

Re:  Century Programming Ventures Corp.

November 22, 2019

(iii)        Articles of Incorporation of the Company filed with the Secretary of State of Nevada on January 26, 1995, under Document Number C1233-1995-001;

(iv)        Articles and Plan of Merger of Century Programming Ventures Holding Corp. and Century Communications Corporation filed with the Secretary of State of Nevada on August 30, 2001, as Document Number C1233-1995-005;

(v)        Certificate of Correction Regarding Merger of Century Programming Ventures Corp. filed with the Secretary of State of Nevada on December 28, 2001, under filing number C1233-95.

(vi)        Unexecuted and undated Bylaws of the Company;

(vii)        Director’s Certificate, Century Programming Ventures Corp., dated November 22, 2019, and executed by Patrick Delany, the sole director of the Company (the “Company Director’s Certificate”);

(viii)        Copy of Action by Unanimous Written Consent of the Sole Director of Century Programming Ventures Corp., dated November 21, 2019, and executed by Patrick Delany as the sole director of the Company;

(ix)        Certificate of Existence covering the Company and issued by the Secretary of State of Nevada on November 13, 2019 (the “Company Good Standing Certificate”).

The documents listed in items (iii) through (viii) above are the “Company Constituent Documents.”

As to various questions of fact material to our opinion, we have relied upon the Company Director’s Certificate. In so relying on the Company Director’s Certificate, we have assumed that all documents attached thereto are fully complete and correct, have not been amended, rescinded or modified except as disclosed fully and completely by the Company Director’s Certificate, and remain in full force and effect in accordance with their respective terms.

In In relying upon the Company Director’s Certificate and in basing or qualifying certain of the opinions set forth herein on or to “knowledge,” “our knowledge,” or other words and phrases of similar import, the words “knowledge,” “our knowledge” and other words and phrases of similar import signify that, in the course of our representation of the Company, no facts have come to our attention that would give us current actual knowledge that any such opinions or other matters are not accurate. We have undertaken no investigation or verification of such matters. Further, the words to “our knowledge” and other words or phrases of similar import as used in this opinion are intended to be limited to the actual current knowledge of William C. Davis, Jr., the only attorney within our firm who has been directly involved in representing the Company with respect to the subject matter of this letter.

Re:  Century Programming Ventures Corp.

November 22, 2019

In rendering our opinions set forth in this letter, we have assumed the following: (i) the genuineness of all signatures, including, without limitation, the signature to the Amendment No. 1 and Guarantee Agreement, (ii) the legal capacity and competence of all natural persons, (iii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the authenticity of the originals of such latter documents, (iv) each of the Finance Documents is the legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its respective terms; provided, however, that the assumption set forth in this clause (iv) is not made in limitation of the express opinions rendered by us in opinion paragraphs (2) through (5) below, (v) that there are no other documents or agreements, oral or written, and no usage of trade or course of dealing among the parties to the Amendment No. 1 and Guarantee Agreement, or between any two or more of them, that would have an effect on the opinions rendered herein, (vi) that the Company does not engage in gaming business, liquor business, insurance business, or cemetery business and (vii) that the Company is not a financial institution or public utility; and in respect of each of these assumptions, we have no knowledge of any fact which is inconsistent with such assumption. rendering our opinions set forth in this letter, we have assumed the genuineness of all signatures, the legal capacity and competence of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the authenticity of the originals of such latter documents.

Without limitation to any assumption or other qualification contained herein, we express no opinion as to:

(a)        The enforceability of the Amendment No. 1 and Guarantee Agreement.

(b)        The status of title to any real or personal property.

(c)        The reasonableness of any late charge or liquidated damages.

(d)        Any permits or approvals that may be required for the operation of the business of the Company.

(e)        Limitations imposed by or resulting from the exercise by any court of its discretion, or by a court based upon reason of generally applicable public policy principles or considerations.

Re:  Century Programming Ventures Corp.

November 22, 2019

(f)        The following laws, rules and regulations: (a) securities laws, rules and regulations; (b) Federal Reserve Board margin regulations; (c) laws, rules and regulations regulating banks and other financial institutions, insurance companies and investment companies; (d) pension and employee benefit laws, rules and regulations, such as the Employee Retirement Income Security Act (ERISA); (e) labor laws, rules and regulations, including laws on occupational safety and health (OSHA); (f) antitrust and unfair competition laws, rules and regulations; (g) laws, rules and regulations concerning compliance with fiduciary requirements; (h) laws, rules and regulations concerning the creation, attachment, perfection or priority of any security interest, except to the extent expressly set forth in this opinion letter; (i) laws, rules and regulations relating to taxation; (j) bankruptcy, fraudulent conveyance, fraudulent transfer and other insolvency laws; (k) environmental laws, rules and regulations; (l) laws, rules and regulations relating to patents, copyrights, trademarks, trade secrets and other intellectual property; (m) local laws, administrative decisions, ordinances, rules or regulations, including any zoning, planning, building, occupancy or other similar approval or permit or any other ordinance or regulation of any county, municipality, township or other political subdivision of Nevada; (n) criminal and state forfeiture laws and any racketeering laws, rules and regulations; (o) other statutes of general application to the extent that they provide for criminal prosecution; (p) laws relating to terrorism or money laundering; (q) laws, regulations and policies concerning national and local emergency and possible judicial deference to acts of sovereign states; (r) laws, rules and regulations regarding usury; (s) all federal laws, rules and regulations, (t) filing or consent requirements under any of the foregoing excluded laws; and (u) judicial and administrative decisions to the extent they deal with any of the foregoing excluded laws.

(g)        The ability of the Company to perform the obligations of or to comply with the requirements imposed on them in the Amendment No. 1 and Guarantee Agreement.

On the basis of the foregoing and in reliance thereon, and subject to the limitations and qualifications set forth in this letter, we are of the following opinions:

(1)        Based solely upon the Company Good Standing Certificate, the Company is a corporation which has been duly incorporated and is validly existing and in good standing under the laws of Nevada.

(2)        The Company (a) has the requisite corporate power (i) to execute, deliver and perform the Amendment No. 1 and Guarantee Agreement and the Amendment Deed and (ii) to perform the Amended Note and Guarantee Agreement and the Amended Member Guarantee and (b) has taken all requisite corporate action to authorize, and has authorized (ii) the execution, delivery and performance of the Amendment No. 1 and Guarantee Agreement and the Amendment Deed and (ii) the performance of the Amended Note and Guarantee Agreement and the Amended Member Guarantee. .

(3)        The Amendment No. 1 and Guarantee Agreement and the Amendment Deed are each in proper form for valid execution by the Company; and upon the execution thereof, in fact, by the persons authorized to do so, are validly executed by the Company pursuant to Nevada law. Upon such execution, the Amendment No. 1 and Guarantee Agreement and the Amendment Deed are duly delivered upon a manifestation of the intent by the Company that it be, and is, so delivered to or for the benefit of the Noteholders.

Re:  Century Programming Ventures Corp.

November 22, 2019

(4)        Neither the execution, delivery nor performance in the ordinary course by the Company of the Amendment No. 1 and Guarantee Agreement and the Amendment Deed, nor the performance of the Amended Note and Guarantee Agreement and the Amended Member Guarantee: (a) will violate any provision of any statute, rule or regulation of any court or governmental authority of Nevada to which the Company is subject or (b) will contravene or result in any breach of the Company Constituent Documents.

(5)        No consent, approval or authorization of, or registration, filing or declaration with (except as have been obtained or made prior to the date hereof) any Nevada governmental authority by the Company is required in connection with (i) the execution, delivery or performance by the Company of the Amendment No. 1 and Guarantee Agreement and the Amendment Deed or (ii) the performance by the Company of the Amended Note and Guarantee Agreement and the Amended Member Guarantee. For the purposes of this Opinion (5), we have assumed that the Company has not entered into any agreement with any such authority requiring such consent or approval; and we have no knowledge of any fact which is inconsistent with such assumption.

Our opinions herein are limited to the internal laws of Nevada in effect on the date hereof. We express no opinions whatsoever with respect to the laws of any other jurisdiction and assume no responsibility for the applicability or effect of any such laws on the opinions rendered herein.

We disclaim any obligation to notify you, or the Company, or any other person or entity after the date of this letter if any change in fact or law should or would modify our opinions regarding any matter delineated in this letter.

This letter is issued in Nevada, and by issuing this letter, the law firm of Fennemore Craig shall not be deemed to be transacting business in any other state or jurisdiction. Furthermore, by issuing this letter to you the law firm of Fennemore Craig does not consent to the jurisdiction of any state or other jurisdiction other than Nevada; and any claim or cause of action arising out of the opinions expressed herein must be brought in Nevada.

In rendering this letter and the opinions set forth herein, we are serving as legal counsel solely for the Company; and we have no attorney/client relationship with you. This letter is solely for your use and benefit in connection with the transactions contemplated under the Amendment No. 1 and Guarantee Agreement and may not be used for any other purpose, or furnished to or relied upon by any other person or entity other than permitted transferees of the Notes, without our prior written consent. However, for solely informational purposes, as

Re:  Century Programming Ventures Corp.

November 22, 2019

opposed to reliance, you may disclose or furnish a copy of this letter to prospective transferees of the Notes, to persons who, in the ordinary course of a Noteholder’s business or that of any other party who is expressly authorized to rely on this opinion, have legitimate access to the Noteholder’s or other party’s papers and records in connection with the Amendment No. 1 and Guarantee Agreement and the transactions contemplated thereunder (but only on the basis that such persons/parties similarly will make no further disclosure), to the National Association of Insurance Commissioners, and to regulatory agencies and other governmental entities for use in their regulatory capacity and as may otherwise be required pursuant to applicable law, regulation, legal rule, subpoena or order, or compulsion thereunder. This letter only speaks as of the date hereof.

Very truly yours,

FENNEMORE CRAIG, P.C.